SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Commission File Number: 333-125539

                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                  NEVADA
                  ------                               75-3129702
    (State or other jurisdiction of        (IRS Employer Identification No.)
     incorporation or organization)
                                                               1311
                                                               ----
                                                  (Primary Standard Industrial
                                                       Classification Code)
             675 BERING DRIVE, SUITE 200
                    HOUSTON, TEXAS                             77057
                    --------------                             -----
        (Address of principal executive offices)            (Zip Code)

               4801 WOODWAY, SUITE 300E
                    HOUSTON, TEXAS                             77056
                    --------------                             -----
   (Former address of principal executive offices)       (Former Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

                                 RICHARD D. DOLE
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         PETROSEARCH ENERGY CORPORATION
                           675 BERING DRIVE, SUITE 200
                              HOUSTON, TEXAS  77057

                                   Copies to:

                             ROBERT D. AXELROD, ESQ.
                        AXELROD, SMITH & KIRSHBAUM, P.C.
                         5300 MEMORIAL DRIVE, SUITE 700
                              HOUSTON, TEXAS  77007
                                 (713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

                                   CALCULATION OF REGISTRATION FEE
                                   -------------------------------

-----------------------------------------------------------------------------------------------------
                                                        PROPOSED         PROPOSED
                                                         MAXIMUM          MAXIMUM         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
          TO BE REGISTERED           REGISTERED (1)     PER UNIT      OFFERING PRICE       FEE (2)
-----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value (3)         9,692,309  $          1.30  $    12,600,000  $    1,483.02
-----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value (3)         1,208,793  $          2.44  $     2,949,455  $      347.15
-----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value (3)            15,385  $          4.88  $        75,078  $        8.84
-----------------------------------  --------------  ---------------  ---------------  --------------
Common Stock, $.001 par value/            8,473,892  $          3.56  $    30,167,055  $    3,550.66
Underlying Warrants (4)
-----------------------------------  --------------  ---------------  ---------------  --------------

-----------------------------------  --------------  ---------------  ---------------  --------------
TOTAL                                    19,390,379         N/A       $    45,791,588  $ 5,389.67 (5)
-----------------------------------------------------------------------------------------------------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which may become issuable under by reason of any stock dividend, stock split, or any other similar transaction effected without the consideration which results in an increase in the number of registrant's outstanding shares of common stock.
(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended.
(3)  Shares  of  Common  Stock  issued  to  selling  stockholders.
(4) Represents shares issuable upon the exercise of warrants with an average weighted exercise price of $3.56 per share.
(5)  $5,389.67  was  previously  paid.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS
                    SUBJECT TO COMPLETION, DATED MAY 24, 2006

                         PETROSEARCH ENERGY CORPORATION
                        16,108,524 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 7,966,710 shares of our common stock, $0.001 par value currently held by certain selling stockholders and 8,141,814 shares of common stock underlying the warrants currently held by certain selling stockholders. For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive proceeds upon the exercise of the warrants held by certain selling stockholders for which we are registering the underlying shares in the event that such warrants are exercised and paid for. We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated inter-dealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our Common Stock currently trades in the over-the-counter market and is quoted on the Over the Counter Bulletin Board under the symbol "PTSG.OB." On May 9, 2006, the last reported sales price of our Common Stock was $1.38 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS. PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE DATE OF THIS PROSPECTUS IS _________________, 2006.

                         PETROSEARCH ENERGY CORPORATION
                           675 BERING DRIVE, SUITE 200
                              HOUSTON, TEXAS  77057
                                 (713) 961-9337

                                TABLE OF CONTENTS
                                -----------------

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . .    1
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . .    2
CAUTIONARY STATEMENT CONCERNING
       FORWARD LOOKING STATEMENTS. . . . . . . . . . . . . .   13
THE BUSINESS . . . . . . . . . . . . . . . . . . . . . . . .   14
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . .   25
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
       CONDITION AND RESULTS OF OPERATION. . . . . . . . . .   26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . .   38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
       ON ACCOUNTING AND FINANCIAL DISCLOSURE. . . . . . . .   39
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . .   39
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS   40
SECURITY OWNERSHIP OF CERTAIN
       BENEFICAL OWNERS AND MANAGEMENT . . . . . . . . . . .   47
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS . . . .   48
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . .   49
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . .   55
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . .   57
INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . .   59
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . .   60
RESERVE ENGINEERS. . . . . . . . . . . . . . . . . . . . . .   60
COMMISSION POSITION OF INDEMNIFICATION FOR
       SECURITIES ACT LIABILITIES. . . . . . . . . . . . . .   60
WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . .   61
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . .  F-1

                               PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled "Where you can find more information" on page 61 in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the "Company," "we," "us," and "our" refer and relate to Petrosearch Energy Corporation and its consolidated subsidiaries.

THE  COMPANY

Petrosearch Energy Corporation, a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company. We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003. All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas. We have established production in North Dakota, Texas and Oklahoma, and are currently engaged in exploration and development activities, including direct operator activities, through its subsidiary, Petrosearch Operating Company, LLC, in North Dakota, Texas, Oklahoma, Mississippi, and Louisiana. We continue to implement our business plan which is to find high quality prospects and projects and provide the capital, along with the technical, operational and administrative support and management oversight, needed to develop the projects. (see "Business Plan" and "Business Model" sections herein).

THE  OFFERING

Outstanding     31,099,570 shares (as of May 9, 2006).
Common Stock

Common Stock    Up to 7,966,710 shares of common stock held by certain selling stockholders and
Offered         8,141,814 shares of common stock issuable upon the exercise of warrants, which warrants have an exercise price range of $0.98 to $9.75 per share (with a weighted average price of $3.40).

Offering Price  Determined at the time of sale by the selling stockholders.

Proceeds        We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. We will, however, receive proceeds of approximately $30,155,506 upon the exercise of and payment for the warrants held by certain selling stockholders for which we have registered the underlying shares, if all such warrants are exercised. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

Risk Factors    The securities offered hereby involve a high degree of risk. See "Risk Factors" herein.

                                  RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below before deciding to purchase shares of our Common Stock. If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed. The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

                  RISKS RELATED TO THE COMPANY AND THE OFFERING

OUR LIMITED HISTORY MAKES AN EVALUATION OF US AND OUR FUTURE EXTREMELY DIFFICULT, AND PROFITS ARE NOT ASSURED.

We have a limited operating history, having begun commercial drilling operations in August 2003. There can be no assurance that we will be profitable in the future or that the shareholders' investments in us will be returned to them in full, or at all, over time. In view of our limited history in the oil and gas exploration business, an investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. There can be no assurance that we will be successful in undertaking any or all of the activities required for successful commercial drilling operations. Our failure to undertake successfully such activities could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploration and production activities will produce oil and gas in commercially viable quantities, if any at all. There can be no assurance that sales of our oil and gas production will ever generate significant revenues, that we will ever generate additional positive cash flow from our operations or that we will be able to achieve or sustain profitability in any future period.

IT IS POSSIBLE THAT OUR INTEREST IN THE BARNETT SHALE PROJECT COULD BE DECREASED OR ENTIRELY PRECLUDED.

We have entered various agreements with Harding Company to participate in the Barnett Shale project in five counties in North Texas. As discussed herein, we subsequently learned that Harding had not obtained from ExxonMobil a consent to transfer and waiver of ExxonMobil's preferential purchase right. On May 9, 2006, we entered a Heads of Agreement with Exxon Mobil Corporation, Harding Company, Eagle Oil & Gas Co., PS Gas Partners, LLC, and Gas Partners, L.P. (the "ExxonMobil/Harding Agreement"). The ExxonMobil/Harding Agreement addresses the economic terms of the proposed project, provides the alternative structure under which the new integrated venture in the Barnett Shale Project will operate, and provides the structure within which the parties will negotiate definitive agreements. Formation of the new integrated venture is conditioned upon execution of definitive agreements. The ExxonMobil/Harding Agreement also extends for 60 days Exxon Mobil Corporation's preferential purchase rights and preserves all Petrosearch's legal rights under the Amended and Restated Program Agreement. In the event that the parties cannot formulate the Definitive project agreements before July 8, 2006, Exxon Mobil Corporation could exercise its preferential purchase right which, if exercised, would prevent our participation in the project. In the event of such a loss of this opportunity to participate in the project, our legal rights are not prejudiced by the Heads of Agreement and we would then expect to pursue all potential remedies available to us relating to the factual circumstances surrounding these agreements.

WE HAVE EXPERIENCED RECENT SUBSTANTIAL OPERATING LOSSES AND MAY INCUR ADDITIONAL OPERATING LOSSES IN THE FUTURE.

During the twelve month period ended December 31, 2005 and the three-month period ended March 31, 2006, we incurred net losses of $2,901,031 and $844,630, respectively. In the event we are unable to increase our gross margins, reduce our costs and/or generate sufficient additional revenues to offset our increased costs, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE REGISTRATION OF A SIGNIFICANT NUMBER OF SHARES AND THE REMOVAL OF THE LEGEND ON OUTSTANDING SHARES OF COMMON STOCK.

The registration of up to 16,108,524 shares pursuant to this registration statement will increase the number of common shares which could be sold in the public market. Additionally, as of May 2006, approximately 2,066,069 shares of our common stock were eligible to be sold pursuant Rule 144 of the Securities Act of 1933, as amended. In the event that a substantial number of these shares are offered for sale in the market by several holders, the market price of our common stock could be adversely affected. The availability of public trading for such a large number of shares may have an adverse effect on the trading prices of our common stock. Further, we are not engaging an underwriter to assist in a distribution of shares on behalf of the selling stockholders. No prediction can be made as to the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have an adverse effect on prevailing market prices for the common stock.

THE TRADING PRICE OF OUR COMMON STOCK ENTAILS ADDITIONAL REGULATORY REQUIREMENTS, WHICH MAY NEGATIVELY AFFECT SUCH TRADING PRICE.

The trading price of our common stock is below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

IN THE FUTURE, WE WILL INCUR SIGNIFICANT INCREASED COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Due to the effectiveness of our registration statement on September 8, 2005, we have begun to incur significant legal, accounting and other expenses as a fully-reporting public company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, has imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2007, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK AND THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

As of May 9, 2006, our Directors and executive officers and their respective affiliates collectively and beneficially owned approximately 14% of our outstanding common stock, including all warrants exercisable within 60 days. This concentration of voting control gives our Directors and executive officers and their respective affiliates substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

CUMULATIVE  VOTING  IS  NOT  AVAILABLE  TO  STOCKHOLDERS.

Cumulative voting in the election of Directors is expressly denied in our Articles of Incorporation. Accordingly, the holder or holders of a majority of the outstanding shares of our common stock may elect all of our Directors. Management's large percentage ownership of our outstanding common stock helps enable them to maintain their positions as such and thus control of our business and affairs.

WE  ARE  DEPENDENT  ON  KEY  PERSONNEL.

We depend to a large extent on the services of certain key management personnel, including our executive officers and other key consultants, the loss of any of which could have a material adverse effect on our operations. Specifically, we rely on Mr. Richard Dole, Chairman, President and CEO, to maintain the strategic direction of the Company. We also rely on Mr. Wayne Beninger, Chief Operating Officer, to oversee the technical evaluation of projects as well as operations of the Company. Although Messrs. Dole and Beninger currently serve under employment agreements, there is no assurance that they will continue to be employed by us. We do not maintain, nor do we plan to maintain, key-man life insurance with respect to any of our officers or Directors.

WE  ARE  SUBJECT  TO  POTENTIAL  LIABILITY  FROM  OPERATIONS.

We are subject to potential liability from our operations, such as injuries to employees or third parties, which are inherent in the management of oil and gas programs. While we intend to obtain and maintain appropriate insurance coverage for these risks, there can be no assurance that our operations will not expose us to liabilities exceeding such insurance coverage or to liabilities not covered by insurance.

OUR APPROACH TO TITLE ASSURANCE COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS.

We intend to purchase working and revenue interests in oil and gas leasehold interests from third parties or directly from the mineral fee owners as the inventory upon which we will perform our exploration activities. The existence of a material title deficiency can render a lease worthless and can result in a large expense to us. Title insurance covering the mineral leaseholds is not generally available and in all instances, we forego the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease until the drilling block is assembled and ready to be drilled. We rely upon the judgment of oil and gas lease brokers or experienced landmen who perform the field work in examining records in the appropriate governmental office before attempting to acquire or place under lease a specific mineral interest. This is customary practice in the oil and gas industry. Our operating agreements require us to obtain a preliminary title review of the spacing unit within which the proposed oil and gas well is to be drilled prior to drilling in order to ensure there are no obvious deficiencies in title to the well. As a result of such examinations, certain curative work may have to be performed to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered. Occasionally, the examination made by the title lawyers reveals that the oil and gas lease or leases are worthless, having been purchased in error from a person who is not the owner of the mineral interest desired. In such instances, the amount paid for such oil and gas lease or leases is generally lost. In general, the loss of a lease does not create a material adverse effect, but if the defective lease covers acreage which is critical to the success of a particular project, the loss could have a material adverse effect by making the target area potentially undrillable. Our customary practice is to obtain a drill site title opinion prior to drilling a well.

WE  MAY  EXPERIENCE  POTENTIAL  FLUCTUATIONS  IN  RESULTS  OF  OPERATIONS.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d) the ability to obtain new prospects in a timely and effective manner; and (e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

WE RELY UPON AN EXISTING CREDIT FACILITY.

Our sole exiting credit facility has been provided by Fortuna Energy, L.P., a private entity. Since a private entity is not governed by typical banking regulations, the negotiated terms of the Fortuna Credit Facility are unique and could, in given circumstances, be less favorable to us than traditional financing. In September 2005, we amended and restated our revolving credit agreement to $10 million which allowed Fortuna Energy, L.P. to participate in the ownership and development of an eight prospect package in our inventory.
The  significant  provisions  of  the  Credit  Facility  are  as  follows:

     The Credit Facility matures on the 30-month anniversary of the initial advance (which occurred on September 29, 2005) and may be prepaid at any time. Repayment of each tranche borrowed shall be interest only for six months and shall then amortize on a 30 month basis with all then outstanding tranches due and payable April 1, 2008. The last date for advances shall be October 15, 2007.

     The proceeds may be utilized for past, present or future acquisitions of oil and gas leases, including associated costs of technical review and analysis, drilling, reworking, production, transportation, marketing and plugging. The proceeds may also be used to fund all lender charges and fees, including legal fees of Fortuna's counsel.

     Subject to the draw limitations and funds availability provisions described below, we are required to utilize the funds from the Credit Facility to fund lease acquisitions by our Beacon Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C. subsidiaries before resorting to funds which may be available internally or from third parties (other than drilling co-venturers).

     The collateral for the Credit Facility includes a first and prior lien on the oil and gas leases acquired with Fortuna's funds, as well as the equipment on any well drilled with Fortuna's funds. The collateral also includes all existing and future lease interests in the eight project package listed above and the State of Oklahoma, and all existing lease interests in North Dakota (regardless of whether Fortuna's funds are utilized in North Dakota) as well as our membership in Beacon Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C.

     Under the Credit Facility, Fortuna will receive a 2% overriding royalty interest of Petroseach's proportionate net revenue interest in the leases acquired or drilled using Fortuna's funds, as well as a like overriding royalty in current leases held in Beacon Petrosearch, L.L.C. and certain leases held in Anadarko Petrosearch, L.L.C. in Oklahoma. Under the terms of the Credit Facility, principal is to be repaid in 24 monthly installments equal to 1/30th of the principal commencing six months after the initial advance, with the balance being paid at the maturity of the facility. Interest shall be repaid under the Credit Facility at Wall Street Journal prime +3% per annum payable monthly in arrears.

As of May, 9, 2006, the principal balance outstanding pursuant to the Credit Facility was $5,207,500.

It is Management's intent to utilize the Credit Facility to acquire new leases and develop existing leases with these funds, securing the debt with the collateral required under the terms of the Credit Facility.

WE  PARTICIPATE  IN  OIL  AND  GAS  LEASES  WITH  THIRD  PARTIES.

We may own less than 100% of the working interest in certain leases acquired by us, and other parties will own the remaining portion of the working interest. Financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person. We could be held liable for the joint activity obligations of the other working interest owners such as nonpayment of costs and liabilities arising from the actions of the working interest owners. In the event other working interest owners do not pay their share of such costs, we would likely have to pay those costs. In such situations, if we were unable to pay those costs, we could become insolvent.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.

We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

WE DERIVE OUR REVENUES FROM A LIMITED NUMBER OF CUSTOMERS.

During the fiscal year ending December 31, 2005, we derived all of our revenues from a limited number of customers (purchasers of oil and gas). Our revenues from these customers were comprised of the following percentages: Eighty Eight Oil, LLC- 51.8%; Gulfmark Energy, Inc.- 32.5%; Bear Paw Energy, LLC - 4.1%; Plains Marketing - 10.1%; and others 1.5%. The loss of any particular customer could have a material adverse impact on our financial condition if we are not able to find another purchaser of comparable quantities of oil and gas. However, we believe there is a sufficient market to support our revenues in the event we were to lose all current customers given the commodity nature of our product.

EXPANSION  OF OUR EXPLORATION PROGRAM WILL REQUIRE CAPITAL FROM OUTSIDE SOURCES.

We do not currently have the financial resources to explore and drill all of our currently identified prospects. Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate. This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

Additional capital could be obtained from a combination of funding sources, many of which could have a material adverse effect on our business, results of operations and financial condition. These potential funding sources, and the potential adverse effects attributable thereto, include:

     - cash flow from operating activities, which is sensitive to prices we receive for oil and natural gas and the success of current and future operations;

     - borrowings from financial institutions, which may subject us to certain restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

     - debt offerings, which would increase our leverage and add to our need for cash to service such debt (which could result in additional assets being pledged as collateral and which could increase our debt service requirements);

     - additional offerings of equity securities, which would cause dilution of our common stock;

     - sales of prospects generated by the exploration program, which would reduce futurerevenues from that program;

     - additional sales of interests in our projects, which could reduce future revenues; and

     - arrangement of a business development loan from, or prepayment of terminal use fees by, prospective sellers or purchasers of oil and gas.

Our ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Accordingly, capital may not become available to us from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to us. Failure to obtain additional financing on acceptable terms may have a material adverse effect on our business, results of operations and financial condition.

WE  DEPEND  ON INDUSTRY VENDORS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE SERVICES.

We are and will continue to be largely dependent on industry vendors for the success of our oil and gas exploration projects. These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisitoin (landmen), operations, legal, investor relations/public relations, and prospect generation. We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we identify or if our industry vendors do not perform satisfactorily. We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

WE  RELY  ON  THIRD  PARTIES  FOR PRODUCTION SERVICES AND PROCESSING FACILITIES.

The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. A shut-in or delay or discontinuance could materially adversely affect our financial condition. In addition, federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

WE  DO  NOT  OPERATE  ALL  PROJECTS.

We do not operate all properties in which we have an interest; as a result, we may have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of a well operator to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interest could reduce our production and revenues. The success and timing of our development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator's:

     -    timing  and  amount  of  capital  expenditures;

     -    expertise  and  financial  resources;

     -    inclusion  of  other  participants  in  drilling  wells;  and

     -    use  of  technology.

OUR DIRECTORS AND OFFICERS HAVE LIMITED LIABILITY AND HAVE RIGHTS TO INDEMNIFICATION.

Our Articles of Incorporation and Bylaws provide, as permitted by governing Nevada law, that our Directors and officers shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a Director or officer, with certain exceptions. The Articles further provide that we will indemnify our Directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been its Directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

The inclusion of these provisions in the Articles may have the effect of reducing the likelihood of derivative litigation against Directors and officers, and may discourage or deter stockholders or management from bringing a lawsuit against Directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Articles provide for the indemnification of our officers and Directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The Articles include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                    GENERAL RISKS OF THE OIL AND GAS BUSINESS

INVESTMENT  IN  THE  OIL  AND  GAS  BUSINESS  IS  RISKY.

Oil and gas exploration and development is an inherently speculative activity. There is no certain method to determine whether or not a given lease will produce oil or gas or yield oil or gas in sufficient quantities and quality to result in commercial production. There is always the risk that development of a lease may result in dry holes or in the discovery of oil or gas that is not commercially feasible to produce. There is no guarantee that a producing asset will continue to produce. Because of the high degree of risk involved, there can be no assurance that we will recover any portion of our investment or that our investment in leases will be profitable.

WE  ARE  SUBJECT  TO  DRILLING  AND  OPERATIONAL  HAZARDS.

The  oil  and  gas  business  involves  a variety of operating risks, including:

          -    blowouts,  cratering  and  explosions;

          -    mechanical  and  equipment  problems;

          -    uncontrolled  flows  of  oil  and  gas  or  well  fluids;

          -    fires;

          -    marine  hazards  with  respect  to  offshore  operations;

          -    formations  with  abnormal  pressures;

          -    pollution  and  other  environmental  risks;  and

          -    natural  disasters.

Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses. Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks. In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and results of operations.


WE  HAVE  COMPETITION  FROM  OTHER  COMPANIES.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects. We will encounter intense competition from other companies and other entities in the sale of our gas and oil production. We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours. Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by federal and state regulatory agencies.

WE  MAY  BE  UNABLE  TO  ACQUIRE  OIL  AND  GAS  LEASES.

To engage in oil and gas exploration, we must first acquire rights to conduct exploration and recovery activities on identified prospects. We may not be successful in acquiring "farm-outs" (agreements whereby the owner of lease interests grants to a third party the right to earn an assignment of an interest in the lease, typically by drilling one or more wells), permits, lease options, leases or other rights to explore for or recover oil and gas. The U.S.
Department of the Interior and the states in which we and our subsidiaries conduct operations award oil and gas leases on a competitive bidding basis. Non-governmental owners of the onshore mineral interests within the area covered by our exploration program are not obligated to lease their mineral rights to us except where we have already obtained lease options. In addition, other major and independent oil and gas companies with financial resources significantly greater than ours may bid against us for the purchase of oil and gas leases. If we or our subsidiaries are unsuccessful in acquiring these leases, permits, options and other interests, our prospect inventory for exploration and drilling could be significantly reduced, and our business, results of operations and financial condition could be substantially harmed.

THE UNAVAILABILITY OR HIGH COST OF DRILLING RIGS, EQUIPMENT, SUPPLIES, PERSONNEL AND OILFIELD SERVICES COULD MATERIALLY ADVERSELY IMPACT US.

Drilling activity in the area of our proposed initial activities is extremely high. Increased drilling activity in these areas could decrease the availability of rigs and our access to oilfield services. Either shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our operations. There can be no assurance that we will be able to obtain the necessary equipment or services may not be available to us at economical prices.

OIL  AND  GAS  PRICES  ARE  VOLATILE.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on the prices that we receive for oil and gas production. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically. High oil and gas prices could preclude acceptance of our business model. Depressed prices in the future would have a negative effect on our future financial results.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

          -    the  domestic  and  foreign  supply  of  oil;

          -    the  level  of  consumer  product  demand;

          -    weather  conditions;

          - political conditions in oil producing regions, including the Middle East;

          - the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

          -    the  price  of  foreign  imports;

          -    actions  of  governmental  authorities;

          -    domestic  and  foreign  governmental  regulations;

          -    the  price, availability and acceptance of alternative fuels; and

          -    overall  economic  conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect their profitability.

WE  MAY  HAVE  WRITEDOWNS  OF  OUR  ASSETS  DUE  TO  PRICE  VOLATILITY.

SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write-down or impairment. Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves. Capital costs in excess of the ceiling must be permanently written down. A decline in oil and natural gas prices could cause a write down which would negatively affect our net income.

ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND MAY VARY SUBSTANTIALLY FROM ACTUAL PRODUCTION.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control. Our oil and gas reserves set forth in this prospectus represent the estimated quantities of oil and gas based on reports prepared by third party reserve engineers. There is a reasonable certainty of recovering the proved reserves as disclosed in those reports. Information relating to our proved oil and gas reserves is based upon engineering data which demonstrates, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of the engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

You should not assume that the present values referred to herein represent the current market value of our estimated oil and natural gas reserves. In accordance with requirements of the SEC, the estimates of present values are based on prices and costs as of the date of the estimates. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate.

Quantities of proved reserves are estimated based on economic conditions, including oil and natural gas prices in existence at the date of assessment. Our reserves and future cash flows may be subject to revisions based upon changes in economic conditions, including oil and natural gas prices, as well as due to production results, results of future development, operating and development costs and other factors. Downward revisions of our reserves could have an adverse affect on our financial condition, operating results and cash flows.

WE ARE SUBJECT TO GOVERNMENTAL REGULATIONS.

Gas and oil operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources. Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress. It is impossible to predict future proposals that might be enacted into law and the effect they might have on us. Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on us.

THE OIL AND GAS INDUSTRY IS SUBJECT TO HAZARDS RELATED TO POLLUTION AND ENVIRONMENTAL ISSUES.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered. Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases. Although it is anticipated that insurance will be obtained by third-party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons. Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

Our operations are subject to numerous stringent and complex laws and regulations at the federal, state and local levels governing the discharge of materials into the environment or otherwise relating to environmental protection. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial requirements, and the imposition of injunctions to force future compliance.

The Oil Pollution Act of 1990 and its implementing regulations impose a variety of requirements related to the prevention of oil spills, and liability for damages resulting from such spills in United States waters. OPA 90 imposes strict joint and several liability on responsible parties for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operation regulation. If a party fails to report a spill or to cooperate fully in a cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. For onshore facilities, the total liability limit is $350 million. OPA 90 also requires a responsible party at an offshore facility to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill.

The Comprehensive Environmental Response, Compensation, and Liability Act, also known as the "Superfund" law, and analogous state laws impose strict, joint and several liability on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These parties include the owner or operator of the site where the release occurred, and those that disposed or arranged for the disposal of hazardous substances found at the site. Responsible parties under CERCLA may be subject to joint and several liability for remediation costs at the site, and may also be liable for natural resource damages. Additionally, it is not uncommon for neighboring landowners and other third parties to file tort claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

WE MAY EXPERIENCE RAPID INCREASES IN OUR OPERATING COSTS.

The gas and oil industry historically has experienced periods of rapid cost increases from time to time. Increases in the cost of exploration and development would affect our ability to acquire equipment and supplies. Increased drilling activity could lead to shortages of equipment and material which would make timely drilling and completion of wells impossible. The costs of producing oil and gas and conducting field operations may also be subject to rapid cost changes that are not in our control. There is no assurance that over the life of any project there will not be fluctuating or increasing costs in doing business.

TERRORIST ATTACKS AND CONTINUED HOSTILITIES IN THE MIDDLE EAST OR OTHER SUSTAINED MILITARY CAMPAIGNS MAY ADVERSELY IMPACT THE INDUSTRY AND US.

The terrorist attacks that took place in the United States on September 11, 2001, were unprecedented events that have created many economic and political uncertainties, some of which may materially adversely impact us. The long-term impact that terrorist attacks and the threat of terrorist attacks may have on the oil and gas business is not known at this time. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may adversely impact us in unpredictable ways.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 2. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.


                                  THE BUSINESS

BUSINESS

Petrosearch Energy Corporation, a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company. We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003. All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas. We have established production in North Dakota, Texas and Oklahoma, and are currently engaged in exploration and development activities, including direct operator activities, through our subsidiary, Petrosearch Operating Company, L.L.C., in North Dakota, Texas, Oklahoma, Mississippi and Louisiana.

OUR  HISTORY

We are the successor to the business of Petrosearch Corporation, a Texas corporation that was formed in August 2003 pursuant to a multi-step merger and holding company restructure. Under this merger plan, Petrosearch Corporation, a privately held Delaware corporation formed in April 2002, merged into a

Texas subsidiary of Texas Commercial Resources, Inc., a publicly traded company. Simultaneously, TCRI created Petrosearch Texas as a subsidiary, and then consummated a holding company reorganization which resulted in the parent company (TCRI) and the subsidiary (Petrosearch Texas) reversing positions, such that TCRI became a subsidiary of Petrosearch Texas. In November 2003, immediately following the merger, we agreed to sell the outstanding stock of the TCRI subsidiary back to its former shareholders. Under the terms of the agreement, Petrosearch Texas conveyed the capital stock of the TCRI subsidiary to a designated trustee and paid certain existing liabilities of TCRI in exchange for 1,500,000 shares of TexCom, Inc. a separate Texas corporation, plus an indemnity related to certain existing TCRI liabilities.

In November 2004, shareholders of Petrosearch Texas approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004. The effect of the merger, among other things, was to redomicile to Nevada. Upon the completion of the merger, shareholders of Petrosearch Texas were issued shares of our common stock representing 100% of the then issued and outstanding common shares.

BUSINESS  PLAN

We  were  founded  on  the  belief  that,  despite  the  steady  decline of U.S.
hydrocarbon reserves and production during the past three decades, the consolidation and restructuring of the upstream portion of the oil and gas industry (including exploration, drilling and production) had left a significant number of valuable oil and gas prospects and projects available for acquisition and development throughout North America.

We continue to implement our business plan which is to find high quality prospects and projects and provide the capital, along with the technical, operational and administrative support and management oversight, needed to develop the projects. We have increased our SEC PV-10 proved reserves from $13.7 million as of December 31, 2004 to $46.5 million as of December 31, 2005. We have also successfully improved the quality of our portfolio and have acquired assets that have multiple year growth potential that allow us to efficiently control the amount and timing of our capital expenditures. In 2006 we plan to focus on the development of our high quality properties which will have a significant impact on our production, revenues and cash flows.

In late 2005 and early 2006, we entered into two agreements, for significant resource projects that we believe will have a major impact on our future growth:

1. In November 2005, we acquired a 100% working interest in 1,755 acres in the Quinduno Field in Roberts County, Texas, in the Anadarko Basin. The agreement provided for the payment of the purchase price of $2,000,000 cash and 3,000,000 shares of unregistered common shares of the Company to occur in three phases as the project progresses. Should the project not proceed past the first phase, Petrosearch's maximum obligation would be $750,000 in cash and 1,000,000 unregistered common shares plus the cost of capital expenditures for the first phase which are estimated to be $2,900,000. The project is in the first phase of the water flood. Upon completion of the entire project, the seller will back in for a 10% working interest after Petrosearch has been repaid all capital expenditure costs plus $9.5 million. Our working interest reduces to 90% at payout, including the cost of acquisition. Proved reserves are estimated by Ryder Scott to be 2.0 MMbo and 1.1 Bcf of gas with an SEC PV-10 value of $33.7 million (at December 31, 2005).

2. The second project is covered by agreements with the Harding Company (Dallas, Texas) ("Harding") which entered into a strategic Lease
     Acquisition and Development Agreement with ExxonMobil Corporation dated June 29, 2005 (the "Acquisition and Development Agreement"). The Acquisition and Development Agreement provides for the acquisition by Harding of leases and development in an area of mutual interest comprised of approximately 1.6 million acres in the

     Barnett Shale trend of five North Texas counties. Harding is responsible to serve as operator for a significant portion of the area of mutual interest. ExxonMobil is responsible for the construction of the gathering and evacuation system which will serve the area of mutual interest. Pursuant to our agreements with Harding, we funded $2,800,000 in February 2006.

     The First Amended and Restated Program Agreement between Harding Company and Petrosearch (the "First Amended and Restated Program Agreement") provided for our acquisition from Harding of a 24.938% before payout and 14% after payout working interest in the project. Harding has also extended participation rights to two other companies under separate agreements. At the time of execution of the First Amended and Restated Program Agreement, Harding had not obtained from ExxonMobil a consent to transfer and waiver of ExxonMobil's a preferential purchase right set forth in the Acquisition and Development Agreement. At the time of our execution of and initial funding under the First Amended and Restated Program Agreement, Petrosearch did not have a direct contractual relationship with ExxonMobil. We believed that all conditions necessary to assign and convey the working interest from Harding had been met.

     We subsequently learned that ExxonMobil had not waived its right to consent and its preferential purchase rights. We further learned that ExxonMobil desired to explore possible alternative ownership structures beneficial to all concerned before providing a waiver of the preferential rights. On March 30, 2006, we entered into an Extension Agreement with ExxonMobil, Harding, and two other parties that extended the preferential purchase right of ExxonMobil until May 2, 2006 (the "Extension Agreement"). We entered a second Extension Agreement to extend the deadline until May 9, 2006. The purpose of the Extension Agreement was to give all the parties involved the ability to explore possible alternative structures with the goal to form an integrated venture which would include both upstream and pipeline assets and activities, which would better align each party's interest, and which would enhance the ability of the venture to assure that adequate pipeline capacity would be available to move natural gas to market. The opportunity to participate in an integrated venture which includes the gathering and evacuation system was not present in the First Amended and Restated Program Agreement and thus, the potential alternative structure has potential positive features.

     On May 9, 2006, we entered into a Heads of Agreement with Exxon Mobil Corporation, Harding Company, Eagle Oil & Gas Co., PS Gas Partners, LLC, and Gas Partners, L.P. (the "ExxonMobil/Harding Agreement"). The ExxonMobil/Harding Agreement addresses the economic terms of the project, provides the alternative structure under which the new integrated venture in the Barnett Shale Project will operate, and provides the structure within which the parties will negotiate definitive agreements. Formation of the new integrated venture is conditioned upon execution of definitive agreements. The ExxonMobil/Harding Agreement also extends for 60 days Exxon Mobil Corporation's preferential purchase rights and preserves all Petrosearch's legal rights under the Amended and Restated Program Agreement.

     In the event that the parties cannot formulate the Definitive project agreements before July 8, 2006, Exxon Mobil Corporation could exercise its preferential purchase right which, if exercised, would prevent our participation in the project. In the event of such a loss of this opportunity to participate in the project, our legal rights are not prejudiced by the Heads of Agreement and we would then expect to pursue all potential remedies available to us relating to the factual circumstances surrounding these agreements.

     We also signed a letter agreement ("Letter Agreement") on May 7, 2006, with Harding Company that defines the terms of participation and interest between Harding Company and Petrosearch in the formation of a new venture entity. The terms of the Letter Agreement are subject to the completion of the definitive agreements as outlined in the ExxonMobil/Harding Agreement.

BUSINESS  MODEL

In  broad  outline,  our  business  model  consists  of:

1. Identifying and supplying business resources to develop strategic projects in opportunistic regions.

2. A multi-tiered review process whereby each proposed project is vetted at up to four levels:

     -    The  independent  producer  and  the  independent producer's advisors;
     -    Our  management  and  internal  committees;
     -    Our  independent  technical  advisors;  and
     -    The  institutional  partners and the institutional partners' advisors.

     The fourth level of review applies only when we have an institutional drilling partner. Although success is not guaranteed, we believe that this multi-tiered process is a rigorous quality control system that increases the probability of successful projects.

3. An experienced management team supported by a commitment to contracting services for the maximum possible number of business functions. This management structure is intended to allow rapid decision making; the policy of contracting services for technical, administrative and professional input is intended to avoid building costly layers of fixed overhead while at the same time having access to expertise appropriate to each project and situation.

SOURCES OF FINANCING EMPLOYED BY US TO DATE

Corporate Financing

As discussed herein in the section entitled "Management's Discussion and Analysis", we have historically financed our activities through the issuance of common stock, preferred stock, a series of bonds, agreements with Rock (see further discussion below), a revolving line of credit and internally generated cash flow from oil and gas production.

Project  Financing  and  Right  of  First  Refusal

On January 11, 2006, we entered into an Agreement with Rock Energy Partners ("Rock") covering the geographic areas of current operations in Jefferson County, Mississippi and Colorado County, Texas affecting the Company and Rock, including agreements and stipulations regarding future operations in those geographic areas, the terms under which future exploration and development participation opportunities shall be offered by the Company to Rock, and agreed procedures for conducting internal audits and accounting reconciliations. As part of the transaction with Rock, the parties have executed an Amended Right of First Refusal Agreement (the "Amended ROFR") which replaces the previous Right of First Refusal Agreement between the Company and Rock which was entered in March 2004 (the "ROFR").

The Amended ROFR has more limited applicability to our various projects than the ROFR. While the original agreement required all of our prospects to be presented to Rock for consideration by Rock, the Amended ROFR does not require that all our prospects be offered to Rock for participation. The Amended ROFR also does not require that we offer to Rock prospects in any specified area, although the parties have separately stipulated to certain specified areas of mutual interest in the Mississippi and Colorado County areas based upon historical operations in those areas. The Amended ROFR permits us to decide which projects will be offered to Rock, so long as the projects actually presented are projects in which the Company owns or intends to retain a minimum of ten percent (10%) of the project interest available to the Company.

Under the Amended ROFR, Rock's percentage participation is limited to the range between ten percent (10%) minimum participation and forty percent (40%) maximum participation. The minimum and maximum participation limits are proportional to the interest available to the Company. The Amended ROFR also calls for a minimum funding commitment required from Rock equal to $3,000,000 per year for new projects, without the right to carry over to any subsequent year as credit expenditures above the minimum required commitment for that year. Rock is also obligated to spend up to $8,800,000 for the drilling of one new well and one well re-entry to test the deep Wilcox at the SW Garwood prospect during 2006. This obligation of Rock's will cover 100% of the capital requirements for the two projects.

The Amended ROFR provides that the Company retain, in each prospect which is accepted by Rock, a twenty-five percent (25%) reversionary interest in the interest assigned to Rock, with the reversion to take effect upon "payout" or recoupment of Rock's development costs net to that interest.

SALE OF INVESTMENT ASSET

In May, 2006, we received $1,000,000 from the sale of 1,500,000 shares of common stock of TexComm, Inc. which we received as part of the transaction with TCRI in September 2003.

RECENT  SALE  OF  ASSETS  IN  FORT BEND COUNTY, TEXAS, OF TK PETROSEARCH, L.L.C.

In June 2005, we entered into an option agreement to sell all of the assets of our TK Petrosearch subsidiary for a cash purchase price of approximately $2,140,000. The option agreement was exercised on August 3, 2005 with the effective date of the transfer being July 1, 2005. The assets sold account for $1,370,110 of our PV-10 proved reserves as of December 31, 2004, or approximately 10% of our total proved reserve value at that time.

COMPETITION

The petroleum and natural gas industry is intensely competitive, and we compete with other companies that have substantially larger financial resources, operations, staffs and facilities. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment

GOVERNMENTAL REGULATIONS AND THE COST OF COMPLIANCE

We are an independent crude oil and natural gas exploration and development company. Federal, state and local laws and regulations have been enacted regulating the industry which create liability for certain environmental contamination. Environmental laws regulate, among other things, the transportation, storage, and handling of oil and gas products. Governmental regulations govern matters such as the protection of fresh water sources, both surface and subsurface, remediation of soil and water contamination resulting from business operations or accidents, disposal of residual chemical wastes, operating procedures, waste water discharges, air emissions, fire protection, worker and community right-to-know and emergency response plans. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage. These legal developments present a risk of liability should we be deemed to be responsible for contamination or pollution caused or increased by any activities we undertake, or for an accident which occurs in the course of such activities. There can be no assurance that our policy of establishing and implementing proper procedures for complying with environmental regulations will be effective at preventing us from incurring a substantial environmental liability. If we were to incur a substantial uninsured liability for environmental damage, our financial condition could be materially adversely affected.

We presently have the ability to deliver remediation and recycling services through our vendors that meet applicable federal and state standards for the delivery of our services, and for the level of contaminant removal. The government can, however, impose new standards. If new regulations were to be imposed, we may not be able to comply in either the delivery of our services, or in the level of contaminant removal from the waste stream.

Permits are generally required by federal and state environmental agencies for the operation of our activities. The costs of acquiring the operating permits have been borne by us. Most of these permits must be renewed periodically and the governmental authorities involved have the power, under various circumstances, to revoke, modify, or deny issuance or renewal of these permits.

EXPLORATION AND DEVELOPMENT ACTIVITIES

Since inception, we have drilled or participated in 19 new wells in six states (Texas, Montana, North Dakota, Mississippi, Louisiana and Oklahoma). This number excludes all wells and operations in the Fort Bend County, Texas property which we sold in July 2005. We are in the process of drilling, completing or testing six wells. We presently have gross production from nine wells of approximately 147 barrels of oil equivalent per day with a net interest to us of approximately 64 barrels of oil equivalent per day from seven wells as we have a reversionary interest only in two wells.

As of December 31, 2005, we had approximately $46,500,000 in proven PV-10 reserves. These proven PV-10 reserves are comprised of: North Dakota - $8,000,000; Woodward County, Oklahoma - $47,000; Tensas Parish, Louisiana - $685,000 ; Roberts County, Texas $33,700,000 and Colorado County, Texas - $4,000,000. Reserves for North Dakota Louisiana, Roberts County, Texas and Colorado County, Texas were estimated by independent third party engineers, while reserves for Oklahoma were estimated by our engineering consultant with methodology confirmed by an independent third party engineer.

EMPLOYEES

As of May 9, 2006, we employed nine full-time employees, of which six are in management positions, including corporate, administrative and operations.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

During fiscal 2005, we did not have any expenses for research and development costs.

DESCRIPTION  OF  PROPERTY

BARNETT SHALE PROJECT

In February 2006, we entered into a First Amended and Restated Program Agreement (the "First Amended and Restated Program Agreement") with Harding Company (Dallas, Texas) which provides for our participation with Harding Company and other oil and gas companies in the development of an Area of Mutual Interest representing a total of 1.6 million acres of Barnett Shale lands located in five North Texas Counties. The first well was spudded on February 8, 2006, in Tarrant County, Texas; casing was cemented at 9,264 feet total measured depth on March 4, 2006, and this initial well is awaiting fracture stimulation and completion. The second horizontal well in the project was spudded on March 15, 2006, in Ellis County and reached total depth of 11,530 feet as of this filing. Casing on the well was cemented at 11,483 feet measured depth and this well is also awaiting fracture stimulation and completion. A third well is scheduled to be spudded in May 2006, in Tarrant County, Texas. This project is subject to the pending resolution of all matters relating to the First Amended and Restated Program Agreement between the Company and Harding, and the contingencies set forth in the ExxonMobil/Harding Agreement as previously described herein.

NORTH TEXAS/PANHANDLE WATER FLOOD PROJECT

In November 2005, we acquired a 100% working interest in 1,755 acres in the Quinduno Field in Roberts County, Texas, in the Anadarko Basin. The Company's working interest reduces to 90% at payout, including the cost of acquisition. Proved reserves are estimated by Ryder Scott to be 2.0 MMbo and 1.1 Bcf of gas with an SEC PV-10 value of $33.7 million (at December 31, 2005). The purchase price (in November 2005) equated to $3.37 per proved barrel of oil equivalent
(boe) based on a conversion factor of 6 Mcf/bo. As operator, we intend to extract the reserves through conventional water flood technology. The first phase of the project began in March 2006 with the drilling of a new well, the Maddox #42, for production to a depth of 4,495 feet. An unexpected oil saturated fourteen foot limestone interval was found, and tested, approximately 180 feet below the top of the target water flood horizon (Lower Albany Dolomite). The reservoir appears to be normally pressured and does not appear to have been produced in the past. The well was completed April 13, 2006, and is producing at the rate of approximately 8 to 12 BOPD. As a result of this new zone discovery, the company is evaluating plans to develop the zone without interfering with the planned water flood development. During 2006, a minimum of 4 old wells will be converted to injection wells and water injection will begin.

RODNEY ISLAND, TENSAS PARISH, LOUISIANA

In October 2005, we took over operations of the Harper Z-1 well on the Rodney Island prospect from the previous operator after casing was set and cemented. We are in the process of completing the well that was directionally drilled to a measured depth of 11,701 feet (vertical depth = 9,373 feet) and logged approximately 19 feet of oil sand in the Tuscaloosa Massive Sand.

Re-mapping based on the additional data from the Harper Z-1 well indicates as many as 2 additional proved locations and 3 other identified locations. Ryder Scott estimates proved reserves net to our share as of December 31, 2005 to be -
49.4 Mbo and 26 MMcf. We have a 25% working interest before payout in the Harper Z-1 well and 18.75% working interest after payout. We have an 18.75% working interest in all additional wells.

GRUMAN  PROSPECT,  STARK  COUNTY,  NORTH  DAKOTA

In September 2005, we purchased an additional 21.25% working interest, giving us an 85% working interest in this Lodgepole Reef oil well. An increased density well was drilled in April, 2006 to 9,890 feet, measured depth. The well encountered the Reef approximately 65 feet below the Gruman 18-1 (existing producer) and, as such, will be completed for water injection. Water injection is expected to provide pressure support for the existing well with a resulting increase in the production rate. Proved developed reserves in the prospect to our share of the well as of December 31, 2005, are 309 Mbo and 82 MMcf of natural gas, as estimated by a third party engineering firm, McCartney Engineering, LLC. Water injection is expected to begin in the third quarter of 2006.

SW  GARWOOD,  COLORADO  COUNTY,  TEXAS

The initial well on this prospect, the Pintail #1, completed in the Upper Wilcox in December 2004, is expected to pay out by the end of the second quarter of 2006 from the first of 5 potentially productive zones. The well is currently producing approximately 479 Mcfd with 7 barrels of condensate. After pay out we will back-in for 33-1/3% working interest until payout of all project money spent to-date, including acquisition costs, at which time our working interest will reduce to 13.33%.

The second well, Pintail Flats #1, was completed and fracture stimulated in May, 2005 in the deepest sand penetrated by the well in the Lower Wilcox. Completion problems resulting from the fracture treatment have resulted in the well performing below expectations (producing approximately 170 Mcfd) from this zone. An engineering review of has been completed and work is underway to recomplete in 3 zones uphole, in the Lower Wilcox. The well has an additional 2 potentially productive zones in the Lower Wilcox and 3 in the Upper Wilcox.

Net  proved  reserves  for this project, as estimated by Ryder Scott Company are
1.2 Mbo and 642 MMcf of natural gas. Of the 2,402 acres in the prospect, we have: 20% working interest in approximately 240 acres; 33.33% working interest after payout on a well by well basis in 1,018 acres that reduces to 13.33% after project payout; 33.33% working interest after payout on a well-by-well basis in 640 acres that reduces to 18.33% at project payout; and 21.5% working interest after payout on a well by well basis in 444 acres that reduces to 19.25% at project payout. The cost of the two existing wells has been funded by our drilling partner.

BUENA VISTA, JEFFERSON COUNTY, MISSISSIPPI

We fracture stimulated and tested approximately 80 feet of potentially productive sands at the base of the Hosston zone without establishing commercial production in the Phillips-Burkley #1 well during 2005. The presence of gas was established but production rates were non-commercial. These sands have been abandoned and we plan to test and complete the well in a portion of approximately 280 feet of potentially productive Hosston sands up-hole, which appear to have superior reservoir properties compared to the sands already tested.

The Phillips-Burkley # 1, an exploratory gas well on a leasehold position of 7,481 acres, has been funded by our drilling partner. We are the operator and have a 50% working interest in the well and acreage. If commercial reserves can be established, the structure could support in excess of 22 additional wells.

MISSISSIPPI  TUSCALOOSA  PROJECTS

We have identified five Tuscaloosa oil prospects in the Mississippi Inland Salt Basin, in Yazoo County, comprising a maximum of 2,295 acres and up to 18 potential drilling locations. Eight locations are planned to be drilled in 2007, ranging from 6,150 feet to 7,500 feet in depth. Approximately 40% of the required acreage has been leased and seismic data on the prospects is being reprocessed. We own 100% of the prospects and will operate the project.


CENTRAL  TEXAS/GULF  COAST  PROJECTS

TAIT PROJECTS - COLORADO COUNTY, TEXAS. The initial well on this 1,250 net acre prospect, the Sealy #1, was drilled to a depth of 10,895 feet and logged on May 12, 2006. The primary Upper Wilcox target at 10,600 was shaled out and a secondary Wilcox objective at 10,350 feet was tight. We elected not to participate in an uphole Frio Sand completion attempt. Two additional updip Frio locations remain on this acreage. We have a 10% non-operated interest in the project.

BURLESON COUNTY, TEXAS, PROJECTS. A multi-well natural gas project that includes a total of 15 development and step-out locations in the Austin Chalk and Georgetown formations at approximately 10,000 feet vertical depth on a maximum leasehold position of up to 8,400 acres. Horizontal wells are planned with total measured length of approximately 13,000 feet. The initial well is planned to be spudded in the third quarter of 2006 with a second well planned in the fourth quarter of 2006. We will have a 37.5% non-operated working interest in the project.

OIL  AND  NATURAL  GAS  RESERVES


Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operations, development activities and costs, and work-over costs, all of which may in fact vary considerably from actual results. In addition, as prices and costs change from year to year, the estimate of proved reserves also changes. Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

Despite the inherent imprecision in these engineering estimates, our reserves are used throughout our financial statements. For example, since we use the unit-of-production method to amortize our oil and gas properties, the quantity of reserves could significantly impact our depreciation, depletion and amortization expense and accretion expense. Our oil and gas properties are also subject to a "ceiling" limitation based in part on the quantity of our proved reserves. Finally, these reserves are the basis for our supplemental oil and gas disclosures.

For the vast majority of our reserves, we engage independent petroleum engineering firms to prepare our estimates of proved hydrocarbon liquid and gas reserves. These reserve estimates have not previously been filed with any other Federal authority or agency.

The following tables set forth summary information with respect to our proved reserves as of December 31, 2005, as estimated by compiling reserve information, which was prepared by the engineering firms of Ryder Scott Company, McCartney Engineering, LLC and internally generated engineering estimates (internal estimates make up less than 1% of our proved reserve estimates).

                                                Net Reserves                     Pre-Tax Present
                                                                                 Value of Future
                                                                                   Net Revenues
     Category                  Oil (Bbls)         Gas (Mcf)           BOE(1)
     December 31, 2005
     Proved Developed             330,838            229,747           369,129  $      9,368,196
     Proved Undeveloped         2,014,956          1,614,000         2,283,956  $     37,084,128

     Total Proved               2,345,794          1,843,747         2,642,011  $     46,452,324
     -------------------------------------------------------------------------------------------

(1) Estimated using a conversion ratio of 1.0 Bbl/6.0 Mcf (thousand cubic feet).

Reserve engineering is a subjective process of estimating underground accumulations of crude oil, condensate and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may differ from those assumed in these estimates. Therefore, the pre-tax 10% Present Value of Future Net Revenues amounts shown above should not be construed as the current market value of the oil and natural gas reserves attributable to our properties.

In accordance with the guidelines of the Securities and Exchange Commission, the engineers' estimates of future net revenues from our properties and the pre-tax 10% Present Value of Future Net Revenues thereof are made using oil and natural gas sales prices in effect as of the effective dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

Productive  Wells


The following table sets forth the total number of our active well bores and working interest (WI) we maintain in each well as of May 9, 2006:

                                   NO. OF    WI      WI
                                   WELLS   (OIL)   (GAS)
          -----------------------  ------  ------  ------
          Gruman 18-1                   1     85%     85%
          -----------------------  ------  ------  ------
          Gordon 1-18                   1     95%     N/A
          -----------------------  ------  ------  ------
          Maddox (Quinduno)(1)          5    100%    100%
          -----------------------  ------  ------  ------
          Pintail #1(2)                 1  33.33%  33.33%
          -----------------------  ------  ------  ------
          REP Pintail Flats(2)          1  33.33%  33.33%
          -----------------------  ------  ------  ------

          TOTAL PRODUCTIVE WELLS        9
          -----------------------------------------------

          (1) Project in which the Company's working interest reduces to 90% (as described in the North Texas/Panhandle Water Flood Project).
          (2) Well in which we have a reversionary back-in interest after payout (as described in the SW Garwood, Colorado County, TX)

Productive wells consist of producing wells and wells capable of production, including gas wells awaiting pipeline connections as of May 9, 2006.

Acreage

The following table summarizes our gross and net developed and undeveloped natural gas and oil wells and acreage under lease as of May 9, 2006:

                                -----------  --------------
                                   WELLS         ACREAGE
---------------------  -------  -----------  --------------
STATE                           GROSS  NET   GROSS    NET
---------------------  -------  -----  ----  ------  ------
DEVELOPED ACREAGE:
---------------------  -------  -----  ----  ------  ------
Texas
   Garwood             Gas          2  .667    1280     426
   Maddox (Quinduno)   5 Oil        5     5    1755    1755
---------------------  -------  -----  ----  ------  ------
North Dakota           Oil (1)      1   .85     280     238
---------------------  -------  -----  ----  ------  ------
Oklahoma               Oil          1   .95     610     579
---------------------  -------  -----  ----  ------  ------

---------------------  -------  -----  ----  ------  ------
UNDEVELOPED ACREAGE:
---------------------  -------  -----  ----  ------  ------
Louisiana                                     2,000     500
---------------------  -------  -----  ----  ------  ------


                                    Page 23

Texas                                         9,347   3,173
---------------------  -------  -----  ----  ------  ------

---------------------  -------  -----  ----  ------  ------
Mississippi                                   7,925   4,325
---------------------  -------  -----  ----  ------  ------
Oklahoma                                      7,366   6,563
---------------------  -------  -----  ----  ------  ------
Montana                                       2,108   2,108
---------------------  -------  -----  ----  ------  ------
    TOTAL                           9   7.5  32,671  19,667
---------------------  -------  -----  ----  ------  ------


Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to the extent that would permit the production of commercial quantities of natural gas or oil, regardless of whether or not such acreage contains proved reserves. As is customary in the oil and gas industry, we can retain our interest in undeveloped acreage by drilling activity that establishes commercial production sufficient to maintain the leases or by payment of delay rentals during the remaining primary term of such a lease. The natural gas and oil leases in which we have an interest are for varying primary terms; however, most of our developed lease acreage is beyond the primary term and is held so long as natural gas or oil is produced.

OPERATOR  ACTIVITIES

We currently operate all of our producing properties, and will generally seek to become the operator of record on properties we drill or acquire in the future where possible. We will have a non-operated interest in the Barnett Shale project (pending resolution of all matters associated with Program Agreement and Extension Agreement described herein) and in one exploratory well being drilled in Woodward County, Oklahoma.

Drilling  Activities


The following table sets forth our drilling activities for the last 3 fiscal years. Our working interests in the productive wells owned as of December 31, 2005, range from a direct working interest of 100% to after payout working interest of 33-1/3%. In 2005, we drilled two additional wells not shown on the table; the Harper Z-1 in Rodney Island, Tensas Parish, Louisiana and the Phillips-Burkley #1 in Jefferson County, Mississippi. Both of these wells were in various stages of testing or completion as of May 9, 2006 and commercial viability had not been established as of that date. Subsequent to December 31, 2005, we have drilled or participated in one exploratory well in Texas and one in Oklahoma, three development wells in Texas, and spudded a water injection well in North Dakota.

          -------------------------------------------------------
                                    Year Ended December 31,
          ------------------  -----------------------------------
                                 2005         2004        2003
          ------------------  -----------  ----------  ----------
          Development Wells:
          ------------------  -----------  ----------  ----------
          Productive                4 (1)           5         -0-
          ------------------  -----------  ----------  ----------
          Non-Productive               0          -0-         -0-
          ------------------  -----------  ----------  ----------
              TOTAL                    4            5         -0-
          ------------------  -----------  ----------  ----------


                                    Page 24

          ------------------  -----------  ----------  ----------
          Exploratory Wells:
          ------------------  -----------  ----------  ----------
          Productive                1 (2)           4           3
          ------------------  -----------  ----------  ----------
          Non-Productive               3           10         -0-
          ------------------  -----------  ----------  ----------
              TOTAL                    4           14           3
          ------------------  -----------  ----------  ----------

          ------------------  -----------  ----------  ----------
          Total Wells:
          ------------------  -----------  ----------  ----------
          Productive                   5            9           3
          ------------------  -----------  ----------  ----------
          Non-Productive               3           10         -0-
          ------------------  -----------  ----------  ----------

          ------------------  -----------  ----------  ----------
              TOTAL                    8           19           3
          -------------------------------------------------------

     (1) These four wells were in the Blue Ridge property, which we sold effective July 1, 2005.

     (2) We have a 33-1/3% working interest after payout in this well, the REP Pintail Flats. Our working interest reduces to 13.33% at project payout as described in SW Garwood, Colorado County, TX).

Net Production, Unit Prices and Costs


The following table presents certain information with respect to oil, gas and condensate production attributable to interests in all of our fields (including the average sales prices received and average production costs during the fiscal periods ended December 31, 2005 and December 31, 2004).

          ----------------------------------------------------------------
                                                             2005    2004
          ------------------------------------------------  ------  ------
          Average sales price per barrel of oil equivalent  $50.34  $36.06
          ------------------------------------------------  ------  ------
          Lifting costs per barrel of oil equivalent        $11.19  $ 5.90
          ----------------------------------------------------------------

Description  of  Office  Properties

We currently have two office locations, one in Houston and one in Dallas, Texas. The addresses are as follows:

675  Bering  Drive,  Suite  200         4925  Greenville Avenue, Suite 670
Houston,  TX  77057                     Dallas,  Texas  75206

On August 1, 2005, we leased our Dallas location, comprised of approximately 2,100 square feet of office space which is held under a sixty-four month lease at a rate of approximately $2,800 per month (with payments which began December
2005). Our principal executive offices consisting of approximately 3,700 square feet of office space are located at 675 Bering Drive, Houston, Texas. We hold this space under a five-year lease agreement at a lease rate of approximately $5,000 per month. We believe these properties are adequate for our corporate office needs.


LEGAL  PROCEEDINGS
------------------

We are not currently a party to any pending material legal proceeding.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                      ------------------------------------

OVERVIEW

We  were  founded  on  the  belief  that,  despite  the  steady  decline of U.S.
hydrocarbon reserves during the past three decades, the consolidation and restructuring of the upstream oil and gas industry, which includes exploration and production, had left a significant number of valuable oil and gas prospects available for acquisition and development throughout North America.

In order to identify and target such prospects for exploration and development, we continue to implement our business plan and business model, which includes locating high quality prospects and projects and supplying the exploration capital, along with the technical, operational and administrative support and management oversight, needed to develop the prospects.

Management believes we can provide shareholder value with the implementation of our business plan which encompasses high quality financial and oil and gas relationships, agreements for the development of oil and gas prospects, a vast inventory of prospects, minimal debt, and a commitment to low administrative expenses.

In 2005, as a new management team, our main focus was on improving the quality of our portfolio of oil and gas assets. We increased our proved PV-10 reserves from $13.7 million at December 31, 2004 to $46.5 million as of December 31, 2005. By high grading our portfolio we have acquired assets that have multiple year growth potential that allows us to more efficiently control the amount and timing of our capital expenditures. In 2005 we have also disposed of assets that did not meet our risk/reward parameters. Our current portfolio is extremely diversified relative to oil versus gas, big capital needs versus smaller capital needs, and high risk exploration versus lower risk/reward development. This gives us the ability to make sound decisions as to where our capital should most appropriately be deployed. We believe we were successful in 2005 at creating an extremely high-graded portfolio of oil and gas assets and a sound infrastructure, which enables us in 2006 to focus on the development of our high quality properties which should have a significant impact on our production, revenues and cash flows.

RESULTS  OF  OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes to the financial statements included in this Prospectus.

The factors that most significantly affect our results of operations are: (i) the sale prices of crude oil and natural gas; (ii) the amount of production sales; and (iii) the amount of lease operating expenses. Sales of production and level of borrowings are significantly impacted by our ability to maintain or increase production and reserves from existing oil and gas properties through exploration and development activities.

FOR  THE  YEAR  ENDED  DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31,
2004

Revenues

Consolidated oil and gas production revenues for the year ended December 31, 2005 were $1,701,043 versus $4,718,313 for the year ended December 31, 2004. The decrease in revenues from 2004 to 2005 is a result of several factors including the sale of the Blue Ridge Field in Fort Bend County, Texas in July 2005. The Blue Ridge field accounted for 32,500 barrels of oil in 2004 versus only 12,600 barrels in 2005, due primarily to the sale of the asset in mid 2005.

Secondly,  the  decrease in production in 2005 was due to the continued pressure depletion and eventual temporary shut down in October 2005 of our Gruman 18-1 well in Stark County North Dakota. In mid 2004 the well started to experience significant pressure depletion which continued through 2005. The Gruman 18-1 well produced 98,600 boe in 2004 (86% of that production in the first 6 months of 2004), versus total production of 19,800 boe in 2005. We have attempted to mitigate the effects of the pressure depletion with a submersible pump, however this pump was down from October 27, 2005 through March 9, 2006. We drilled an increased density well in April, 2006 to 9,890 feet, measured depth which is being completed for water injection. The water injection is expected to provide pressure support for the existing well with a resulting increase in the production rate.

Our future revenue will be principally dependent upon the success of the development of our current quality prospects and projects as well as the market price for crude oil and natural gas. We plan to focus capital resources on the Barnett Shale resource project (pending resolution of all matters associated with Program Agreement and Extension Agreement described herein), the development of our proved properties in Texas, Louisiana and North Dakota, as well as our exploration projects in Texas and Mississippi.

We have not previously utilized any hedging instruments and have no plans to do so in the foreseeable future.

Lease  Operating  and  Production  Tax  Expense

Lease operating and production tax expense for the years ended December 31, 2005, and December 31, 2004, were $581,313 and $773,723, respectively. These expenses, which are primarily outsourced to third party vendors and contractors relate to the day to day costs that are incurred to operate and maintain our wells and related production equipment. The decrease is partly related to the decrease in production from 2004 to 2005 as explained above. However; although these expenses have decreased from 2004 to 2005, they have not decreased on the same proportion as production revenue. This relates to the fact that even though production taxes reduce proportionately to production revenue, lease operating expenses will not necessarily reduce proportionately; lease operating expenses continue to be incurred even when production is declining as in the case of our North Dakota well.

Depletion,  Depreciation  and  Amortization

Costs for depletion, depreciation and amortization for the years ended December 31, 2005, and December 31, 2004, were $563,252 and $2,219,998, respectively.
Depletion  expense  per  barrel
of oil equivalent was $15.24 and $16.83 for the years ended December 31, 2005 and 2004 respectively. Although there was an increase in properties subject to amortization of depletion of $6,359,073 ($11,849,520 and $5,490,447 in December 31, 2005 and 2004 respectively), that increase was offset by two factors that would cause a decrease in total depletion: 1) the significant decrease in production from 2004 to 2005 (35,676 boe and 131,194 boe for the years ending December 31, 2005 and 2004, respectively), and 2) the increase in proved reserves of 2.1 million boe from 2004 to 2005. Depletion is calculated using the percentage of units of production over the total proved reserves. Therefore, being that our total units produced decreased and our total proved reserves increased, our depletion percentage of proved properties subject to amortization of depletion decreased.

General  and  Administrative  Expenses

General and administrative expenses for the years ended December 31, 2005, and December 31, 2004, were $3,268,088 and $3,239,184 respectively. Although the general and administrative expenses for these periods were comparable, there were differences in the actual expenses that were incurred. In 2004 the Company did not have any employees and all the personnel costs were treated as consulting fees. In January 2005 all of the officers and other personnel became employees.

Also in 2005 we reduced significant areas of the general and administrative expenses while also increasing the quality and effectiveness of the resources that we spent our funds on. These decreases are not directly apparent to the total general and administrative expenses due to inclusion of the write-offs in 2005 of bad debts and prepaid credits related to prior period operations.

In May 2005 we increased our technical expertise by hiring 5 technical employees, including our COO, Manager of Operations, Manager of Geology, Manager of Land and Manager of Engineering. We believe we achieved a significant accomplishment by increasing our technical expertise and writing off bad debts and prepaid credits with our general and administrative expenses remaining constant from 2004 to 2005. Significant details of general and administrative expenses listed below:

-------------------------------------------------------------------
                                  2004        2005      DIFFERENCE
-----------------------------  ----------  ----------  ------------
Third Party Consulting         $2,051,844  $  590,581  $(1,461,263)
-----------------------------  ----------  ----------  ------------
Employee Costs                        -0-   1,413,398    1,413,398
-----------------------------  ----------  ----------  ------------
Travel and Entertainment          213,444     138,227      (75,217)
-----------------------------  ----------  ----------  ------------
Accounting and Legal              491,154     416,114      (75,040)
-----------------------------  ----------  ----------  ------------
Bad debts and prepaid credits         -0-     205,443      205,443
-------------------------------------------------------------------

Net  Loss  from  Operations

We generated a net operating loss of $2,711,610 or $0.11 per share, for the year ended December 31, 2005, compared to a net loss of $1,514,592 or $0.09 per share, for the year ended December 31, 2004. The $1,197,018 variance is related mainly to the decrease in production from our North Dakota well as explained above and due to the sale of our Blue Ridge Field asset. There was no profit and loss effect of the sale of the Blue Ridge Field asset because under full cost accounting no gain or loss is recorded on the sale of an asset.

As explained above, our main focus during 2005 was to improve the quality of our portfolio of our oil and gas assets and dispose of assets that did not meet our risk/reward parameters. Our current portfolio is extremely diversified. We believe we were successful in 2005 in creating an extremely high-graded portfolio of oil and gas assets and a sound infrastructure, which will enable us to focus on the development of our high quality properties in 2006 which we anticipate, will have a positive impact on our production, revenues and cash flows.

FOR THE THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2005

Revenues

Consolidated oil and gas production revenue for the quarter ended March 31, 2006, was $121,914 versus $654,164 for the quarter ended March 31, 2005. The decrease was primarily due to our North Dakota well being down from October 2005 until March 2006 as a result of the pump being down. However, we have drilled an increased density well in April, 2006 to 9,890 feet, measured depth which is being completed for water injection. The water injection is expected to provide pressure support for the existing well with a resulting increase in the production rate.

Other projects that may have a near term affect on our revenues are 1) the first well in the SW Garwood project should payout in the second quarter of 2006, 2) the first well in the Rodney Island project will be sidetracked and completed in the second quarter of 2006, 3) in the Buena Vista, Mississippi prospect, we plan to test and complete the well in a portion of approximately 280 feet of potentially productive Hosston sands up-hole, which appears to have superior reservoir properties compared to the sands already tested.

The decrease in revenue can also be attributed to the sale of our Blue Ridge Field property in Fort Bend County, Texas effective July 1, 2005, which previously accounted for an average of 1,845 barrels of oil per month of production.

Our revenue will principally be dependent upon the success of the acquisition and development of future quality prospects as well as the market price for crude oil and natural gas.
Lease  Operating  and  Production  Tax  Expense

Lease  Operating  Expenses  and  Production  Taxes

Lease operating and production tax expense for the quarters ended March 31, 2006 and 2005 were $161,690 and $177,060, respectively. These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities. Although there was a significant decrease in production from 2005 to 2006, the lease operating expenses remained relatively constant because in November 2005 we added approximately 30 existing wells associated with our Quinduno Field Prospect, Roberts County, Texas that require lease operating costs to be incurred even though the wells have minimal production. These existing, but non-productive wells are vital to the success of the waterflood project that we will be needed to realize the reserves in the Quinduno Field.

Depletion,  Depreciation  and  Amortization

Costs for depletion, depreciation and amortization for the quarters ended March 31, 2006, and 2005, were $37,381 and $334,459 respectively. This decrease is attributable to both lower production in the first quarter of 2006 compared with the first quarter of 2005 and the significant increase in proved reserves in the first quarter of 2006 compared with the first quarter of 2005. Production in the first quarter of 2005 was 14,187 Boe as compared to 1,544 Boe in the first quarter of 2006. The proved reserves increased to approximately 2.6 million Boe as of March 31, 2006 as opposed to approximately 580,000 as of March 31, 2005. Given the fact that depletion is calculated by multiplying the net amortizable costs times the units of production in the related period relative to the total proved reserves, the depletion amount for the first quarter of 2006 was significantly lower than the depletion for the same period in 2005.

General  and  Administrative  Expenses

General and administrative expenses for the quarters ended March 31, 2006 and 2005, were $722,548 and $638,080, respectively. The increase can be attributed mainly to the hiring of several technical and financial employees after the first quarter of 2005.

Net  Loss/Income  from  Operations

We generated a net operating loss of $(799,705) or $(0.03) per share, for the quarter ended March 31, 2006, compared to net operating loss of $(495,435) or $(0.03) per share, for the quarter ended March 31, 2005. The $(304,270) variance is related mainly to the fact that revenues decreased a total of $532,250 from the same period in 2005 to 2006 offset by a decrease in total costs and expenses of $227,980 from 2005 to the same period in 2006. The decrease in revenue was due primarily to the decrease in the production of our North Dakota well (as discussed herein) due to operational problems with a pump.

Off-Balance  Sheet  Arrangements

We had no off-balance sheet arrangements during the fiscal year ended December 31, 2005 or during the three month period ended March 31, 2006.

LIQUIDITY  AND  CAPITAL  RESOURCES

Since inception, we have primarily financed our operating and investing cash flow needs through private offerings of equity securities, sales of crude oil and natural gas, and the use of debt instruments such as corporate bonds and revolving credit facilities. The proceeds from, and the utilization of, all these methods have been and Management believes will continue to be, sufficient to keep the operations funded and the business plan moving forward. We plan to continue to utilize these methods to access capital in order to implement our business plan, which we believe will be an effective vehicle to carry out our business plan.

Financial  Advisors

On December 21, 2005, we engaged the Corporate Finance Division of Macquarie Securities (USA) Inc. as an exclusive financial advisor. Macquarie's services will be utilized in connection with debt or equity transactions the Company may contemplate.

Private  Placements

In April 2005, we completed sales of $12.6 million of our common stock in private offerings. We received net proceeds of approximately $11.9 million which were to be used for general corporate purposes, including the drilling of projects in our prospect inventory.

In February 2006, we completed sales of $2.7 million of our common stock in a private offering. We received net proceeds of approximately $2.56 million which are to be used for general corporate purposes, including the drilling of projects in our prospect inventory.

Revolving  Credit  Agreement

In September 2005, we amended and restated our revolving credit agreement to $10 million which allowed Fortuna Energy, L.P. to participate in the ownership and development of an eight prospect package in our inventory. The significant provisions of the Credit Facility are as follows:

The Credit Facility matures on the 30-month anniversary of the initial advance (which occurred on September 29, 2005) and may be prepaid at any time. Repayment of each tranche borrowed shall be interest only for six months and shall then amortize on a 30 month basis with all then outstanding tranches due and payable April 1, 2008. The last date for advances shall be October 15, 2007.

The proceeds may be utilized for past, present or future acquisitions of oil and gas leases, including associated costs of technical review and analysis, drilling, reworking, production, transportation, marketing and plugging. The proceeds may also be used to fund all lender charges and fees, including legal fees of Fortuna's counsel.

Subject to the draw limitations and funds availability provisions described below, we are required to utilize the funds from the Credit Facility to fund lease acquisitions by our Beacon Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C. subsidiaries before resorting to funds which may be available internally or from third parties (other than drilling co-venturers).

The collateral for the Credit Facility includes a first and prior lien on the oil and gas leases acquired with Fortuna's funds, as well as the equipment on any well drilled with Fortuna's funds. The collateral also includes all existing and future lease interests in the eight project package listed above and the State of Oklahoma, and all existing lease interests in North Dakota (regardless of whether Fortuna's funds are utilized in North Dakota) as well as our membership interest in Beacon Petrosearch, L.L.C. and Anadarko Petrosearch, L.L.C.

Under the Credit Facility, Fortuna will receive a 2% overriding royalty interest of Petroseach's proportionate net revenue interest in the leases acquired or drilled using Fortuna's funds, as well as a like overriding royalty in current leases held in Beacon Petrosearch, L.L.C. and certain leases held in Anadarko Petrosearch, L.L.C. in Oklahoma. Under the terms of the Credit Facility, principal is to be repaid in 24 monthly installments equal to 1/30th of the principal commencing six months after the initial advance, with the balance being paid at the maturity of the facility. Interest shall be repaid under the Credit Facility at Wall Street Journal prime +3% per annum payable monthly in arrears.

As of May, 9, 2006, the principal balance outstanding pursuant to the Credit Facility was $5,207,500.

It is Management's intent to utilize the Credit Facility to acquire new leases and develop existing leases with these funds, securing the debt with the collateral required under the terms of the Credit Facility.

Sale  of  Property

In June 2005, we entered into an option agreement to sell all of the assets of our TK Petrosearch subsidiary for a cash purchase price of approximately $2,140,000. The option agreement was exercised on August 3, 2005 with the effective date of the transfer being July 1, 2005. The assets sold accounted for $1,370,110 of our PV-10 proved reserves as of December 31, 2004, or approximately 10% of our total proved reserve value at that date.

Project  Financing  and  Right  of  First  Refusal

On January 11, 2006, we entered into an Agreement with Rock Energy Partners ("Rock") covering the geographic areas of current operations in Jefferson County, Mississippi and Colorado County, Texas affecting the Company and Rock, including agreements and stipulations regarding future operations in those geographic areas, the terms under which future exploration and development participation opportunities shall be offered by the Company to Rock, and agreed procedures for conducting internal audits and accounting reconciliations. As part of the transaction with Rock, the parties have executed an Amended Right of First Refusal Agreement (the "Amended ROFR") which replaces the previous Right of First Refusal Agreement between the Company and Rock which was entered in March 2004 (the "ROFR").

The Amended ROFR has more limited applicability to our various projects than the ROFR. While the original agreement required all of our prospects to be presented to Rock for consideration by Rock, the Amended ROFR does not require that all our prospects be offered to Rock for participation. The Amended ROFR also does not require that we offer to Rock prospects in any specified area, although the parties have separately stipulated to certain specified areas of mutual interest in the Mississippi and Colorado County areas based upon historical operations in those areas. The Amended ROFR permits us to decide which projects will be offered to Rock, so long as the projects actually presented are projects in which the Company owns or intends to retain a minimum of ten percent (10%) of the project interest available to the Company.

Under the Amended ROFR, Rock's percentage participation is limited to the range between ten percent (10%) minimum participation and forty percent (40%) maximum participation. The minimum and maximum participation limits are proportional to the interest available to the

Company. The Amended ROFR also calls for a minimum funding commitment required from Rock equal to $3,000,000 per year for new projects, without the right to carry over to any subsequent year as credit expenditures above the minimum required commitment for that year. Rock is also obligated to spend up to $8,800,000 for the drilling of one new well and one well re-entry to test the deep Wilcox at the SW Garwood prospect during 2006. This obligation of Rock's will cover 100% of the capital requirements for the two projects.

The Amended ROFR provides that the Company to retain in each prospect which is accepted by Rock a twenty-five percent (25%) reversionary interest in each interest assigned to Rock, with the reversion to take effect upon "payout" or recoupment of Rock's development costs net to that interest.

Sale  of  Investment  Asset

During May, 2006, we received $1,000,000 from the sale of 1,500,000 shares of common stock of TexComm, Inc. which we received as part of the transaction with TCRI in September 2003.

Drilling  Partnerships

We continue to strive to develop relationships with institutional or high net worth individuals to participate in our prospects. Management believes this will reduce our capital risk and increase the diversity of the projects in which we use our own capital. We intend to establish these drilling partnership relationships with terms that are standard in the oil and gas industry.


CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We analyze our estimates, including those related to oil and gas properties, income taxes, commitments and contingencies and stock-based compensation, and base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. We believe the following critical accounting policies are subject to significant judgments and estimates used in the preparation of our financial statements:

Oil and Gas properties. The Company uses the full cost method of accounting for oil and gas operations. Accordingly, all costs, including nonproductive costs and certain overhead costs associated with acquisition, exploration and development of oil and gas properties, are capitalized. Net capitalized costs are limited to the future net revenues, after income taxes, discounted at 10% per year, from proven oil and gas reserves plus the cost of the properties not subject to amortization. Such capitalized costs, including the estimated future development costs and remediation costs, if any, are depleted by an equivalent units-of-production method, converting gas units (MCF) to oil units (barrels) at the ratio of six MCF of gas to one barrel of oil. Also, with full cost accounting, no gain or loss is recognized upon the disposal of oil and gas properties, unless such dispositions significantly alter the relationship between capitalized costs and proven oil and gas reserves. Oil and gas properties not subject to amortization consist of the cost of undeveloped leaseholds and other geological and exploration costs, and totaled $3,513,597 at December 31, 2005. These costs are reviewed periodically by management for impairment, with the impairment provision included in the cost of the oil and gas properties subject to amortization. Factors considered by management in its impairment assessment include drilling results, re-evaluations of properties, terms of oil and gas leases not held by production and available funds for exploration and development.

Income taxes. The Company uses the asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences of (1) temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and (2) operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income during the period the rate change is enacted. Deferred tax assets are recognized in the year in which realization becomes determinable. Periodically, management performs a forecast of its taxable income to determine whether it is more likely than not that a valuation allowance is needed, looking at both positive and negative factors. A valuation allowance for our deferred tax assets is established, if in management's opinion, it is more likely than not, that some portion will not be realized. At December 31, 2005, a valuation allowance of $1,628,636 has been provided for deferred tax assets.

Commitments and contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Management does not see any circumstances that would require the Company to record a loss contingency; therefore, to date no commitments or contingencies have been recorded.

Stock Based Compensation - In the past, the Company has periodically issued incentive stock warrants to officers, executives, directors, and consultants to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such warrants has been approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant. In December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS 123. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as stock-based compensation expense in the Company's Consolidated Statements of Operations based on their fair values. Proforma disclosure is no longer an alternative, as was permitted by SFAS 123. Until the adoption of the provisions of SFAS 123(R) on January 1, 2006, the Company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options and warrants because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", required use of option valuation models that were not developed for use in valuing employee stock options or warrants. Under APB 25, if the exercise price of the Company's employee stock options is greater than or equal to the market price of the underlying stock on the date of grant, no compensation expense was recognized. Currently, the Company has no plans to issue stock warrants to any parties other than in financing arrangements with third parties. Consequently, based on current plans, the adoption of SFAS 123(R)'s fair value method will not have a significant impact on the Company's future results of operations or financial position. The adoption of SFAS 123(R) will not result in any compensation charges in 2006 related to options outstanding at December 31, 2005, because all employee stock options were vested as of December 31, 2005. There was no compensation expense related to warrants during the three month periods ended March 31, 2006 and 2005.

BUSINESS  CONDITIONS  AFFECTING  THE  COMPANY

The crude oil and natural gas industry is extremely cyclical in nature. During the peaks in this cycle, oil prices are higher, exploration activities are more prolific and the costs associated with investing in and developing quality prospects are generally higher than during the downward phase of the cycle. Inherent in this industry during the peaks and valleys are several issues that can affect our ability to be successful in our business plan. These issues are as follows:

Oil and Gas Prices. Commodity prices have been relatively high for the past few years and are currently at or near all time highs. The entire industry in all aspects is extremely active, mainly due to the high prices and current political and economic climate surrounding the energy industry. Because of the increase in prices, many more exploration and production companies have been formed and many existing companies have increased exploration programs or are interested in investing in exploration.

Quality Prospects-Competition. There is intense competition in the oil and gas industry with respect to the acquisition of producing properties and undeveloped prospects. Many major and independent oil and gas companies are actively pursuing and bidding for the mineral rights of desirable properties. Although we have many quality prospects in our inventory, it will be essential to our success to continue to acquire and develop new prospects. The sustained commodity prices could continue to make it more difficult or more costly to acquire these properties.

Oil-field Services. We rely on independent contractors to assist in conducting our operations. However, as the competition in the industry intensifies, it may become harder for the Company to obtain drilling rigs and other oil-field services to successfully conduct our operations. There is increased competition in the oil and gas industry for contract drillers, geologists and all other oil field services. However, we believe that current demand in the areas that we are targeting for drilling prospects has generally been stable and our ability to acquire the necessary services will be sufficient to execute our business plan.

PLAN  OF  OPERATIONS

CURRENT  PROJECTS  AND  CAPITAL  REQUIREMENTS

BARNETT SHALE PROJECT - In February 2006, we entered into a First Amended and Restated Program Agreement (the "First Amended and Restated Program Agreement") with Harding Company (Dallas, Texas) which provides for our participation with Harding Company and other oil and gas companies in the development of an Area of Mutual Interest representing a total of 1.6 million acres of Barnett Shale lands located in five North Texas Counties. The first well was spudded on February 8, 2006, in Tarrant County, Texas, casing was cemented at 9,264 feet total depth on March 4, 2006, and this initial well is awaiting fracture stimulation and completion. The second horizontal well in the project was spudded on

March 15, 2006, in Ellis County and drilled to a depth of 11,530 feet. On May 9, 2006, casing was cemented at 11,483 feet measured depth. This well is also awaiting fracture stimulation and completion. A third well is scheduled to spudded in May, 2006, in Tarrant County, Texas. This project is subject to the pending resolution of all matters relating to the First Amended and Restated Program Agreement between the Company and Harding, and the contingencies set forth in the ExxonMobil/Harding Agreement as previously described herein.

NORTH TEXAS/PANHANDLE WATER FLOOD PROJECT - In November 2005, we acquired a 100% working interest in 1,755 acres in the Quinduno Field in Roberts County, Texas, in the Anadarko Basin. The Company's working interest reduces to 90% at payout, including the cost of acquisition. Proved reserves are estimated by Ryder Scott to be 2.0 MMbo and 1.1 Bcf of gas with an SEC PV-10 value of $33.7 million (at December 31, 2005). The purchase price (in November 2005) equated to $3.37 per proved barrel of oil equivalent (boe) based on a conversion factor of 6 Mcf/bo. As operator, we intend to extract the reserves through conventional water flood technology. The first phase of the project began in March 2006 with the drilling of a new well, the Maddox #42, for production to a depth of 4,495 feet. An unexpected oil saturated fourteen foot limestone interval was found, and tested, approximately 180 feet below the top of the target water flood horizon (Lower Albany Dolomite). The reservoir appears to be normally pressured and does not appear to have been produced in the past. The well was completed April 13, 2006, and is producing at the rate of approximately 8 to 12 BOPD. As a result of this new zone discovery, the company is evaluating plans to develop the zone without interfering with the planned water flood development. During 2006, a minimum of 4 old wells will be converted to injection wells and water injection will begin.

SW GARWOOD, COLORADO COUNTY, TEXAS - The initial well on this prospect, the Pintail #1, completed in the Upper Wilcox in December 2004, is expected to pay out by the end of the second quarter of 2006 from the first of 5 potentially productive zones. The well is currently producing approximately 479 Mcfd with 7 barrels of condensate. After payout we will back-in for 33-1/3% working interest until payout of all project money spent to-date, including acquisition costs, at which time our working interest will reduce to 13.33%.

The second well, Pintail Flats #1, was completed and fracture stimulated in May 2005 in the deepest sands penetrated by the well in the Lower Wilcox formation. Completion problems resulting from the fracture treatment have resulted in the well performing below expectations (producing approximately 170 Mcfd) from this zone. The well has an additional 5 potentially productive zones in the Lower Wilcox and 3 in the Upper Wilcox. An engineering review of available data to determine the best way to maximize the production rate from the well has been completed. Plans are being made to re-complete and stimulate the well in 3 or 4 of the shallower Lower Wilcox zones by the end of the second quarter.

Net  proved  reserves for this project, as estimated by Ryder Scott Company, are
1.2 Mbo and 642 MMcf of natural gas. Of the 2,402 acres in the prospect, we have: 20% working interest in approximately 240 acres; 33.33% working interest after payout on a well by well basis in 1,018 acres that reduces to 13.33% after project payout; 33.33% working interest after payout on a well-by-well basis in 640 acres that reduces to 18.33% at project payout; and 21.5% working interest after payout on a well by well basis in 444 acres that reduces to 19.25% at project payout. The cost of the two existing wells has been funded by our drilling partner.

BUENA VISTA, JEFFERSON COUNTY, MISSISSIPPI - We fracture stimulated and tested approximately 80 feet of potentially productive sands at the base of the Hosston zone without establishing commercial production in the Phillips-Burkley #1 well during 2005. The presence of gas was established but production rates were non-commercial. These sands have been abandoned and we plan to test and complete the well in a portion of approximately 280 feet of potentially productive Hosston sands up-hole, which appear to have superior reservoir properties compared to the sands already tested. We plan to complete the work by the end of June 2006.

The Phillips-Burkley # 1, an exploratory gas well on a leasehold position of 7,481 acres, has been funded by our drilling partner. We are the operator and have a 50% working interest in the well and acreage. If commercial reserves can be established, the structure could support in excess of 22 additional wells.

AIRPORT PROSPECT, WOODWARD COUNTY, OKLAHOMA - We farmed out this 640-acre prospect in November 2005 and retained a 10% working interest. The initial well, the Corbett N 13 #1 was spudded on March 7, 2006, and reached total depth of 8,323 feet in the Morrow Sands on March 27, 2006. Three sands were perforated and tested gas. The well is currently awaiting fracture stimulation.

PROJECTS ASSOCIATED WITH REVISED CREDIT AGREEMENT

GRUMAN PROSPECT, STARK COUNTY, NORTH DAKOTA - In September 2005, we purchased an additional 21.25% working interest, giving us an 85% working interest in this Lodgepole Reef oil well. On March 28, 2006, we spudded a well (the Gruman 18-3) intended to be either an increased density well or a water injection well, updip of the Gruman 18-1. The well reached total depth of 9.890 feet on April 14, 2006, and is being completed as an injection well.

Proved developed reserves in the prospect to our share of the well as of December 31, 2005, are 309 Mbo and 82 MMcf of natural gas, as estimated by a third party engineering firm, McCartney Engineering, LLC.

RODNEY ISLAND, TENSAS PARISH, LOUISIANA - In October 2005, we took over operations of the Harper Z-1 well on the Rodney Island prospect from the previous operator after casing was set and cemented. Downhole mechanical difficulties hindered our attempt to complete the well, which was directionally drilled to a measured depth of 11,701 feet (vertical depth = 9,373 feet) and logged approximately 19 feet of oil sand in the Tuscaloosa Massive Sand. We are now finalizing our well program and rig selection for sidetracking the well to improve wellbore conditions. We expect the work to be done by the end of July.

Re-mapping based on the additional data from the Harper Z-1 well indicates as many as 2 additional proved locations and 3 other identified locations. Ryder Scott estimates proved reserves net to our share as of December 31, 2005 to be -
49.4 Mbo and 26 MMcf. We have a 25% working interest before payout in the Harper Z-1 well and 18.75% working interest after payout. We have an 18.75% working interest in all additional wells.

TAIT PROJECTS - COLORADO COUNTY, TEXAS -. The initial well on this 1,250 net acre prospect, the Sealy #1, was drilled to a depth of 10,895 feet and logged on May 12, 2006. The primary Upper Wilcox target at 10,600 was shaled out and a secondary Wilcox objective at 10,350 feet was tight. We elected not to participate in an uphole Frio Sand completion attempt. Two additional updip Frio locations remain on this acreage. We have a 10% non-operated interest in the project.

BURLESON COUNTY, TEXAS, PROJECTS -- A multi-well natural gas project that includes a total of 15 development and step-out locations in the Austin Chalk and Georgetown formations at approximately 10,000 feet vertical depth on a targeted leasehold position of approximately 11,000 acres, with 7,361 net acres having been leased. Horizontal wells are planned with total measured length of approximately 13,000 feet. The initial well is planned to be spudded in the third quarter of 2006 with a second well planned in the fourth quarter of 2006. We will have a 37.5% non-operated working interest in the project.

MISSISSIPPI TUSCALOOSA PROJECTS -- We have identified five Tuscaloosa oil prospects in the Mississippi Inland Salt Basin, in Yazoo County, comprising a maximum of 2,295 acres and up to 18 potential drilling locations. Eight locations are planned to be drilled in 2007, ranging from 6,150 feet to 7,500 feet in depth. Approximately 55% of the required acreage has been leased. Seismic data on the prospects has been reprocessed and confirmed our original geological analysis. We own 100% of the prospects and will operate the project.


                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS
                         -------------------------------

Our common stock is quoted on the OTCBB under the symbol "PTSG.OB." The following table sets forth the quarterly high and low closing prices per share for the common stock for the last two fiscal years and the subsequent interim period. Our fiscal year ended December 31, 2005.

-----------------------------------
QUARTER                HIGH    LOW
--------------------  ------  -----
1st Quarter 2004 (1)  $20.15  $4.42
--------------------  ------  -----
2nd Quarter 2004 (1)  $ 6.57  $4.16
--------------------  ------  -----
3rd Quarter 2004 (1)  $ 5.79  $2.21
--------------------  ------  -----
4th Quarter 2004 (1)  $ 3.90  $1.95
--------------------  ------  -----
1st Quarter 2005      $ 2.60  $1.18
--------------------  ------  -----
2nd Quarter 2005      $ 2.20  $1.13
--------------------  ------  -----
3rd Quarter 2005      $ 1.83  $0.90
--------------------  ------  -----
4th Quarter 2005      $ 1.49  $0.72
--------------------  ------  -----
1st Quarter 2006      $ 1.80  $1.10
-----------------------------------

(1) All figures shown for fiscal quarters prior to first quarter 2005 are stated using post-reverse split (6.5-to-1) bid price equivalents.

On May 9, 2006, the last reported sales price of our Common Stock was $1.38 per share. On May 19, 2006, there were approximately 2,500 stockholders of record.

                      EQUITY COMPENSATION PLAN INFORMATION
                      ------------------------------------

The following table sets forth all equity compensation plans as of December 31, 2005:

------------------------------------------------------------------------------------------------
                                                                           NUMBER OF SECURITIES
                                                                         REMAINING AVAILABLE FOR
                                                                          FUTURE ISSUANCE UNDER
                       NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE       EQUITY COMPENSATION
                       BE ISSUED UPON EXERCISE     EXERCISE PRICE OF         PLANS (EXCLUDING
                       OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
                         WARRANTS AND RIGHTS      WARRANTS AND RIGHTS          COLUMN (A))

    PLAN CATEGORY                (A)                      (B)                      (C)
---------------------  ------------------------  ----------------------  -----------------------
Equity compensation
plans approved by                N/A                      N/A                      N/A
security holders
---------------------  ------------------------  ----------------------  -----------------------
Equity compensation
plans not approved by         8,495,045                $  3.57                     N/A
security holders
---------------------  ------------------------  ----------------------  -----------------------
        TOTAL                 8,495,045                $  3.57                     N/A
------------------------------------------------------------------------------------------------

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

We would not be able to pay our debts as they become due in the usual course of business; or

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. Our current policy is to retain any earnings in order to finance the expansion of our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
               --------------------------------------------------

We have had no changes in or disagreements with accountants on accounting and financial disclosure.

                                 USE OF PROCEEDS
                                 ---------------

We are not selling any shares of our Common Stock and therefore, there will be no proceeds to us from the sale of shares of Common Stock. However, we may receive up to approximately

$30,155,506 upon the exercise and payment for the outstanding warrants held by certain selling stockholders for which we have registered shares of common stock. We intend to use any proceeds from the exercise of warrants for working capital purposes.


                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS
                          -----------------------------

The following table sets forth our Directors and executive officers as of May 9, 2006:

-----------------------------------------------------------
Name             Age  Position
---------------  ---  -------------------------------------
Richard D. Dole  60   Director, Chairman, President and CEO
---------------  ---  -------------------------------------
Wayne Beninger   52   Chief Operating Officer
---------------  ---  -------------------------------------
David Collins    37   Chief Financial Officer
---------------  ---  -------------------------------------
Gerald Agranoff  59   Director
---------------  ---  -------------------------------------
Richard Majeres  39   Director
-----------------------------------------------------------

RICHARD D. DOLE, DIRECTOR, CHAIRMAN OF THE BOARD, PRESIDENT AND CEO Mr. Dole joined us as a Director in July 2004, and assumed the positions of Chairman, President and CEO in December 2004. Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. Since that time he has been active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He was also co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole's extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PriceWaterhouse Coopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. From August 2003 to July 2004, Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC), a member of its audit committee and a designated financial expert. He currently serves as a director of Double Eagle Petroleum Company (DBLE, NASDAQ, small cap) and chairs the audit committee and is the designated financial expert. Mr. Dole graduated from Colorado State University.

WAYNE  BENINGER,  CHIEF  OPERATING  OFFICER
Mr. Beninger joined us as Chief Operating Officer in May 2005. Prior to May 2005, Mr. Beninger served as President of Southwest Oil & Gas Management, Inc. ("SOGMI") which he founded in 1997 to provide oil and gas property evaluation services, geologic prospect review, contract operating services, technical support for initial public offerings and strategic planning solutions for domestic and international projects. Prior to Mr. Beninger joining the Company, SOGMI provided a significant amount of our engineering and geological services for all projects. From 1995 to 1997, Mr. Beninger was the Vice President for Strategic Planning with WRT

Energy Corporation. From 1982 to 1995 he was first employed by, and then was a partner in, The Scotia Group, a domestic and international consulting firm where he provided petroleum engineering and geological services for companies and projects in the majority of active petroleum basins in both the U.S. and overseas. He has been active in the oil and gas industry since 1976. Mr. Beninger holds undergraduate degrees in both petroleum engineering and geology from the University of Southern California and has a number of industry publications to his credit. He is a member of the Society of Petroleum Engineers, Pi Epsilon Tau (petroleum engineering honorary fraternity) and Sigma Gamma Epsilon (geologic honorary fraternity).

DAVID  COLLINS,  VICE  PRESIDENT,  CHIEF  FINANCIAL  OFFICER
Mr. Collins joined Petrosearch Corporation as a Vice President and the Chief Financial Officer in October 2003. Previously, he served as the Controller of Kazi Management VI, LLC, a diversified investment and management organization actively involved in energy, retail food chains, aquaculture and biotechnology from February 2002 to October 2003. At Kazi Management VI, he was responsible for the financial operations of multiple accounting offices across the United States, as well as fourteen international and domestic Companies. Mr. Collins was also the Chief Financial Officer of ZK Petroleum, an independent oil producer in South Texas. Prior to Kazi Management VI, he served as an independent analyst for The March Group in St. Thomas, U.S.V.I. from February 2001 to January 2002. Mr. Collins previously held the position of Chief Financial Officer of Federation Logistics, LLC in the New York metropolitan area from November 1994 to January 2001. Mr. Collins graduated from Villanova
University in 1990 with a Bachelor's degree in Accountancy. He became a Certified Public Accountant and began his career in the Financial Services Division of Ernst and Young in New York City. At Ernst and Young, he performed audits of Fortune 500 Companies.

GERALD  N.  AGRANOFF,  DIRECTOR
Gerald N. Agranoff joined us as a Director in May 2004. Mr. Agranoff has been counsel to the firm of Kupferman & Kupferman, L.L.P. in New York since 2004 and has been a general partner of SES Family Investment and Trading Partnership, L.P., an investment partnership since 2004. Mr. Agranoff has also been a member of Inveraray Capital Management L.L.C., the investment manager of Highlander Fund B.V. and Highlander Partners (USA) L.P since 2002. He is also a director and the chair of the audit committee of Triple Crown Media Inc (symbol, TCMI). Active in Wall Street financial transactions for over two decades, his specialties include taxation, investments and corporate finance. From 1975 through 1981, Mr. Agranoff was engaged exclusively in the private practice of law in New York and was an adjunct-instructor at New York University's Institute of Federal Taxation. Previously, he served as attorney-advisor to a Judge of the United States Tax Court. He holds an L.L.M. degree in Taxation from New York University and J.D. and B.S. Degrees from Wayne State University.

RICHARD  MAJERES,  DIRECTOR
Richard Majeres joined us as a Director in May 2004. In December 2000, Mr. Majeres was one of the founding partners of the Houston public accounting firm Ubernosky & Majeres, PC, which currently operates as Ubernosky, Passmore & Majeres, LLP, offering tax, audit, accounting and management consulting services. Mr. Majeres has served as a partner of this firm since its inception in December 2000. From January 1999 to November 2000, Mr. Majeres was a partner at Cox & Lord, PC. Mr. Majeres graduated from Bemidji State University, Bemidji, Minnesota in 1989 with a bachelor's degree in accounting. Upon graduation, he served as a field auditor with the Federal Energy Regulatory Commission of the Department of Energy. Mr. Majeres became a certified public accountant in 1992. He has extensive experience with oil and gas entities, including exploration and development partnerships and corporations and currently focuses a majority of his efforts on the Firm's audit practice.

COMMITTEES OF THE BOARD OF DIRECTORS

We held two in person and four telephonic meetings of the Board of Directors during the fiscal year ended December 31, 2005, and the Board of Directors took action at Board meetings or by unanimous written consent eight times during that period. Mr. Dole is our only Director who is also an Officer. We currently have an audit committee of the Board of Directors made up of Richard Majeres and Gerald Agranoff. The Board of Directors is in the process of evaluating the need for other appropriate committees for our future growth.

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Richard D. Dole, at our executive offices, 675 Bering Drive, Suite 200, Houston, Texas 77057. While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Dole collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Dole will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Dole will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Our Bylaws provide that nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures, as set forth in the Bylaws:

Nominations of persons for election to the Board of Directors may be made at a meeting of the shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Company who is a shareholder of record at the time of the giving of such shareholders notice provided for in Paragraph 3.3 (of the Bylaws), who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of Paragraph 3.3 (of the Bylaws). Such nominations, other than those made by or at the direction of the Board of Directors shall be preceded by timely advance notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company (1) with respect to an election to be held at the annual meeting of the shareholders of the Company, not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and (2) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to shareholders of the Company as provided in Paragraph 2.4 (of the Bylaws) or public disclosure of the date of the special meeting was made, whichever first occurs. Any such shareholder's notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of each class of capital stock of the Company's beneficially owned by such person;
(iv) the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director if elected; (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (vi) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books of such shareholder, and (ii) the number of shares of each class of voting stock of the Company which are then beneficially owned by such shareholder. The presiding officer of the meeting of shareholders shall determine whether the requirements of Paragraph 3.3 (of the Bylaws) have been met with respect to any nomination or intended nomination. If the presiding officer determines that any nomination was not made in accordance with the requirements of Paragraph 3.3 (of the Bylaws), he shall so declare at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Paragraph 3.3 of the Bylaws. For (purposes of the notice provisions of the Bylaws), public disclosure shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements.

CODE OF ETHICS

Effective August 19, 2005, the Board of Directors adopted a Code of Ethics for our directors, officers and employees. A copy of our Code of Ethics was filed with our Form SB-2 registration statement on June 6, 2005.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the following individuals for the three most recently completed fiscal years ended December 31, 2005. No other compensation was paid to our named executive officers other than the compensation set forth below. The compensation reflected in this section has been awarded by us and our predecessor, Petrosearch Texas.

------------------------------------------------------------------------------------------------------------
                                         SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------
                                  ANNUAL COMPENSATION                    LONG TERM COMPENSATION
----------------------------  ---------------------------  -------------------------------------------------
                                                             AWARDS      PAYOUTS
                                                           -----------  ----------
                                                  OTHER                  OPTIONS/
                                                  ANNUAL   RESTRICTED      SARS                   ALL OTHER
                                                  COMP-       STOCK      WARRANTS      LTIP         COMP-
    NAME       TITLE    YEAR   SALARY    BONUS   ENSATION    AWARDED       (#)      PAYOUTS ($)   ENSATION
-----------  ---------  ----  --------  -------  --------  -----------  ----------  -----------  -----------
Richard      Chairman,  2005  $180,000      -0-       -0-          -0-         -0-          -0-         -0-
Dole(1)      CEO and    2004  $ 90,000      -0-       -0-          -0-   3,930,046          -0-         -0-
             President  2003       -0-      -0-       -0-          -0-      15,385          -0-         -0-
-----------  ---------  ----  --------  -------  --------  -----------  ----------  -----------  -----------
Bradley      Former     2005       -0-      -0-       -0-          -0-         -0-          -0-         -0-
Simmons(2)   Director,  2004  $180,000  $50,000       -0-          -0-         -0-          -0-  $110,000(3)
             CEO and    2003  $320,370      -0-       -0-          -0-     730,769          -0-         -0-
             President
-----------  ---------  ----  --------  -------  --------  -----------  ----------  -----------  -----------
Wayne        Chief      2005  $135,417  $25,000       -0-          -0-     365,000          -0-         -0-
Beninger(4)  Operating  2004       -0-      -0-       -0-          -0-         -0-          -0-         -0-
             Officer    2003       -0-      -0-       -0-          -0-         -0-          -0-         -0-
-----------  ---------  ----  --------  -------  --------  -----------  ----------  -----------  -----------
David        Chief      2005  $180,000      -0-       -0-          -0-      50,000          -0-         -0-
Collins(5)   Financial  2004  $165,000  $25,000       -0-  $    15,000         -0-          -0-         -0-
             Officer    2003       -0-      -0-       -0-  $    45,000     323,077          -0-         -0-
-----------  ---------  ----  --------  -------  --------  -----------  ----------  -----------  -----------
Eric         Former     2005  $180,000      -0-       -0-          -0-     500,000          -0-         -0-
Brown(6)     V.P.,      2004  $105,000      -0-       -0-          -0-      53,846          -0-         -0-
             Finance    2003       -0-      -0-       -0-          -0-         -0-          -0-         -0-
------------------------------------------------------------------------------------------------------------

Notes to Summary Compensation Table:

     (1) Mr. Dole was appointed as a Director in July 2004. On December 30, 2004, Mr. Dole assumed the roles of Chairman of our Board of Directors, President and Chief Executive Officer Mr. Dole entered into an employment agreement with the Company in November 2004 for a term of 2 years which called for compensation of $15,000 per month. Mr. Dole became an employee of the Company as of January 1, 2005.

     (2) Mr. Simmons served as a Director and Chief Executive Officer and President until his resignation on December 30, 2004. Mr. Simmons entered into a consulting agreement with the Company in December 2004 for a term of one year which calls for compensation of $15,000 per month. In September 2005 the Company and Mr. Simmons mutually agreed to terminate his consulting agreement.

     (3) During 2004, the Board of Directors approved advances to Mr. Simmons which were to be evaluated at year-end as possible compensation. The Board of Directors authorized a portion of the advances as a year-end performance bonus for 2004; the remaining balance of the advances was converted to a non-interest bearing receivable to the Company as of December 31, 2004. The outstanding balance of the loan as of December 31, 2005 was -0-.

     (4)  Mr. Beninger  was  appointed  Chief  Operating  Officer  in May, 2005.
          Mr. Beninger became an employee and entered into an employment agreement with the Company on May 1, 2005, for a term of 2 years which calls for compensation of $20,830 per month and a $50,000 annual bonus each year.

     (5) Mr. Collins was appointed Chief Financial Officer in September, 2004. Mr. Collins became an employee of the Company as of January 1, 2005. Mr. Collins entered into an employment agreement with the Company May 1, 2005, for a term of 2 years which calls for compensation of $15,000 per month.

     (6) Mr. Brown was appointed Vice President of Finance on December 30, 2004. Mr. Brown became an employee of the Company as of January 1, 2005. Mr. Brown entered into an employment agreement with the Company May 1, 2005, which called for compensation of $15,000 per month. Subsequent to the fiscal year end Mr. Brown tendered his resignation effective April 1, 2006.

                       OPTION/SAR/WARRANT GRANTS IN LAST FISCAL YEAR
                                    (Individual Grants)


-------------------------------------------------------------------------------------------
                     Number of       Percent of Total
                     Securities        Options/SARs/
                     Underlying      Warrants Granted    Exercise of Base
     Name        Warrants/Options/    to Employees in      Price ($/Sh)     Expiration Date
                  SARS Granted (#)    Fiscal Year (%)
---------------  ------------------  -----------------  ------------------  ---------------
Richard Dole                    -0-               -0-           N/A               N/A
---------------  ------------------  -----------------  ------------------  ---------------
Wayne Beninger              365,000              36.0%  $             1.95       11/15/2008
---------------  ------------------  -----------------  ------------------  ---------------
David Collins                50,000               4.9%  $             1.95       11/15/2008
---------------  ------------------  -----------------  ------------------  ---------------
Eric Brown                  500,000              49.3%  $             1.95       11/15/2008
---------------  ------------------  -----------------  ------------------  ---------------
Richard Majeres              50,000               4.9%  $             1.95       11/15/2008
---------------  ------------------  -----------------  ------------------  ---------------
Gerald Agranoff              50,000               4.9%  $             1.95       11/15/2008
-------------------------------------------------------------------------------------------


                          AGGREGATED OPTION/SAR/WARRANT EXERCISES IN
                         LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


----------------------------------------------------------------------------------------------
                                                           Number of            Value of
                                                          Unexercised      Unexercised In-The-
                                                           Underlying             Money
                 Shares Acquired                         Options/SARs/        Options/SARs/
     Name        on Exercise (#)   Value Realized ($)  Warrants at FY end  Warrants at FY end
                                                              (#);                ($);
                                                          Exercisable/        Exercisable/
                                                         Unexercisable        Unexercisable
---------------  ----------------  ------------------  ------------------  -------------------
Richard Dole                  -0-                 -0-       2,995,430/-0-              -0-/-0-
---------------  ----------------  ------------------  ------------------  -------------------
Wayne Beninger                -0-                 -0-         399,616/-0-              -0-/-0-
---------------  ----------------  ------------------  ------------------  -------------------
David Collins                 -0-                 -0-         373,077/-0-              -0-/-0-
---------------  ----------------  ------------------  ------------------  -------------------
Eric Brown                    -0-                 -0-         553,847/-0-              -0-/-0-
---------------  ----------------  ------------------  ------------------  -------------------
Richard Majeres               -0-                 -0-         111,538/-0-              -0-/-0-
---------------  ----------------  ------------------  ------------------  -------------------
Gerald Agranoff               -0-                 -0-         111,538/-0-              -0-/-0-
----------------------------------------------------------------------------------------------

There were no stock options, SAR's or warrants exercised by any of our named executive officers during our most recent fiscal year ended December 31, 2005.

Other  than  those  awards  listed  above, we have no long-term incentive plans.

DIRECTOR COMPENSATION

In May 2004, as director compensation, Messrs. Agranoff and Majeres each received 61,538 warrants to purchase shares of our common stock at a strike price of $6.50 per share which will expire on May 20, 2007. Additionally, in December 2004, Mr. Agranoff was paid $4,500 for consulting services to us.

From January 1, 2005 until December 31, 2005, Mr. Agranoff received $4,500 per month for consulting services provided to us including consultation, participation and review of our restructuring, the private placement transaction and the SB-2 Registration Statement. These services are no longer provided by Mr. Agranoff.

On March 25, 2005, the Board of Directors approved compensation to each of Gerald Agranoff, Richard Majeres and Don Henrich (our former Director) in an amount of (i) $25,000, which was payable $5,000 in cash and $20,000 in restricted stock, and (ii) 50,000 warrants to purchase our common stock at a strike price of $1.95 per share.

EMPLOYMENT AGREEMENTS

As of May 9, 2006, we have employment contracts in existence with officers and key personnel, including the above-referenced November 15, 2004, contract with Richard Dole (Chairman, President and CEO), and employment contracts with each of David Collins (Vice President and Chief Financial Officer) and Wayne
Beninger,  our  Chief  Operating  Officer,  each  dated  as  of  May  1,  2005.

The employment contracts with Messrs. Dole, Collins and Beninger provide for an employment term of two years. Each of the employment contracts provides for termination by the Company upon death or disability, with six month severance payments. Each of the employment contracts permits termination by the Company for cause, which includes malfeasance, misuse of funds, insubordination, a material uncured breach or conviction for a felony or crime of moral turpitude. The agreements may be voluntarily terminated by the employee at any time, with no severance payment. Additionally, the respective employees may elect to terminate their employment contract and receive severance pay upon a material uncured breach by the Company or a change in control, if within forty five days of the change in control the employee is not offered a position with the identical salary for a period equal to the then remaining term plus one year. For purposes of each agreement, a change in control is defined as a change in the majority of the Board of Director positions accompanying the acquisition of voting securities by a third party (other than directly from the Company) equivalent to forty percent of the voting control of the Company (other than a subsidiary or employee benefit plan), or accompanying a sale of all of the assets or a merger (other than involving a subsidiary). Upon termination for cause, the employee is not entitled to severance pay. A termination without cause while a contract is pending, other than due to a change in control, entitles the employees other than Mr. Dole to compensation through the end of the contract term plus an additional three months. A termination without cause of Mr. Dole or non-renewal of Mr. Dole's agreement gives rise to a severance pay obligation equal to twelve months. Upon a termination coupled with a change in control where the particular employee is not offered a position for the identical salary, and in the case of Messrs. Dole and Beninger, the same position, the employee is entitled to severance compensation equal to the face period of the employment contract then pending at termination (e.g. a 1-year contract would give rise to twelve months severance pay).


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information at May 9, 2006 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our Directors, (iii) each of our Executive Officers (including Wayne Beninger who became our Chief Operating Officer on May 16,
2005) and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 9, 2006, we had 31,099,570 shares of common stock issued and outstanding.

------------------------------------------------------------------------------------------------
TITLE OF CLASS              NAME AND ADDRESS OF              NUMBER OF SHARES    PERCENTAGE OF
                             BENEFICIAL OWNER                 OF COMMON STOCK   COMMON STOCK (1)
--------------  -------------------------------------------  -----------------  ----------------
Common Stock    Richard D. Dole                                   3,045,430(2)              8.9%
                Chairman, President and CEO
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -----------------  ----------------
Common Stock    Wayne Beninger                                     647,308 (3)              2.0%
                Chief Operating Officer
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -----------------  ----------------
Common Stock                                                        913,263(4)              2.9%
                David J. Collins
                Vice President and Chief Financial Officer
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -----------------  ----------------
Common Stock    Gerald Agranoff                                     114,102(5)               <1%
                Director
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -----------------  ----------------
Common Stock    Richard Majeres                                     203,942(6)               <1%
                Director
                675 Bering Drive, Suite 200
                Houston, Texas  77057
--------------  -------------------------------------------  -----------------  ----------------

--------------  -------------------------------------------  -----------------  ----------------
                ALL OFFICERS AND DIRECTORS                        4,924,045(7)               14%
                AS A GROUP (TOTAL OF  5)
--------------  -------------------------------------------  -----------------  ----------------

--------------  -------------------------------------------  -----------------  ----------------
Common Stock    GLG Partners, LP                                  1,795,098(8)              5.7%
                1 Curzon Street
                London, XO W1J 5HB
--------------  -------------------------------------------  -----------------  ----------------
Common Stock    North Sound Capital, LLC                          2,770,000(9)              8.9%
                20 Horseneck Lane
                Greenwich, CT 06830
------------------------------------------------------------------------------------------------

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and
(ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 9, 2006. As of May 9, 2006, there were 31,099,570 shares of our common stock issued and outstanding.

(2) Includes 65,385 shares of common stock held directly and 2,980,045 shares issuable upon the exercise of warrants to purchase shares of our common stock. Excludes 950,000 warrants issued to Mr. Dole that have been gifted to his children, to which Mr. Dole disavows beneficial ownership.

(3) Includes 247,692 shares of common stock held directly and 399,616 shares issuable directly upon the exercise of warrants to purchase shares of our common stock.

(4) Includes 413,263 shares held indirectly through DC Financial Services, LLC, 126,923 shares held directly and 373,077 shares issuable directly upon the exercise of warrants to purchase shares of our common stock.

(5) Includes 10,256 shares held directly and 103,846 shares issuable upon the exercise of warrants to purchase shares of our common stock.

(6) Includes 92,404 shares held directly by Mr. Majeres and 111,538 shares issuable upon the exercise of warrants to purchase shares of our common stock.

(7) Includes 3,968,122 shares issuable upon the exercise of warrants to purchase shares of our common stock.

(8) Includes 1,421,200 shares held by GLG North American Opportunity Fund; 322,308 shares held by GLG North American Equity Fund; 13,000 shares held by CITI GLG North American Fund Limited; and 38,590 shares held by Lyxor/GLG Pan European Equity Fund Limited.

(9) Includes 775,600 shares held by North Sound Institutional Fund and 1,994,400 shares held by North Sound International Fund.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party during the past two years, or in any proposed transaction to which we propose to be a party:

(A)  any  of  our  directors  or  executive  officers;

(B)  any  nominee  for  election  as  one  of  our  directors;

(C) any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph
     (A),  (B)  or  (C)  above.

Mr. Wayne Beninger, who became our Chief Operating Officer on May 16, 2005, is the owner of Southwest Oil & Gas Management ("SOGMI") which had provided engineering and geological consulting services for our projects. During the fiscal year ended December 31, 2004, we paid SOGMI approximately $600,000 for such services. When Mr. Beninger became our employee, the agreement with SOGMI was terminated. From January 1, 2005, until the agreement was terminated on May 15, 2005, we paid SOGMI approximately $365,529 for engineering and geological consulting services. We believe the prices and bids for engineering and geological consulting services previously paid to SOGMI have been competitive with those quoted for similar services by unrelated third parties. Mr. Beninger has an option to purchase for $1.00 a 5% interest (after payout to the company and our drilling partner) in our subsidiary that holds the Jefferson County, Mississippi project.

One of our former Directors, Mr. Don Henrich, is a principal officer of Maverick Drilling Co., Inc., a company which is owned by his wife, with which we contracted for drilling services in Fort Bend County, Texas. Additionally, Mrs. Henrich owned a 15-30% working interest in our Fort Bend County Prospect, which was sold in July, 2005. During the fiscal year ending December 31, 2005, we paid Maverick Drilling Company approximately $316,000. We believe Maverick's prices and bids for drilling services have been competitive with those quoted for similar services by unrelated third parties.


                              SELLING STOCKHOLDERS

The following is a list of the selling stockholders who own or who have a right to acquire the 16,108,524 shares of Common Stock covered by this prospectus. Up to 8,141,814 Shares are issuable upon the exercise of warrants held by certain of the selling stockholders. As set forth below and elsewhere in this prospectus, some of these selling stockholders hold, or within the past three years have held, a position, office or other material relationship with us or our predecessors or affiliates.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 31,099,570 shares of common stock outstanding as of May 9, 2006. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of May 9, 2006, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of May 9, 2006. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

----------------------------------------------------------------------------------------------------------------------
                                                               BEFORE THE                    AFTER THE
                                                                OFFERING                      OFFERING
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
                                                                  Total
                                                                Number of      Number of                  Percentage
                                                                Shares of      Shares to      Number         to be
                                                                 common        be Offered    of Shares   Beneficially
                                            Position,             stock         for the        to be         Owned
                                            Office or         Beneficially     Account of      Owned      after this
                                              Other          Owned Prior to   the Selling   after this     Offering
                                            Material          the Offering    Stockholder    Offering         (3)
Name of Selling Stockholder               Relationship             (1)            (2)           (3)           (4)

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
COMMON STOCK

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
North Sound Legacy Institutional
Fund LLC (7)                          None                          775,600     775,600(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
North Sound Legacy International
Ltd. (7)                              None                        1,994,400   1,994,400(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
A/C #038C6339 of Compass SAV
LLC(8)                                None                          319,800     319,800(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Corsair Capital Partners, L.P. (9)    None                          140,946     140,946(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Corsair Capital Investors, Ltd. (9)   None                           17,761      17,761(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Corsair Capital Partners 100, LP (9)  None                            3,605       3,605(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Braeburn Special Opportunities
Fund, LLC (10)                        None                          481,018     230,769(5)     151,250             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------


                                    Page 50

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
GLG North American Opportunity
Fund (15)                             None                        1,600,000   1,600,000(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
GLG Investments PLC: Sub-Fund:
GLG North American Equity Fund
(15)                                  None                          322,308     322,308(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
S&S Partners, LP (16)                 None                          400,000     200,000(5)     200,000             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
CBarney Investments (18)              None                        1,076,926   1,076,926(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Mark X Energy Company (18)            None                          461,538     461,538(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
                                                                                7,143,653
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------


------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Baird, Gary (Jr.)                     None                            3,078       3,078(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Bankston, Colleen R.                  None                            2,052       2,052(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Blum, Gary                            None                           10,258      10,258(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Bowden, David                         None                            4,104       4,104(5)         -0-             -0
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Bowen, William G. (Jr.)               None                            4,616       4,616(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Bornham, John Preston (III)           None                            6,154       6,154(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Brown, Gregory L.                     None                           24,412      24,412(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Brown, Carson E. (Trust)              None                           10,258      10,258(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Brown, Kathryne Taylor (Trust)        None                           10,258      10,258(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Brown, Kristin Lee (Trust)            None                           10,258      10,258(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
CHLG Funding (20)                     None                          100,000     100,000(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Claimworks, Inc. (21)                 None                            2,052       2,052(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Clay, Robert and Emily                None                            7,694       7,694(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Crowder, Brent & Deborah              None                           10,258      10,258(5)           0           <1%0
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Crown Financial, LLC (22)             None                           40,006      16,308(5)      23,698             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Dennis, Mark and Cari                 None                           20,514      20,514(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Dole, Richard D.                      CEO &
                                      President                3,045,430(23)       15,385    3,030,045            8.8%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Famco of Maryland                     (24)                          233,334      41,026(5)     192,308             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Fetter, R. Keith                      None                            4,104       4,104(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Frishman, Ben & Mary Ann              None                            2,062       2,062(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Grimes, David Link                    None                            2,052       2,052(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Grisebaum, Andrew M.                  None                           92,308      92,308(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Grisebaum, Andrew M. (IRA)            None                           23,078      23,078(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Grisebaum, Andrew P. (Minor)          None                            6,462       6,462(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Grisebaum, Frances B. (Minor)         None                            6,462       6,462(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Grisebaum, James D.                   None                           15,386      15,386(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Grisebaum, Meredith (IRA)             None                           23,078      23,078(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Hamilton, William M.                  None                            6,231       6,231(5)         -0-              0
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Johnson, Arlen & Nancy                None                            4,104       4,104(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
King, Michael S.                      None                              308         308(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Lam, Jeffrey                          None                            7,694       7,694(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Lanza, Nick & Judy                    None                              308         308(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Lee, Scott T.                         None                            7,616       7,616(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Lovell, Cliff                         None                            3,283       2,770(5)       -513-             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Martinez, Andrew                      None                            1,026       1,026(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
McMahon, Michael & Judith             None                            7,694       7,694(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
McNulty, David                        None                            4,104       4,104(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Meredith, Robert Matthew              None                           38,976       8,206(5)      30,770             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------


                                    Page 51

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Milford Street Partnership            None                            4,616       4,616(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Modesett, Jack (Jr.)                  None                           41,026      41,026(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Mooneyham, Howard & Janie             None                            3,078       3,078(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Pagano, Tony                          None                           61,540      30,770(5)      30,770             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Page, John                            None                            2,462       2,462(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Pfeffer, Blake & Jeanne               None                           41,026      41,026(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Phifer Johnston Assoc. Inc.           None                            7,694       7,694(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Piedmont Consulting(30)               Consultant                     15,385      15,385(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Pollak, Michael                       None                           24,616      24,616(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Schnitker, Kevin                      None                              944         944(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Scully, Stephen M.                    None                           15,386      15,386(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Siegfried, Winston & Sandra           None                            6,462       6,462(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Stetzel, Charles                      None                           12,308      12,308(5)         -0-              0
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Tomjanovich, Rudy (IRA)               None                          185,220      41,026(5)     144,194             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Ulak, Dennis & Deborah                None                            9,232       9,232(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Vowles, Duanne                        None                            2,052       2,052(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Vowles, Patrick                       None                            4,104       4,104(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Wallace, Michael & Leslyn             None                           12,308      12,308(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Walters, Cynthia D.                   None                            1,026       1,026(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Williams, A. Kelly                    None                           20,514      20,514(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Zepeda, Zacharia Nazario              None                            3,284       3,284(5)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
                                                                                  823,057
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
WARRANTS FOR COMMON STOCK

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Koen, A.D.                            Former
                                      Advisory
                                      Board                          76,925      15,385(6)      61,540             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Dole, Alyssa                                           (25)         225,000       225,000          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Gregarek, David                       Former
                                      Advisory
                                      Board                           7,693         7,693          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Huttner, Frederick                    Former
                                      Advisory
                                      Board                           7,692         7,692          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Linck, Ashlee Dole                                     (25)         225,000       225,000          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Clark, Bill                           Former
                                      Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Leer, Bill                            Former
                                      Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Simmons, Bradley                      Former
                                      Director/CEO                  192,749     192,308(6)         441             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
The Simmons Grandchildren
2005 Irrevocable Trust                                 (26)         384,615       384,615          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Dole, Brant Richard                                    (27)         225,000       225,000          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Brooks, Britt                         Former
                                      director                      153,785      76,923(6)      76,862            <1%%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Roemer, Charles (III)                 Former
                                      Advisory
                                      Board                          15,385      15,385(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Johns, Charlie                        Former
                                      Subsidiary
                                      president                      38,462      38,462(6)           0              0
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Marsh, Christine                      None                            7,692      7,692(29)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------


                                    Page 52

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Scully, Christopher                   Former
                                      Subsidiary
                                      president                     238,464      38,462(6)     200,002             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Denton, Dan                           Former
                                      Officer                       384,615     384,615(6)           0              0
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Collins, David                        Officer                       913,263     323,070(6)     590,193            1.9%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Henrich, Don                          Director                      419,232     357,692(6)      61,540             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Brown, Eric                           Officer                       696,359     553,846(6)     142,513             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Laguda, Fernando                      Former
                                      Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Agranoff, Gerald                      Director                      114,102     103,846(6)      10,256             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Noble, Greg                           Officer                       718,101     307,692(6)     410,409            1.3%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Schulle, Henry                        Former
                                      director                      396,618      76,923(6)     319,695              1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Landis, James                         Former
                                      Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Cox, J.B.                             Former
                                      Advisory
                                      Board                          15,385      15,385(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Pfeffer, Jimmy (Jr.)                  Former
                                      Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Shepperd, Joe                         Former
                                      Advisory
                                      Board                          15,385      15,385(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Rodgers, Johnny                       Former
                                      Advisory
                                      Board                          53,846      53,846(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Erwin, Kelly                          Former
                                      Subsidiary
                                      president                      76,923      76,923(6)           0              0
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Bachelet, Kelli Dole                                   (25)         225,000       225,000          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Ferrante, Linda Patas                 None                           50,000     50,000(28)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Crawford, Marshall                    Former
------------------------------------  ---------------------
                                      Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Wallace, Michael                      Former
                                      Advisory
                                      Board                         150,770      15,385(6)     135,385             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Heberling, Peter                      Former
                                      Advisory
                                      Board                          15,385      15,385(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Thomas, Randy                         Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Lunsford, Raymond                     Subsidiary
                                      president                     107,693      67,923(6)      30,770             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Dole, Richard D.                      CEO/
                                      Chairman                 3,045,430(23)  2,980,045(6)      65,385             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Majeres, Richard                      Director                      203,942     111,538(6)      92,404             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Barr, Robert                          Former
                                      Advisory
                                      Board                         161,539      38,462(6)     123,077             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Haag, Andrew                          Former
                                      Advisory
                                      Board                          15,385        15,385          -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------


                                    Page 53

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Tomjanovich, Rudy                     Former
                                      Advisory
                                      Board                         200,605      15,385(6)     185,220             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Eicke, Scott                          Former
                                      Advisory
                                      Board                          15,385      15,385(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Weddle, Tim                           Former
                                      Advisory
                                      Board                         138,462      15,385(6)     123,077             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Beninger, Wayne                       Officer                       647,307     399,615(6)     247,692             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Barbee, William                       Former
                                      Advisory
                                      Board                          27,693      15,385(6)      12,308             <1%
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Chesser, William                      Former
                                      Subsidiary
                                      president                      38,462      38,462(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
David Arndt                           Employee                       50,000      50,000(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
John Sobehrad                         Employee                       40,000      40,000(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Jon Benken                            Employee                        5,000       5,000(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
Shellie Hayes                         Employee                       30,000      30,000(6)         -0-            -0-
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------

------------------------------------  ---------------------  ---------------  ------------  -----------  -------------
TOTAL WARRANTS                                                                  8,141,814
------------------------------------  ---------------------  ---------------  ------------  -----------  -------------

(1) Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

(2) This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

(3) Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

(4) Based on 31,099,570 shares of Common stock issued and outstanding as of May 9, 2006.

(5)  The  selling  stockholder  acquired  these  securities  for  cash.

(6) The selling stockholder acquired these securities as compensation for services to the Company.

(7) The Managing Member (Thomas McAuley) of North Sound Capital LLC (Investment Manager for the selling stockholder) holds the investment decision and voting powers for this non-natural entity.

(8) Scott Johnston (Sterling Johnston Capital Management, L.P.) has investment decision and voting power for this non-natural entity.

(9) Jay Petschek and Steve Major are the individuals with investment decision and voting power for this non-natural entity. Messrs. Petschek and Major are employees of a broker-dealer, C.E. Unterberg Towbin, which has no relationship to the selling stockholder. The broker-dealer has no investment decision or voting power on behalf of the selling stockholder. The selling stockholder acquired the securities for cash in the ordinary course of business for investment purposes.

(10) Lee Canaan is the portfolio manager of this hedge fund and has investment decision and voting power for this non-natural entity.

(11) [Intentionally  left  blank.]

(12) [Intentionally  left  blank.]

(13) [Intentionally  left  blank.]

(14) [Intentionally  left  blank.]

(15) The Managing Directors of GLG Partners, LP (Investment Manager for the selling stockholder) hold the investment decision and voting power for this non-natural entity. These persons are: Noam Gottesman, Pierre Lagrange and Phillippe Jabre. GLG Partners, LP is approximately 20% owned by Lehman Brothers International. Lehman Brothers International has no investment decision or voting power on behalf of the selling stockholder. The shares were acquired by the selling stockholder for cash in the normal course of business for investment purposes.

(16) Dan Springfield is the individual with investment decision and voting power for this non-natural entity.

(17) [Intentionally  left  blank.]

(18) Charles Barney holds the investment decision and voting power for this non-natural entity.

(19) [Intentionally  left  blank.]

(20) Ike Claypool and Allen Crosswell are the individuals with investment decision and voting power for this non-natural entity.

(21) Thomas Coonrod is the individual with investment decision and voting power for this non-natural entity.

(22) Richard D. Tribe is the individual with investment decision and voting power for this non-natural entity.

(23) Includes 65,385 shares of common stock held directly and 2,980,045 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock.

(24) Limited Partnership owned in part by Eric Brown, our Vice President of Finance. Eric Brown and his father (G. Stephen Brown) are the individuals with investment decision and voting power for this non-natural entity.

(25) Daughter of Richard D. Dole, our Chief Executive Officer. The selling stockholder acquired the securities as a result of a gift from her father.

(26) Trust established for the benefit of the grandchildren of Bradley Simmons, our former CEO, for which Mr. Simmons is not a Trustee and for which Mr. Simmons disavows beneficial ownership. The selling stockholder acquired the securities as a result of a gift from Mr. Simmons.

(27) Son of Richard D. Dole, our Chief Executive Officer. The selling stockholder acquired the securities as a result of a gift from his father.

(28) The selling stockholder acquired the securities as a result of a gift from Richard D. Dole, our Chief Executive Officer.

(29) The selling stockholder acquired the securities as a result of a gift from Gerald Agranoff, one of our Directors

(30) Keith Fetter and Darren Bankston are the individuals with investment decision and voting power for this non-natural entity.


                              PLAN OF DISTRIBUTION

     Shares owned by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

     - a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     -    exchange  distributions  and/or  secondary  distributions;

     -    sales  in  the  over-the-counter  market;

     -    underwritten  transactions;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     -    privately  negotiated  transactions.

     Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholders, certain representatives of the selling stockholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

     Because selling stockholders may be deemed to be statutory "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     In connection with sales of the common stock under this prospectus, the selling stockholders, upon effectiveness of the Post-Effective Amendment No. 1 to our Form SB-2 Registration Statement, may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

     The selling stockholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We agreed to keep this prospectus effective until the earlier of (i) April 19, 2007, or (ii) the time that all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

     There can be no assurances that the selling stockholders will sell any or all of the shares offered under this prospectus.


                            DESCRIPTION OF SECURITIES
                            -------------------------

GENERAL

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

COMMON STOCK

As  of  May  9,  2006, there were 31,099,570 shares of common stock outstanding.
The rights of all holders of the common stock are identical in all respects. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment in drilling ventures to maximize development of reserves.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after preferences are afforded to the holders of the preferred shares. The Series A preferred shares have preference over the common stock in payment of declared dividends. Both the Series A and B preferred shares have preference over the common stock in the event of liquidation of the Company.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

PREFERRED  STOCK

Our Articles of Incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with such rights, designations and preferences as are determined by our Board of Directors. Our Articles of Incorporation provide for a Series A 8% Convertible Preferred Stock of 1,000,000 shares with a stated value of $1.00 per share and an initial conversion price of $6.50, a Series B Convertible Preferred Stock of 100,000 shares with a stated value of $1.00 and an initial conversion price of $2.14, a Series C 8% Convertible Preferred Stock of 100,000 shares with a stated value of $1.00 and an initial conversion price of $2.14, and a Series D 8% Convertible Preferred Stock of 600,000 shares with a stated value of $1.00 and an initial conversion price of $1.62.

As of May 9, 2006, there were 483,416 Series A 8% Convertible Preferred Shares outstanding. Dividends are to be paid quarterly in cash or in common stock to the holders of the Series A Preferred Shares at the discretion of the Board of Directors. The Series A Preferred Shares rank senior to the common stock with respect to payment of dividends and with respect to liquidation preference. The Series A Preferred Shares are convertible into common stock at an initial conversion price of $6.50 per share. Beginning August 19, 2003, we had the right to redeem all or part of the Series A Preferred Shares for cash at a redemption price of $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed. The Series A Preferred Shares are entitled to cast the number of votes equal to the number of shares of common stock into which such shares could be converted and have full voting rights and powers equal to the voting rights and powers of the common stock on all matters submitted to the shareholders. As of May 9, 2006, no dividends have been declared or paid and no dividends are anticipated to be declared or paid in the foreseeable future.

As of May 9, 2006, there were 43,000 Series B Convertible Preferred Shares outstanding. These shares have a par and stated value of $1.00. The Series B Preferred Shares rank senior to the common stock with respect to liquidation preference. The Series B Preferred Shares are convertible into common stock at an initial conversion price of $2.14 per share at the option of the holder. Beginning October 1, 2003, we had the right to redeem all or part of the Series B Preferred Shares for cash at a redemption price of $2.14 per share. The Series B Preferred Shares are entitled to cast the number of votes equal to the number of shares of common stock into which such shares could be converted and have full voting rights and powers equal to the voting rights and powers of the common stock on all matters submitted to the shareholders.

As  of  May  9, 2006, no Series C or Series D Preferred Shares were outstanding.

SCHEDULE OF WARRANTS

     A  summary  of  outstanding stock warrants at March 31, 2006 is as follows:

                                                           WEIGHTED
 NUMBER OF                       REMAINING                  AVERAGE
COMMON STOCK                     CONTRACTED    EXERCISE    EXERCISE
EQUIVALENTS    EXPIRATION DATE  LIFE (YEARS)     PRICE       PRICE
------------  ----------------  ------------  -----------  ---------
     488,312       August 2006           .42  $      0.98  $    0.98
      92,308     November 2008          2.67  $      0.98  $    0.98
     615,385    September 2006           .44  $      1.63  $    1.63
      76,923     November 2008          2.67  $      1.63  $    1.63
   1,076,923     November 2006           .67  $      9.75  $    9.75
     211,538     February 2007          1.92  $      9.75  $    9.75
      30,769        March 2007          1.00  $      9.75  $    9.75
     300,000        April 2007          1.09  $      9.75  $    9.75
     161,538          May 2007          1.17  $6.50-$9.75  $    7.27
      76,923         July 2007          1.25  $5.20-$6.50  $    6.24
     269,231    September 2007          1.42  $4.88-$5.20  $    5.15
     100,000     November 2007          1.67  $      2.00  $    2.00
      20,000       August 2008          2.37  $      1.95  $    1.95
   4,832,733     November 2008          2.67  $      1.95  $    1.93
   1,060,715     February 2009          3.91  $      2.00  $    2.00
------------

   9,413,298
============


ANTI-TAKEOVER  PROVISIONS

Certain anti-takeover provisions in our Certificate of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 20,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

TRANSFER  AGENT

The transfer agent for our Common Stock is Corporate Stock Transfer located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their telephone number is 303-282-4800.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

Axelrod, Smith & Kirshbaum, P.C., who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented us in the past on certain legal matters. Mr. Robert D. Axelrod does not presently own any of our common stock. His entire relationship with us has been as legal counsel, and there are no arrangements or understandings which would in any way cause him to be deemed an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

                                     EXPERTS
                                     -------

The financial statements of Petrosearch Energy Corporation at December 31, 2005 and 2004 included in and made a part of this document have been audited by Ham, Langston & Brezina, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                RESERVE ENGINEERS

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves associated with our oil and gas properties, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by McCartney Engineering, LLC, Consulting Petroleum Engineers or Ryder Scott Company, Petroleum Consultants, independent reserve engineers. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

                             COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                 ----------------------------------------------

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the Company or its stockholders;
     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
     - under Nevada General Corporation Law for the unlawful payment of dividends; or
     - for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We  have  filed  with  the  SEC  a registration statement on Form SB-2 under the
Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov
                                                              ------------------
that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at www.petrosearch.com. We
                                                        -------------------
also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Richard D. Dole, our President and Chief Executive Officer, 675 Bering Drive, Suite 200, Houston, Texas 77057.

     We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the SEC referred to above.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation's articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

     a. willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
     b. a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
     c. a transaction from which the director derived an improper personal profit; and
     d.   willful  misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.


ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

     Securities and Exchange Commission Registration Fee    $ 5,389.67
     Printing and Engraving Expenses                        $21,000.00
     Accounting Fees and Expenses                           $10,000.00
     Legal Fees and Expenses                                $48,000.00
     Blue Sky Qualification Fees and Expenses               $      -0-
     Miscellaneous                                          $      -0-

     TOTAL                                                  $84,389.67


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years. Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. No advertising or general solicitation was employed in offering the securities. In each instance, the offerings and sales were made to a limited number of persons, who were either (i) accredited investors, (ii) business associates of the Company (iii) employees of the Company, or (iv) executive officers or directors of the Company. In addition, the transfer of such securities were restricted by the Company in accordance with the requirements of the Act. Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

1. In February 2006, we completed a private placement of equity securities solely to accredited investors for total proceeds of $2,700,000 (the "Offering"). Pursuant to the Offering, we issued 1,928,572 shares of our restricted common stock at a price of $1.40 per share and 964,286 three year warrants to purchase shares of our restricted common stock with an exercise price of $2.00 per share to the accredited investors. On February 3, 2006, we engaged a placement agent to handle the Offering. At the time of closing, we paid a placement fee of 5% of the gross proceeds of the Offering. Additionally, at the time of closing, the placement agent received 96,429 warrants to purchase shares of our restricted common stock equal to 5% of the number of shares of restricted common stock issued to the accredited investors at the time of closing of the Offering. The warrants issued to the placement agent are exercisable for three years and have an exercise price of $2.00 per share. The shares of common stock and the shares of common stock underlying the warrants have piggyback registration rights. We intend to use the proceeds of the Offering for working capital and general corporate purposes.

2. In November 2005, we entered into an asset purchase agreement with Quinduno Energy, LLC for the purchase of a 100% working interest in 1,755 acres in Robert County, Texas. Pursuant to the November agreement we were required to pay on November 15, 2005, $500,000 in cash and 500,000 shares of our restricted common stock. Pursuant to the same asset purchase agreement with Quinduno Energy listed above we issued on February 27, 2006 $250,000 in cash and 500,000 shares of our restricted common stock.

3. In September 2005, we amended and restated our revolving credit agreement as discussed herein. Pursuant to this agreement we issued 100,000 of our common stock warrants at an exercise price of $2.00. These warrants were issued to the lender for financing costs associated with the revolving credit agreement. These warrants expire in November 2007.

4. In April 2005, we completed the private placement of 8,153,846 shares of common stock with twenty-one investors for total gross proceeds of $10,600,000 and net proceeds of $9,900,000. Sterne, Agee & Leach served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors primarily consisting of U.S.-based institutional investment funds. The placement agent received a commission of 6% of the gross proceeds. All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

5. In January 2005, we issued 512,821 shares of our common stock to one accredited investor for $1.95 per share, or $1,000,000. On January 24, 2005, we agreed to sell 512,821 shares of our common stock to two accredited investors who are affiliates of the original accredited investor at a price of $1.95 per share for total proceeds of $1,000,000. We issued 412,821 of these shares in late January 2005 and 100,000 of these shares in April 2005. Subsequently, in April 2005, we issued an aggregate of 512,800 additional shares to these three investors to effect a price adjustment from $1.95 to $1.30 as required under the provisions of the share purchase agreements. No underwriter or other person participated in and no commissions were paid on these transactions.

6. In December 2004, immediately prior to our redomicile and merger, Petrosearch Texas exchanged one new Petrosearch Texas share in exchange for
     6.5 existing shares of Petrosearch Texas pursuant to a reverse split approved by the majority of its shareholders. Simultaneously, and solely for the purpose of redomicile, Petrosearch Texas merged into Petrosearch Nevada, a company with identical articles of incorporation, bylaws, capitalization and board of directors members, resulting in each post reverse share of Petrosearch Texas receiving one share of Petrosearch Nevada. We relied upon Section 3(a)9 of the Act for this exchange to approximately 192 existing shareholders of Petrosearch Texas. No underwriter participated in, nor did we pay any commissions or fees to any underwriter or other person in connection with any of these transactions.

     Additionally, all of the existing Petrosearch Texas warrants were exchanged for our warrants on the same terms, giving effect to the reverse split, pursuant to Section 3(a)9 of the Act for this exchange. As part of this exchange, we issued 3,696,154 warrants to approximately 44 individuals who had previously been issued warrants as compensation to directors, executive officers, and subsidiary presidents, and as consideration to members of the Advisory Committee for their services. No underwriter or other person participated in, nor did we pay any commissions or fees to any underwriter or other person in connection with any of these transactions.

7. In October and December 2003, 2003A Bonds were issued with a total principal amount of $200,000 with $150,000 issued in October and $50,000 issued in December, which were due in October and December 2006, respectively. These bonds have subsequently been paid. The bonds were issued to four accredited investors in a private transaction in reliance on
     Section 4(2) of the Act. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

ITEM 27.  EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit
Number                                           Description
-------  -------------------------------------------------------------------------------------------
3.1      Articles of Incorporation of Petrosearch Energy Corporation (1)
3.2      Bylaws of Petrosearch Energy Corporation (1)
3.3      Articles of Merger (1)
4.1      Share Purchase Agreement dated January 24, 2005 with CBarney Investments (1)
4.2      Amended Share Purchase Agreement dated April 19, 2005 with CBarney Investments (1)
4.3      Share Purchase Agreement dated January 24, 2005 with Mark X (1)
4.4      Amended Share Purchase Agreement dated April 19, 2005 with Mark X (1)


                                    Page 65

4.5      Share Purchase Agreement with Mark 1 dated November 24, 2004 (1)
4.6      Common Stock Purchase Warrant [Form Of] (1)
4.7      Subscription and Registration Rights Agreement [Form Of] (1)
5.1      Legal Opinion of Axelrod, Smith & Kirshbaum, P.C.  (2)
10.1     Prospect Generation Agreement dated May 1, 2004 with Barbee Exploration (1)
10.2     Revolving Credit Facility dated October 1, 2004 with Fortuna Asset Management (1)
10.3     Revolving Credit Note dated October 2004 with Fortuna Energy, L.P. (1)
10.4     Assignment of Overriding Royalty Interest (Fortuna Energy, L.P.) dated October 2004 (1)
10.5     Pledge Agreement (Fortuna Energy, L.P.) dated October 2004 (1)
10.6     Master Deed of Trust (Fortuna) dated October 2004 (1)
10.7     Right of First Refusal dated April 5, 2004 with Rock Energy Partners, L.P.(1)
10.8     Amendment to Right of First Refusal dated May 19, 2004 (1)
10.9     Farmout Agreement with EOG Resources (1)
10.10    Joint Operating Agreement [Form Of] (1)
10.11    Employment Agreement dated November 15, 2004 with Richard Dole (1)
10.12    Employment Agreement dated May 1, 2005 with Wayne Beninger (1)
10.13    Employment Agreement dated May 1, 2005 with David Collins (1)
10.14    Consulting Agreement with Bradley Simmons dated December 31, 2004 (1)
10.15    Agreement with Southwest Oil & Gas Management, Inc. dated February 23, 2004 (2)
10.16    Gas Purchase, Gathering, Treating and Processing Agreement with Bear Paw Energy, LLC dated December 1, 2003 (2)
10.17    Crude Oil Purchase Contract with Plains Marketing, L.P. dated January 25, 2005 (2)
10.18    Crude Oil Purchase Agreement with GulfMark Energy, Inc. dated April 2, 2004 (2)
10.19    Lease Purchase Contract with Eighty Eight Oil, LLC dated November 1, 2003 (2)
10.20    Option Agreement/Asset Purchase Agreement for Blue Ridge transaction (3)
10.21    First Amended and Restated Program Agreement, dated February 6, 2006 (5) .
10.22    Extension Agreement, dated March 30, 2006 (5)
10.23    Agreement  with  Rock  Energy  Partners Operating,  L.P. and Rock Energy Partners, L.P.
         dated January 11, 2006 (6)
10.24    Amended Right of First Refusal with Rock Energy Partners Operating, L.P. dated January 11,
         2006 (6)
10.25    Asset Purchase Agreement with Quinduno Energy, LLC dated October 18, 2005 (7)
10.26    Warrant Agreement with Fortuna Asset Management, LLC dated September 29, 2005 (8)
10.27    Amended and Restated Revolving Credit Note dated September 29, 2005 (8)
10.28    Amended and Restated Revolving Credit Agreement dated September 29, 2005 (8)
14.1     Code of Ethics (4)
21.1     List of Subsidiaries (filed herewith)
23.1     Consent of Ham, Langston & Brezina, P.C., Independent Auditors (filed herewith)
23.2     Consent of Ryder Scott Company, dated May 23, 2006 (filed herewith)
23.3     Consent of McCartney Engineering LLC, dated May 23, 2006 (filed herewith)
99.1     Reserve Report-McCartney Engineering, LLC dated December 31, 2004 (1)
99.2     Reserve Report-McCartney Engineering, LLC dated March 23, 2005 (1)
99.3     Reserve Report-Ryder Scott Company dated May 5, 2005 (1)
99.4     Reserve Report-Ryder Scott Company dated March 28, 2005 (1)

Footnotes to Exhibits:
---------------------
(1)     Previously filed with the Company's Form SB-2 Registration Statement on June 3, 2005.
(2)     Previously filed with the Company's Form SB-2/A Amendment No. 1 Registration Statement on
        July 22, 2005.
(3)     Previously filed with the Company's Form SB-2/A, Amendment No. 2 Registration Statement on
        August 5, 2005


                                    Page 66

(4)     Previously filed with the Company's Form SB-2A, Amendment No. 3 Registration Statement on
        August 23, 2005.
(5)     Previously  filed  with  the  Company's  Form  10-KSB  on  April  3,  2006.
(6)     Previously  filed  with  the  Company's  Form  8-K  on  January  18,  2006.
(7)     Previously  filed  with  the  Company's  Form  8-K  on  November  2,  2005.
(8)     Previously  filed  with  the  Company's  Form  8-K  on  October  4,  2005.


ITEM  28.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If  the  registrant  is  relying  on  Rule  430B:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B)  Each  prospectus  required  to  be  filed  pursuant to Rule 424(b)(2),
          (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
          (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 24th day of May, 2006.

PETROSEARCH ENERGY CORPORATION

By /s/ Richard D. Dole
   -------------------
Richard D. Dole
President and Chief Executive Officer

By /s/ David Collins
   -----------------
David Collins
Chief Financial Officer and
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature                Title                               Date

By /s/ Richard D. Dole   President, Chief Executive Officer  May 24, 2006
   -------------------   and Chairman of the Board
Richard D. Dole

By /s/ David Collins     Chief Financial Officer             May 24, 2006
   -----------------     and Principal Accounting Officer
David Collins

By /s/  Gerald Agranoff  Director                            May 24, 2006
   --------------------
Gerald Agranoff

By                       Director
----------------------
Richard Majeres

                         PETROSEARCH ENERGY CORPORATION


                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2005 and 2004



                                TABLE OF CONTENTS


Report of Independent Registered Public Accounting Firm. . . . . . . .  F-2

Audited Consolidated Financial Statements:

        Consolidated Balance Sheets. . . . . . . . . . . . . . . . . .  F-3

        Consolidated Statements of Operations. . . . . . . . . . . . .  F-4

        Consolidated Statements of Changes in Stockholders' Equity . .  F-5

        Consolidated Statements of Cash Flows. . . . . . . . . . . . .  F-6

        Notes to Consolidated Financial Statements . . . . . . . . . .  F-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------



To the Board of Directors and Stockholders
Petrosearch Energy Corporation


We have audited the accompanying consolidated balance sheets of Petrosearch Energy Corporation and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Petrosearch Energy Corporation and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                     /s/ Ham, Langston & Brezina, L.L.P.



Houston, Texas

March 29, 2006

                                   PETROSEARCH ENERGY CORPORATION
                                    CONSOLIDATED BALANCE SHEETS
                                     DECEMBER 31, 2005 AND 2004

    ASSETS                                                                   2005          2004
    ------                                                               ------------  ------------
Current assets:
  Cash                                                                   $ 4,052,844   $ 1,100,568
  Accounts receivable:
    Joint owners-billed, net of allowance of $83,073 at                    1,342,386       935,622
    December 31, 2005
    Joint owners-unbilled                                                      1,958       624,541
    Oil and gas production sales                                               9,345       264,623
  Prepaid expenses and other current assets                                  517,482       389,048
                                                                         ------------  ------------

      Total current assets                                                 5,924,015     3,314,402
                                                                         ------------  ------------

Property and equipment:
  Oil and gas properties, full cost method of accounting:
    Properties subject to amortization                                    11,849,520     5,490,447
    Properties not subject to amortization                                 3,513,597     3,548,812
  Other property and equipment                                               147,047        69,136
                                                                         ------------  ------------

    Total                                                                 15,510,164     9,108,395

  Less accumulated depreciation, depletion and amortization               (1,966,000)   (2,164,936)
                                                                         ------------  ------------

    Total property and equipment, net                                     13,544,164     6,943,459

Prepaid oil and gas costs                                                     81,603        82,280

Other assets                                                                  66,462        65,901
                                                                         ------------  ------------

    Total assets                                                         $19,616,244   $10,406,042
                                                                         ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Current portion of long-term debt                                      $   908,168   $ 2,890,000
  Accounts payable                                                           561,546       847,332
  Accrued liabilities                                                        750,036     1,338,641
                                                                         ------------  ------------

    Total current liabilities                                              2,219,750     5,075,973
                                                                         ------------  ------------
Long-term debt, net of current portion                                     2,537,251             -
Other long-term obligations                                                  670,456             -
Stockholders' equity:
  Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
    Series A  8% convertible preferred stock, 1,000,000 shares               483,416       483,416
    authorized; 483,416 shares issued and outstanding
    Series B convertible preferred stock, 100,000 shares authorized;          43,000        43,000
    43,000 shares issued and outstanding
  Common stock, par value $0.001 per share, 100,000,000 shares                28,497        18,792
  Authorized; 28,497,761 and 18,792,120 shares issued and
  outstanding at December 31, 2005 and 2004, respectively
  Additional paid-in capital                                              18,089,828     6,884,784
  Unissued common stock                                                      545,000             -
  Accumulated deficit                                                     (5,000,954)   (2,099,923)
                                                                         ------------  ------------

    Total stockholders' equity                                            14,188,787     5,330,069
                                                                         ------------  ------------

    Total liabilities and stockholders' equity                           $19,616,244   $10,406,042
                                                                         ============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                         PETROSEARCH ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                  2005          2004
                                              ------------  ------------
Oil and gas production revenues               $ 1,701,043   $ 4,718,313
                                              ------------  ------------

Operating costs and expenses:
  Lease operating and production taxes            581,313       773,723
  Depreciation, depletion and amortization        563,252     2,219,998
  General and administrative                    3,268,088     3,239,184
                                              ------------  ------------

    Total costs and expenses                    4,412,653     6,232,905
                                              ------------  ------------

Operating loss                                 (2,711,610)   (1,514,592)
                                              ------------  ------------

Other income (expense):
  Interest income                                  51,031         7,754
  Interest expense                               (240,452)      (64,282)
                                              ------------  ------------

    Total other income (expense)                 (189,421)      (56,528)
                                              ------------  ------------

      Net loss                                $(2,901,031)  $(1,571,120)
                                              ============  ============

Basic and diluted net loss per common share   $     (0.11)  $     (0.09)
                                              ============  ============

Weighted average common shares                 25,409,348    17,576,294
                                              ============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                                                  PETROSEARCH ENERGY CORPORATION
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                          FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                              SERIES A               SERIES B              SERIES C              SERIES D
                   COMMON      STOCK       PREFERRED STOCK        PREFERRED STOCK      PREFERRED STOCK         PREFERRED STOCK
                   SHARES      AMOUNT     SHARES      AMOUNT      SHARES    AMOUNT     SHARES     AMOUNT      SHARES     AMOUNT
                 -----------  --------  ----------  -----------  --------  --------  ----------  ---------  ----------  ---------
Balance at
December 31,     16,836,861   $16,837   1,000,000   $1,000,000     43,000  $ 43,000     75,000   $ 75,000      37,500   $ 37,500
2003

Common stock
issued for
cashless             85,537        86           -            -          -         -          -          -           -          -
exercise of
warrants

Common stock
issued for        1,374,338     1,374           -            -          -         -          -          -           -          -
cash

Common stock
issued for           12,308        12           -            -          -         -          -          -           -          -
property costs

Common stock
issued for           16,923        17           -            -          -         -          -          -           -          -
services

Issuance of
committed stock     535,349       535           -            -          -         -          -          -           -          -

Collection of
subscription              -         -           -            -          -         -          -          -           -          -
receivable

Reduction of
subscription
receivable in             -         -           -            -          -         -          -          -           -          -
lieu of
compensation

Exchange of
Series A
preferred stock      79,474        79    (516,584)    (516,584)         -         -          -          -           -          -
for common
stock

Exchange of
Series C
preferred stock      34,615        35           -            -          -         -    (75,000)   (75,000)          -          -
for common
stock

Exchange of
Series D
preferred stock      23,077        23           -            -          -         -          -          -     (37,500)   (37,500)
for common
stock

Cancellation of
common stock
for payment of     (206,362)     (206)          -            -          -         -          -          -           -          -
receivables

Issuance of
warrants for              -         -           -            -          -         -          -          -           -          -
services

Net loss                  -         -           -            -          -         -          -          -           -          -
                 -----------  --------  ----------  -----------  --------  --------  ----------  ---------  ----------  ---------

Balance at
December 31      18,792,120   $18,792     483,416   $  483,416     43,000  $ 43,000          -   $      -           -   $      -
2004             ===========  ========  ==========  ===========  ========  ========  ==========  =========  ==========  =========



                                                                                TOTAL
                  ADDITIONAL     UNISSUED         STOCK                         STOCK
                   PAID-IN        COMMON      SUBSCRIPTIONS    ACCUMULATED     HOLDERS
                   CAPITAL        STOCK        RECEIVABLE        DEFICIT        EQUITY
                 ------------  ------------  ---------------  -------------  ------------
Balance at
December 31,     $ 1,695,830   $ 2,618,076   $     (329,410)  $   (528,803)  $ 4,628,030
2003

Common stock
issued for
cashless                 (86)            -                -              -             -
exercise of
warrants

Common stock
issued for         1,852,106             -                -              -     1,853,480
cash

Common stock
issued for            51,908             -                -              -        51,920
property costs

Common stock
issued for            80,463             -                -              -        80,480
services

Issuance of
committed stock    2,617,541    (2,618,076)               -              -             -

Collection of
subscription               -             -           35,000              -        35,000
receivable

Reduction of
subscription
receivable in              -             -           45,000              -        45,000
lieu of
compensation

Exchange of
Series A
preferred stock      516,505             -                -              -             -
for common
stock

Exchange of
Series C
preferred stock       74,965             -                -              -             -
for common
stock

Exchange of
Series D
preferred stock       37,477             -                -              -             -
for common
stock

Cancellation of
common stock
for payment of      (321,804)            -          249,410              -       (72,600)
receivables

Issuance of
warrants for         279,879             -                -              -       279,879
services

Net loss                   -             -                -     (1,571,120)   (1,571,120)
                 ------------  ------------  ---------------  -------------  ------------

Balance at
December 31      $ 6,884,784   $         -   $            -   $ (2,099,923)  $ 5,330,069
2004             ============  ============  ===============  =============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                                             PETROSEARCH ENERGY CORPORATION
                                     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                     FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                            SERIES A          SERIES B          SERIES C              SERIES D
                       COMMON STOCK      PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK      PREFERRED STOCK
                     SHARES     AMOUNT   SHARES   AMOUNT   SHARES  AMOUNT    SHARES    AMOUNT     SHARES    AMOUNT
                 ------------  -------  -------  --------  ------  -------  --------  ---------  --------  --------
Balance at
December 31,      18,792,1200  $18,792  483,416  $483,416  43,000  $43,000         -  $       -         -  $      -
2004

Common Stock
issued for cash     9,174,873    9,174        -         -       -        -         -          -         -         -

Common stock
issued and
committed for         500,000      500        -         -       -        -         -          -         -         -
oil and gas
properties

Compensation
awarded to
Board of               30,768       31        -         -       -        -         -          -         -         -
Directors

Issuances of
warrants with               -        -        -         -       -        -         -          -         -         -
debt

Cancellation of
warrants                    -        -        -         -       -        -         -          -         -         -

Net loss                    -        -        -         -       -        -         -          -         -         -
                 ------------  -------  -------  --------  ------  -------  --------  ---------  --------  --------

                   28,497.761  $28,497  483,416  $483,416  43,000  $43,000         -  $       -         -  $      -
                 ============  =======  =======  ========  ======  =======  ========  =========  ========  ========


                      ADDITIONAL     UNISSUED        STOCK                        STOCK
                       PAID-IN       COMMON      SUBSCRIPTIONS   ACCUMULATED     HOLDERS
                       CAPITAL        STOCK        RECEIVABLE      DEFICIT       EQUITY
                     ------------  ------------  -------------  -------------  -----------
Balance at
December 31,         $ 6,884,784   $          -  $           -  $ (2,099,923)  $5,330,069
2004

Common Stock
issued for cash       10,600,545              -              -             -   10,609,719

Common stock
issued and
committed for            544,500        545,000              -             -    1,090,000
oil and gas
properties

Compensation
awarded to
Board of                  59,969              -              -             -       60,000
Directors

Issuances of
warrants with             88,422              -              -             -       88,422
debt

Cancellation of
warrants                 (88,392)             -              -             -      (88,392)

Net loss                       -              -              -    (2,901,031)  (2,901,031)
                     ------------  ------------  -------------  -------------  -----------

                     $18,089,828   $    545,000  $           -  $ (5,000,954)  $14,188,787
                     ============  ============  =============  =============  ===========

    The accompanying notes are an integral part of these consolidated financial statements.

                                     PETROSEARCH ENERGY CORPORATION
                                  CONSOLIDATED STATEMENT OF CASH FLOWS
                             FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                 2005          2004
                                                                             ------------  ------------
Cash flows from operating activities:
Net loss                                                                     $(2,901,031)  $(1,571,120)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depletion, depreciation and amortization expense                               563,252     2,219,998
  Write off of prepaid oil and gas costs                                          60,000        32,219
  Reduction in subscription receivable in lieu of compensation                         -        45,000
  Common stock and warrants issued as compensation for services                   60,000       360,359
  Amortization of deferred rent                                                       77             -
  Amortization of debt discount and financing costs                               48,283             -
  Bad debt expense                                                               145,443
Changes in operating assets and liabilities:
  Accounts receivable                                                            368,664    (1,330,588)
  Related party receivable                                                             -       (16,926)
  Prepaid expenses and other assets                                             (235,055)     (284,360)
  Accounts payable and accrued liabilities                                      (599,672)      248,926
                                                                             ------------  ------------

Net cash used in operating activities                                         (2,490,039)     (296,492)
                                                                             ------------  ------------

Cash flows from investing activities:
  Capital expenditures, including purchases and development of properties     (7,815,083)   (6,356,134)
  Purchase of prepaid credits for oil and gas properties, net                    (59,323)
  Proceeds from sale of overriding royalty interest                                    -       100,000
  Proceeds from sale of property                                               2,072,002        18,000
                                                                             ------------  ------------

Net cash used in investing activities                                         (5,802,404)   (6,238,134)
                                                                             ------------  ------------

Cash flows from financing activities:
  Proceeds from the sale of common stock                                      10,609,719     1,853,480
  Proceeds from collection of stock subscription receivable                            -     1,231,250
  Proceeds from notes payable                                                  3,950,000     3,100,000
  Repayment of bonds payable                                                                  (200,000)
  Repayment of notes payable                                                  (3,315,000)     (210,000)
                                                                             ------------  ------------

Net cash provided by financing activities                                     11,244,719     5,774,730
                                                                             ------------  ------------

Net increase (decrease) in cash and cash equivalents                           2,952,276      (759,896)

Cash and cash equivalents at beginning of year                                 1,100,568     1,860,464
                                                                             ------------  ------------

Cash and cash equivalents at end of year                                     $ 4,052,844   $ 1,100,568
                                                                             ============  ============

Supplemental disclosures of cash flow information:
  Interest paid                                                              $   227,192   $    40,470
                                                                             ============  ============

  Income taxes paid                                                          $         -   $         -
                                                                             ============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------------

     ORGANIZATION
     ------------

     Petrosearch Energy Corporation (the "Company"), a Nevada Corporation formed in November 2004, is an independent oil and gas company based in Houston, Texas, with a second office in Dallas, Texas. The Company is engaged in the exploration for and the acquisition, development and production of crude oil and natural gas. The Company has established production in North Dakota, Oklahoma and Texas and is currently engaged in exploration and development activities, including direct operator activities, through its subsidiary, Petrosearch Operating Company, L.L.C., in North Dakota, Louisiana, Texas, Oklahoma, and Mississippi. The Company identifies high quality prospects and projects and provides the capital, technical support and business resources needed to develop the projects. The Company also pursues ventures with other independent companies when targets of exceptional potential are available and considers acquisition of producing properties with additional development potential. The Company is the successor of Petrosearch Corporation ("Petrosearch Texas") which was formed in August 2003 in the state of Texas pursuant to a reverse merger agreement with Texas Commercial Resources, Inc. ("TCRI"). In November 2004, shareholders of Petrosearch Texas approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004 (the "Merger"). Upon completion of the Merger, shareholders of Petrosearch Texas were issued common shares of Petrosearch Energy Corporation representing 100% of the then issued and outstanding common shares.

     The consolidated financial statements presented herein include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

     ACCOUNTING ESTIMATES
     --------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. These estimates primarily involve the useful lives of property and equipment, the impairment of unproved oil and gas properties, the valuation of deferred tax assets and the realization of accounts receivable.

     OIL AND GAS PROPERTIES
     ----------------------

     The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain directly related internal costs associated with acquisition of properties and successful, as well as unsuccessful, exploration and development activities are capitalized. Depreciation, depletion and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves. Net capitalized costs of crude oil and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

     The following table reflects the depletion expense incurred from oil and gas properties during the years ended December 31, 2005 and 2004:

                                             2005       2004
                                           --------  ----------
       Depletion Expense                   $543,654  $2,207,949
                                           ========  ==========
       Depletion expense per bbl produced  $  15.24  $    16.83
                                           ========  ==========

     At December 31, 2005 and 2004, unproved oil and gas properties not subject to amortization included $3,513,597 and $3,548,812, respectively, of property acquisition, exploration and development costs that are not being amortized. These costs will begin to be amortized when they are evaluated and proved, reserves are discovered, impairment is indicated or when the lease terms expire. Unproved leasehold costs consist of interest in leases located in Mississippi, Oklahoma and Texas.

     The following table reflects the periods when costs were incurred for unproved oil and gas properties costs:

                                      2004        2005       TOTAL
                                   ----------  ----------  ----------
       Property acquisition costs  $1,185,625  $1,678,257  $2,863,882
       Exploration costs                    -     649,715     649,715
                                   ----------------------------------

           Total                   $1,185,625  $2,327,972  $3,513,597
                                   ==========  ==========  ==========

     Unproved properties represent costs associated with properties on which the Company is performing exploration activities or intends to commence such activities. These costs are reviewed periodically for possible impairments or reduction in value based on geological and geophysical data. If a reduction in value has occurred, costs being amortized are increased.

     OTHER PROPERTY AND EQUIPMENT
     ----------------------------

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years for office furniture and equipment and transportation and other equipment. Additions or improvements that increase the value or extend the life of an asset are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected in operations. Depreciation expense for other property and equipment for the years ended December 31, 2005 and 2004 was $19,598 and $12,049, respectively.

     ASSET RETIREMENT OBLIGATIONS
     ----------------------------

     Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"). This statement applies to obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction and development of the assets. SFAS 143 requires that the fair value of a liability for a retirement obligation be recognized in the period in which the liability is incurred. For oil and gas properties, this is the period in which an oil or gas well is acquired or drilled. The asset retirement obligation is capitalized as part of the carrying amount of our oil and gas properties at its discounted fair value. The liability is then accreted each period until the liability is settled or the well is sold, at which time the liability is reversed.

     Prior to 2005, the discounted fair value of the Company's expected future obligation was estimated to approximate salvage value, and, thus, no obligation was recorded. The estimated asset retirement obligation as of December 31, 2005, of $633,455 is attributable to property additions in 2005 and as been recognized as a long-term obligation in the accompanying balance sheet as of December 31, 2005.

     CASH AND CASH EQUIVALENTS
     -------------------------

     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     RECEIVABLES
     -----------

     The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectibility. Many of the Company's receivables are from joint interest owners on properties of which the Company is the operator. Thus, the Company may have the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. Generally, the Company's crude oil and natural gas receivables are collected within two months. The Company accrues a reserve on a receivable when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any reserve may be reasonably estimated. As of December 31, 2005 and 2004, the Company provided an allowance of $83,073 and $ -0- for doubtful accounts for trade receivables or joint interest owner receivables.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made. The Company assumes the book value of those financial instruments that are classified as current approximates fair value because of the short maturity of these instruments. For non-current financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

     RESTORATION, REMOVAL AND ENVIRONMENTAL LIABILITIES
     --------------------------------------------------

     The Company is subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

     Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component are fixed or reliably determinable. As of December 31, 2005, the Company believes it has no such liabilities.

     CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS
     ------------------------------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with major financial institutions selected based upon management's assessment of the banks' financial stability. Balances regularly exceed the $100,000 federal depository insurance limit. The Company has not experienced any losses on deposits. The Company performs ongoing credit evaluations and, generally, requires no collateral from its customers or other joint interest owners. As of December 31, 2005, 98% of accounts receivable from oil and gas sales was from one customer and 86% of accounts receivable from joint interest owners was from one joint interest owner. During the years ended December 31, 2005 and 2004, respectively, 98% and 100% of the Company's revenue was received from four and three customers as follows:

                      2005        2004
                   ----------  ----------
       Customer A  $  879,542  $3,114,087
       Customer B     552,998   1,321,128
       Customer C     172,540     283,098
       Customer D      69,622           -
       Others          26,341           -
                   ----------------------
         Total     $1,701,043  $4,718,313
                   ==========  ==========

     REVENUE RECOGNITION
     -------------------

     The Company recognizes crude oil and natural gas revenue from its interest in producing wells as crude oil and natural gas is sold from those wells, net of royalties.

     EARNINGS (LOSS) PER SHARE
     -------------------------

     The Company provides basic and dilutive earnings (loss) per common share information for each year presented. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2005 and 2004, potential dilutive securities, assuming the Company had net income, that had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share consisted of warrants for the purchase of 651,281 and 5,207,070 common shares, respectively, and convertible preferred stock convertible into 94,218 and 612,416 common shares, respectively. Per share calculations reflect the effects of the recapitalization and reverse stock split for all periods presented.

     STOCK BASED COMPENSATION
     ------------------------

     SFAS No. 123, "Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based employee compensation plans. It defined a fair value based method of accounting for an employee stock option or similar equity instrument and encouraged all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". The Company accounts for compensation cost for stock option plans in accordance with APB Opinion No. 25. See "New Accounting Pronouncements" below for information regarding the Company's adoption of SFAS No. 123 (revised
     2004), "Share-Based Payment" ("SFAS 123(R)") on January 1, 2006.

     CAPITALIZED INTEREST
     --------------------

     The Company capitalizes interest ($46,630 in 2005 and $ -0- in 2004) on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use.

     INCOME TAXES
     ------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

     NEW ACCOUNTING PRONOUNCEMENTS
     -----------------------------

     The following discussions provide information about new accounting pronouncements that have been issued by the FASB:

     In  December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS
     123. SFAS 123(R) supersedes APB 25 and amends SFAS No. 95, "Statement of Cash Flows". Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) will require all share-based payments to employees, including grants of employee stock options, to be recognized as stock-based compensation expense in the Company's Consolidated Statements of Operations based on their fair values. Proforma disclosure is no longer an alternative.

     SFAS 123(R) must be adopted no later than January 1, 2006 and permits public companies to adopt its requirements using one of two methods:

     - A "modified prospective" method in which compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the adoption date and based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the adoption date.

     - A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate either all prior periods presented or prior interim periods of the year of adoption based on the amounts previously recognized under SFAS 123 for purposes of proforma disclosures.

     The Company adopted the provisions of SFAS 123(R) on January 1, 2006 using the modified prospective method.

     As permitted by SFAS 123, the Company accounted for share-based payments to employees prior to January 1, 2006 using the intrinsic value method prescribed by APB 25 and related interpretations. As such, the Company generally did not recognize compensation expense associated with employee stock option grants. Currently, the Company has no plans to issue stock warrants to any parties other than in financing arrangements with third parties. Consequently, based on current plans, the adoption of SFAS 123(R)'s fair value method will not have a significant impact on the Company's future results of operations or financial position. Had the Company adopted SFAS 123(R) in prior periods, the impact would have approximated the impact of SFAS 123 as described in the proforma disclosures. The adoption of SFAS 123(R) will not result in any compensation charges in 2006 related to options outstanding at December 31, 2005, because all employee stock options were vested as of December 31, 2005.

     SFAS 123(R) also requires that tax benefits in excess of recognized compensation expenses be reported as a financing cash flow, rather than an operating cash flow as required under prior literature. This requirement may serve to reduce the Company's future cash flows from operating activities and increase future cash flows from financing activities, to the extent of associated tax benefits that may be realized in the future.

     In June 2005, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3". This Statement provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. This Statement also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. This Statement shall be effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. At this time, the Company has no plans to adopt a change in accounting principle; however, this guidance could have a significant impact on the Company in the event that an accounting change is made in the future.

     In March 2005, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143". This interpretation clarifies that the term, conditional asset retirement obligation, as used in FASB Statement No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Thus, the timing and/or method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and/or through the normal operation of the asset. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists.
     SFAS No. 143 acknowledges that, in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. We do not expect this guidance to have a significant impact on the Company.

2.   SALE OF OIL AND GAS PROPERTIES
     ------------------------------

     Effective July 1, 2005, the Company's wholly owned subsidiary, TK Petrosearch, L.L.C., sold its interest in the Blue Ridge Salt Dome Field for $2,072,002 to the individual who has managed the TK PetroSearch, LLC subsidiary. The assets sold accounted for $1,370,110 of the Company's PV-10 of proved reserves as of December 31, 2004, or approximately 10% of the Company's total PV-10 value. The property had an estimated remaining 68,700 barrels of proved oil reserves at the time of the sale. The transaction has been reflected in the accompanying financial statements as a reduction of capitalized oil and gas properties as required by accounting principles generally accepted in the United States of America. The following represents the unaudited proforma effect on the consolidated statement of operations for the year ended December 31, 2005 as if the transaction occurred on January 1, 2005. The sale represents $30.16 per barrel of oil of the proved reserves sold.

                                                      PROFORMA       PROFORMA
                                      AS REPORTED    ADJUSTMENTS    (UNAUDITED)
                                     -------------  -------------  -------------
       Oil and gas production
       revenues                        $  1,701,043   $   (552,998)  $  1,148,045
       Costs and expenses                 4,412,653        359,162      4,053,491
                                       -------------  -------------  -------------
       Operating loss                    (2,711,610)      (193,836)    (2,905,446)
       Other expenses                      (189,421)             -       (189,421)
                                       -------------  -------------  -------------
       Net loss                        $ (2,901,031)  $   (193,836)  $( 3,094,867)
                                       =============  =============  =============
       Basic and diluted net loss per
       common share                    $      (0.11)  $      (0.01)  $      (0.12)
                                       =============  =============  =============

3.   PURCHASE OF OIL AND GAS PROPERTIES
     ----------------------------------

     Effective September 28, 2005, the Company purchased an additional 21.25% working interest in the Gruman #18-1 Well and Gruman Leases for $637,500, increasing the Company's working interest in the properties to 85%. As of the time of the closing, the purchase provided additional PV-10 value of approximately $3,500,000 (based upon independent engineering report as of July 1, 2005), made up of additional proved reserves of 89,755 barrels of oil and 25,672 MCF of gas. The purchase price represents $6.67 per barrel of oil equivalent of the proved reserves purchased.

     Effective November 15, 2005, the Company entered into an agreement to purchase a 100% working interest in 1780 acres of leases in the Quinduno Field located in Roberts County, Texas from Quinduno Energy, L.L.C. The agreement provides for the payment of the purchase price of $2,000,000 cash and 3,000,000 shares of unregistered common shares of the Company to occur in three phases as the project progresses. Should the project not proceed past the first phase, Petrosearch's maximum obligation would be $750,000 in cash and 1,000,000 unregistered common shares plus the cost of capital expenditures for the first phase which are estimated to be $2,900,000. Upon completion of the entire project, the seller will back in for a 10% working interest after Petrosearch has been repaid all capital expenditure costs plus $9.5 million. Based on the valuation of the acquisition of $9.5 million on November 15, 2005, this purchase represents $3.37 per barrel of oil equivalent of the proved reserves purchased.

     At any time after completion of the first phase of the project, should the Company, in the Company's sole discretion, determine to terminate further operations, then the Company must offer Quinduno the Company's interest in the leases for a purchase price equal to an internal rate of return to the Company of twenty-two and one half percent (22.5%), calculated monthly, using the closing date under the Agreement as the commencement date and, taking into account all acquisition cash, all capital expenditures, plus a sum of $7,500,000 and the net income received from the project. Quinduno will have 45 days to exercise its right of refusal to repurchase the leases, at which time, upon Quinduno's refusal to repurchase, the Company may sell the Company's interest in the leases to a third party.


4.   PREPAID EXPENSES AND OTHER CURRENT ASSETS
     -----------------------------------------

     Prepaid expenses and other current assets consist of the following at December 31, 2005 and 2004:

                                              2005         2004
                                           -----------  ----------
       Prepaid expenses                    $   152,386  $   90,207
       Note receivable                               -     110,000
       Prepaid bonds                           277,000     177,000
       Current portion of financing costs       42,890           -
       Other receivables                        45,206           -
       Other assets                                  -      11,841
                                           -----------------------

                                           $   517,482  $  389,048
                                           ===========  ==========

5.   ACCRUED LIABILITIES
     -------------------

     Accrued liabilities consist of the following at December 31, 2005 and 2004:

                                                            2005       2004
                                                          --------  ----------
       Revenue payable and operated prepayment liability  $ 21,297  $  139,270
       Accrued interest payable                             36,794      25,187
       Accrued liabilities for capital additions           500,000   1,017,058
       Accrued liability for Professional Fees              50,000           -
       Other accrued expenses                              141,945     157,126
                                                          --------------------

                                                          $750,036  $1,338,641
                                                          ========  ==========


6.   REVOLVING CREDIT AGREEMENT
     --------------------------

     On October 1, 2004, the Company entered into a revolving credit agreement to borrow up to $18,000,000 over a one-year period from a company whose managing partner is a shareholder of the Company. Draws under the agreement were subject to limits after the initial draw at a maximum rate of $4,500,000 for each three-month period following the initial draw date with undrawn funds to be carried forward to the succeeding draw period. Draws were also limited based on the Company's actual cost of oil and gas leases and the amount of the Company's proved producing reserves. Advances under the revolving credit agreement bear interest at a rate of six percent (6%) per year which was payable each quarter, and were collateralized by the Company's oil and gas properties. The agreement stipulates that, after 60 days of each particular draw, the Company repay the outstanding principal in monthly installments equal to 10% of the original amount of the particular draw and continue on the same calendar date of each succeeding month thereafter. The outstanding principal and interest balance matures two years from the date of the initial draw, which is October 2006. The Company was assessed a one quarter of one percent (0.25%) standby fee on available undrawn principal each quarter.

     As additional consideration for this agreement, the Company assigned the lender a one percent (1%) overriding royalty interest in certain producing wells in Oklahoma and Texas and a commitment to provide a one percent (1%) overriding royalty interest in all future leases acquired using funds from this agreement. Per the agreement, this overriding royalty interest is earned by the lender upon funding and is not subject to revision or reassignment upon repayment or termination of the loan. As a result, the Company capitalized the net present value of this overriding royalty interest of $24,825, plus additional loan costs of $38,743, as deferred loan cost in the consolidated balance sheet as of December 31, 2004. These loan costs were being amortized into interest expense over the two-year life of the agreement.

     On September 29, 2005, the Company entered into an amended and restated revolving credit agreement to borrow up to $10,000,000 over a two-year period to October 1, 2007, from a private, non-public entity. The outstanding loan balance under the original revolving credit agreement dated October 1, 2004, of $825,000 and accrued interest through the date of the amended agreement, were deemed to be principal and interest outstanding under the amended and restated revolving credit agreement. Proceeds of the credit line are to be used to finance activity related to eight new prospects including costs associated with acquisitions of oil and gas leases, oil and gas drilling, reworking, production, transportation, marketing and plugging activities under the leases, and all lender charges and fees. Advances under the amended and restated revolving credit agreement bear interest at a rate of the Wall Street Journal Prime Rate plus three percent (3%) per year. Each advance of principal under the amended facility is treated as a separate loan and is repayable in six (6) interest only installments followed by up to twenty four (24) principal and interest installments based upon a 30-month amortization. The Company will be assessed a one quarter of one percent (.25%) standby fee on available undrawn principal each quarter. The note matures on April 1, 2008. As of December 31, 2005, the balance outstanding under the line of credit agreement was $3,525,000, $940,000 of which is due in the next twelve months, $1,410,000 of which is due in

     2007, and $1,175,000 of which is due in 2008.

     The loan is collateralized by a first lien on the particular oil and gas leases acquired with the funds, but the Company is entitled to obtain partial releases if the ratio of proved developed and proved undeveloped reserves underlying the collateral base meets certain criteria. According to the terms of the agreement, the unused available funds under the line of credit will only be available for draw by the Company if at all times the Company's proved developed reserves equal or exceed twenty-five percent
     (25%) of the outstanding principal and interest indebtedness under the agreement and if the principal balance of the note outstanding after the requested draw is less than the sum of 1) the actual costs of the oil and gas lease purchased and or funded, and 2) the sum of 75% of the Company's proved developed reserves and 50% of the Company's proved undeveloped reserves from all sources pledged as collateral.

     Because the lender obtains its funds from the private capital markets and or individuals who desire to participate in the lenders investment bank activities, the lender does not have a guaranteed source of money in which to fund this transaction with the Company. As a result, the lender has not guaranteed that all proposed funding under this agreement will be available if and when the Company elects to make draw requests.

     As consideration for entering into the agreement, the lender will receive an overriding royalty in each oil and gas lease acquired with facility funds equal to 2% of the Company's acquired net revenue interest in the lease. The overriding royalty interests are earned when the lender funds have been utilized by the Company for direct and or indirect acquisition expenses or drilling expenses. In addition, the lender received 100,000 warrants to purchase common stock of the Company at an exercise price of $2.00 per share and an expiration date of November 1, 2007.

     Under the terms of the credit facility, the Company is required to offer to the lender the opportunity to participate in up to a minimum of 33.3% and up to 100% based on the sole discretion of the Company.

     The Company allocates the proceeds received from debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $88,422 and was $79,581 at December 31, 2005. The debt discount is recognized as interest expense over the period until the notes mature. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment.

7.   INCOME TAXES
     ------------

     Through December 31, 2005, the Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2005, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $11,400,000 which expire in various tax years through 2025. Under the provisions of Section 382 of the Internal Revenue Code, the ownership change in the Company that resulted from the recapitalization of the Company could limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and the related tax effects at December 31, 2005 and 2004 are as follows:

                                                    2005         2004
                                                ------------  ----------
       Deferred tax assets:
         Net operating loss carry-forward       $ 3,874,325   $1,327,265
         Allowance for doubtful accounts             42,868            -
         Contribution carryover                       2,346        2,346
                                                ------------------------

           Total deferred tax assets              3,919,539    1,329,611

         Less valuation allowance                (1,628,636)   (647,632)
                                                ------------------------

         Net deferred tax asset                   2,290,903     681,979
                                                ------------------------

       Deferred tax liabilities:
         Book/tax basis difference in oil and
           gas properties                        (2,277,366)   (671,268)
         Book/tax basis difference in property
           and equipment                            (13,537)    (10,711)
                                                ------------------------

           Total deferred tax liability          (2,290,903)   (681,979)
                                                ------------------------

             Net deferred tax                   $         -   $       -
                                                ============  ==========

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended
     December  31,  2005  and  2004  is  as  follows:

                                                   2005                2004
                                            AMOUNT       %       AMOUNT       %
                                          ----------  -------  ----------  -------
       Benefit for income tax at federal  $(986,351)  (34.0)%  $(534,180)  (34.0)%
       statutory rate
       Non-deductible expenses                5,347       0.0    159,654      10.1
       Increase in valuation allowance      981,004      28.0    374,526      23.9
                                          ----------------------------------------
                                          $       -        -%  $       -        -%
                                          ==========  =======  ==========  =======

8.   RIGHT OF FIRST REFUSAL AGREEMENT
     --------------------------------

     Effective December 30, 2005, Petrosearch Energy Corporation, joined by six of its subsidiaries, entered into an Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. (collectively referred to herein as "Rock"). The Agreement generally covers the geographic areas of current operations in Jefferson County, Mississippi and Colorado County, Texas affecting the Company and Rock, including agreements and stipulations regarding future operations in those geographic areas, the terms under which future exploration and development participation opportunities will be offered by the Company to Rock, and agreed procedures for conducting internal audits and accounting reconciliations. As part of the transaction with Rock, the parties have executed an Amended Right of First Refusal Agreement (the "Amended ROFR") which replaces the previous Right of First Refusal Agreement between the Company and Rock which was entered in March 2004 (the "ROFR").

     The Amended ROFR has more limited applicability to the Company's various projects than the ROFR. While the original agreement required all Company prospects to be presented to Rock for consideration by Rock, the Amended ROFR does not require that all Company prospects be offered to Rock for participation. The Amended ROFR also does not require that the Company offer to Rock prospects in any specified area, although the parties have separately stipulated to certain specified areas of mutual interest in the Mississippi and Colorado County areas based upon historical operations in those areas. The Amended ROFR permits the Company to decide which projects will be offered to Rock, so long as the projects actually presented are projects in which the Company owns or intends to retain a minimum of ten percent (10%) of the project interest available to the Company.

     Under the Amended ROFR, Rock's percentage participation is limited to the range between ten percent (10%) minimum participation and forty percent
     (40%) maximum participation, while the ROFR permitted Rock to take up to 100% of a prospect, if desired. All of the above participation interests are fractions of the interest available to the Company.

     The Amended ROFR also calls for a minimum funding commitment required from Rock equal to $3,000,000 per year, without the right to carry over to any subsequent year as a credit excess expenditures above the minimum required commitment for that year. The term of the Amended ROFR will automatically renew from December 31 of a given year to December 31 of the following year: 1) if Rock meets its funding minimum in a calendar year, 2) if the funding minimum is not met, but the Company otherwise has failed to offer a sufficient number of projects to Rock such that theoretical participation by Rock in one-half of the offered prospects to the extent of twenty five percent (25%) would have resulted in Rock achieving the funding minimum; or
     3) if more than one-half of the prospects offered to Rock are offered during October, November or December of a calendar year.

     The Amended ROFR provides that the reversionary interest to be retained by the Company in each prospect which is accepted by Rock shall be a twenty-five percent (25%) reversionary interest in each interest assigned to Rock, with the reversion to take effect upon "payout" or recoupment of Rock's development costs net to that interest. Under the Amended ROFR, if the particular prospect is a drilling project without existing oil and gas production, then payout will be computed on a well-by-well basis. However, if the prospect includes existing oil and gas production acquired by the parties, then payout will be computed on a prospect-wide basis, inclusive of drilling costs expended after acquisition on reworked and new wells. Under the Amended ROFR, the Company has agreed to reduce its after payout reversionary interest in an accepted project in the event the Company gives better after-payout terms to a third party in the same prospect, thereby providing Rock the same benefits of the terms offered to any such third party.

     The Company's Jefferson County, Mississippi operations have, to date, been conducted by the Company's operating subsidiary, Petrosearch Operating Company, L.L.C. ("POC"). Prior to this transaction, one hundred percent (100%) of the applicable oil and gas leases on which drilling of the Phillips-Burkley No. 1 well have occurred were assigned to Rock subject to a reversionary interest retained and owned by the Company's subsidiary, Buena Vista Petrosearch, L.L.C. ("BVPS"), which was to take effect when Rock recouped 100% of its development costs.

     As part of the transaction, the Company may fund all exploration costs of the Phillips-Burkley No. 1 well going forward pursuant to a new operating agreement between POC and BVPS. Further, as part of the transaction, Rock will be assigned a 50% net revenue interest in the BVPS once the company has recouped its investment in the subsidiary. Rock will retain its ownership of the gas pipeline associated with the project but will grant us the right to transport gas through the pipeline at the rate of ten cents per Mcf through December 31, 2006 and five cents per Mcf thereafter. Rock has executed a promissory note in favor of the Company in the principal amount of $825,449 to repay the outstanding acquisition and development costs of the project which accrued prior to September 30, 2005. The balance of this note has been included in accounts receivable-joint owners as of December 31, 2005. This note bears interest at the rate of 6% and is payable in four equal monthly installments expected to begin June 1, 2006. The sharing of production proceeds, if any, derived from the Phillips-Burkley No. 1 well will be staged. Beginning with the effective date of the agreement until the Company recoups from production all sums paid by the Company toward Phillips-Burkley #1 operations after September 30, 2005 (the "Stage 1 Payout"), the Company will retain all of the net profits, if any, as a production payment. After the Stage 1 Payout event occurs, the Company and Rock shall share equally in the production payment. At such time during this sharing period, the Company and Rock will each receive $3,905,505 (the "Stage 2 Payout"). Subsequent to the Stage 2 Payout, certain persons vested with a collective 20% reversionary interest in BVPS (one of whom is the Company's chief operating officer who owns a 5% reversionary interest) will be entitled to receive their limited liability company interest which will decrease the collective interests of the Company and Rock in BVPS to 80% of profits from leasehold revenues. At the point of the Stage 2 Payout, Rock's 40% interest as the owner of one-half of BVPS shall be assigned to it by BVPS, thereby eliminating Rock's interest in BVPS in favor of a direct working interest ownership. However, Rock has the right to waive this automatic conversion to direct ownership after Stage 2 Payout if it desires.

     As part of the transaction, if either the Company or Rock acquires an oil and gas lease within the area of mutual interest designated by the parties, then the acquiring party shall offer to the other the right to acquire at cost a 50% interest in the acquired oil and gas lease within the Mississippi AMI leases.

     Under the prior agreements between the parties, one hundred percent (100%) of the Colorado County "Garwood" Prospect was assigned by the Company to Rock subject to a reversionary interest retained and owned by Pursuit
     Petrosearch, L.L.C. ("Pursuit"), the Company's subsidiary, which was to take effect when Rock recouped 100% of its development costs on a well-by-well basis. As in the case of the Jefferson County, Mississippi operations, the operator for the "Garwood" Prospect to date has been POC. Under the terms of the transaction, the parties have divided this geographic region into three (3) parts, the Garwood North Leases, the Garwood South Leases and the Garwood Area of Mutual Interest or "AMI" Leases. As to the Garwood North area, POC will remain the operator. As to the Garwood South and Garwood AMI Leases, Rock will be the operator. However, Rock has engaged POC as a contract operator for a term which is yet to be determined in order to take advantage of POC's existing regulatory registrations and bonding status.

     The ROFR provided for a reversionary interest equal to thirty-three and one-third percent (33.33%) of the interest assigned to Rock which interest would take effect upon Rock recouping 100% of its acquisition and development costs. Under the terms of the transaction, the Company's after payout reversionary interest has been adjusted to 21.5% as to Garwood South Leases and will be computed on a the well-by-well basis. The Company's after payout reversionary interest will remain 33.33% as to the wells drilled on Garwood North Leases, likewise on a well-by-well basis. For purposes of calculating "payout", the parties have stipulated to certain existing balances outstanding which are owed by Rock to the Company, subject to completion of an audit. These sums will be applied as payout calculation deficits in the payout formulae as more fully described in the transaction documents.

     Rock agreed to expend net to its interests during calendar year 2006 not less than $8,000,000 toward development of the Garwood North and Garwood South leases. The parties contemplate that this commitment will be met by Rock's participation in two projects contemplated in 2006, being a new well in the Garwood North area and a recompletion of an existing wellbore known as the Kallina #2 well. The timing of the 2006 projects will not be overlapped so that costs may be closely monitored. Rock is not obligated to commit to operations exceeding $8,800,000, should the proposed projects exceed $8,000,000 in the aggregate.

     For five (5) years from the date of the Agreement, the Company and Rock have agreed that as to oil and gas leases in the Garwood prospect, which one or the other has acquired prior to consummation of the Agreement which are neither in the Garwood North nor Garwood South area, the party which has acquired the particular lease shall offer the other the right to acquire percentage ownership in the lease, being 80% if the offer is made to Rock and 20% if the offer is made to the Company.

9.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     OPERATING LEASE
     ---------------

     The Company rents office space under long-term office leases that expire through 2010. The future minimum lease payments required under the operating leases that have initial non-cancelable lease terms in excess of one year amount to $493,077 of which $94,196 is to be paid in 2006, $96,234 is to be paid in 2007, $99,989 is to be paid in 2008, $101,888 is to be paid in 2009, and $100,770 is to be paid in 2010. Rent expense incurred under operating leases during the years ended December 31, 2005 and 2004 was $101,321 and $85,172, respectively.

     LEGAL PROCEEDINGS
     -----------------

     We are currently not a party to any material legal proceedings.

10.  STOCKHOLDERS' EQUITY
     --------------------

     COMMON STOCK
     -------------

     Effective April 23, 2004, the Company amended its articles of incorporation to increase the total number of shares of stock that the Company has the authority to issue to 1,020,000,000, consisting of 1,000,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

     Upon the merger on December 30, 2004, the Company's authorized shares of common stock decreased to 100,000,000 from 1,000,000,000. The authorized preferred stock of 20,000,000 remained the same.

     PREFERRED STOCK
     ---------------

     The Company's articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company's board of directors. As a result of the recapitalization of the Company in 2003, effective November 5, 2003, the Company had 1,000,000 shares of Series A 8% Convertible Preferred Stock ("Series A Preferred") authorized, issued and outstanding as of December 31, 2003. The shares have a par and stated value of $1.00 per share. If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred. The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference. The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share (post-reverse split). Beginning August 19, 2003, the Company had the right to redeem all or part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed. During 2004, 516,584 shares of Series A Preferred were converted to 79,474 shares of the Company's common stock. As of December 31, 2005, no dividends have been declared and approximately $131,000 of dividends were in arrears related to the Series A Preferred if the Company decided to declare dividends.

     As a result of the recapitalization of the Company, effective November 5, 2003, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock ("Series B Preferred") as of December 31, 2005 and 2004. The shares have a par and stated value of $1.00 per share. The shares of the Series B Preferred rank senior to the common stock in liquidation preference. The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share (post-reverse split) at the option of the holder. Beginning October 1, 2003, the Company had the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

     As a result of the recapitalization of the Company, effective November 5, 2003, the Company had 100,000 shares authorized and 75,000 shares issued and outstanding of Series C Convertible Preferred Stock ("Series C Preferred") as of December 31, 2003. The shares had a par and stated value of $1.00 per share. The shares of the Series C Preferred ranked senior to the common stock in liquidation preference. The Series C Preferred was convertible into common stock of the Company at an initial conversion price of $2.14 per share (post-reverse split) at the option of the holder. Beginning December 13, 2003, the Company had the right to redeem all or part of the shares of Series C Preferred for cash at a redemption price equal to the stated value of $1.00 per share. During 2004 all 75,000 shares of Series C Preferred were converted to 34,615 shares (post-reverse split) of the Company's common stock.

     As a result of the recapitalization of the Company, effective November 5, 2003, the Company had 600,000 shares authorized and 37,500 shares issued and outstanding of Series D 8% Convertible Preferred Stock ("Series D Preferred") as of December 31, 2003. The shares had a par and stated value of $1.00 per share. If declared by the Board of Directors, dividends were to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series D Preferred. The shares of the Series D Preferred ranked senior to the common stock both in payment of dividends and liquidation preference. The Series D Preferred was convertible into common stock of the Company at a conversion price of $1.62 per share (post-reverse split) at the option of the holder. Beginning March 10, 2004, the Company had the right to redeem all or part of the shares of Series D Preferred for cash at a redemption price equal to the stated value of $1.00 per share plus all accrued and unpaid dividends on the shares to be redeemed. During 2004 all 37,500 Series D Preferred were converted to 23,077 shares (post-reverse split) of the Company's common stock.

     STOCK WARRANTS
     --------------

     The Company periodically issues incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such warrants are approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant. For purposes of determining compensation expense associated with stock warrants, the intrinsic value of the Company's stock was determined based upon the quoted market price of the Company's common stock for executives, officers and directors and fair value of the Company's stock was determined based upon the Black-Scholes option pricing model for non-employees.

     During 2004, the Company granted warrants to purchase 973,082 shares of common stock (post-reverse split) at prices ranging from $5.20 per share to $9.75 per share. All warrants were granted at an exercise price equal to or greater than the fair market value at the date of grant and, thus, no compensation cost was recorded. All of these warrants are immediately exercisable except for 115,384 that vest one year from the date of grant. These warrants expire in 2007.

     During November 2004, the Company, prior to its merger with Petrosearch Texas, entered into a two-year employment agreement with its new chief executive officer ("CEO") for which the CEO was granted warrants to purchase 3,637,738 shares of the Company's common stock at $1.95 per share, which was the fair market value of the common stock at the date of grant and, thus, no compensation cost was recorded. The warrants expire four years from the date of grant.

     During 2004, the Company granted warrants to purchase 76,923 shares of common stock at a price range of $5.20 to $9.75 per share to certain of its advisory board members. These warrants were exercisable immediately and expire three years from the date of grant. Using the Black Scholes Option Pricing Model, the issuance of the warrants resulted in $279,879 of additional compensation expense included in the accompanying statement of operations for the year ended December 31, 2004. The Company no longer has an advisory board.

     During 2005, the Company granted warrants to purchase 1,215,000 shares of common stock of the Company to board of directors and employees for services performed during 2005. The warrants expire in 2008 and have an exercise price of $1.95, which exceeded the fair market value of the common stock at the date of grant and, thus, no compensation cost was recorded.

     In September, 2005, the Company granted warrants to purchase 100,000 shares of common stock of the Company with an exercise price of $2.00 and an expiration date in 2007 to a lender for financing costs associated with the Company's amended credit facility with the lender (Note 6). The value allocated to the warrants as a debt discount was $88,422.

     During December, 2005, the Company extended the expiration date of warrants held by an officer of the Company to purchase 92,308 shares of common stock of the Company at an exercise price of $0.98 per share from August 28, 2006, to November 15, 2008.

     During 2005, the Company cancelled warrants to purchase 153,847 shares of common stock of the Company valued at $88,392 to reduce a note receivable from a former officer of the Company.

     Until the Company's adoption of the provisions of SFAS 123(R) on January 1, 2006 (See Note 1), the Company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock warrants because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options/warrants. Under APB 25, if the exercise price of the Company's employee stock options is greater than or equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Proforma information regarding net income (loss) and earnings (loss) per share is required by Statements 123 and 148, and has been determined as if the Company had accounted for its employee stock warrants under the fair value method of these Statements. For warrants granted during the years ended December 31, 2005 and 2004, the fair value for such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

                               2005        2004
                            ----------  ----------
       Dividend yield             -0-         -0-

       Expected volatility         70%        135%

       Risk free interest        3.00%       2.25%

       Expected lives       2-4 years   3-4 years

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock warrants.

     For purposes of proforma disclosures, the estimated fair value of the warrants is included in expense over the vesting period or expected life of the warrant.

                                                                   2005          2004
                                                               ------------  ------------
     Net loss as reported                                      $(2,901,031)  $(1,571,120)

     Add: Stock-based employee compensation expense                      -             -
     included in reported net loss, net of tax

     Deduct: Stock-based employee compensation expense            (833,855)   (6,619,962)
     determined under the fair value method, net of tax        ------------  ------------

     Proforma net loss                                         $(3,734,886)  $(8,191,082)
                                                               ============  ============

     Basic and diluted net loss per common share, as reported  $     (0.11)  $     (0.09)
                                                               ============  ============

     Proforma basic and diluted net loss per common share      $     (0.15)  $     (0.47)
                                                               ============  ============

     No tax effects were included in the determination of proforma net loss because the deferred tax asset resulting from stock-based employee compensation would be offset by an additional valuation allowance for deferred tax assets.

     A summary of the Company's stock warrant activity (reverse split adjusted) and related information for the years ended December 31, 2005 and 2004 follows:

                                                           WEIGHTED
                                 NUMBER OF                  AVERAGE
                               SHARES UNDER    EXERCISE    EXERCISE
                                  WARRANT        PRICE       PRICE
                               -------------  -----------  ---------
       Balance outstanding at
         December 31, 2003        2,761,539   $0.98-$9.75  $    4.62

         Issued                   1,050,000   $4.88-$9.75  $    4.62
         Effect of merger         3,637,738   $      1.95  $    1.95
         Exercised                 (115,385)  $      2.60  $    2.60
                               -------------

       Balance outstanding at
         December 31, 2004        7,333,892   $0.98-$9.75  $    3.77

         Issued                   1,407,308   $0.98-$2.00  $    1.89
         Cancelled                 (246,155)  $      0.98  $    0.98
                               -------------

       Balance outstanding at
         December 31, 2005        8,495,045   $0.98-$9.75  $    3.57
                               =============

     All outstanding stock warrants are exercisable at December 31, 2005. A summary of outstanding stock warrants at December 31, 2005 follows:

                                                               WEIGHTED
      NUMBER OF                      REMAINING                  AVERAGE
     COMMON STOCK                    CONTRACTED    EXERCISE    EXERCISE
     EQUIVALENTS   EXPIRATION DATE  LIFE (YEARS)     PRICE       PRICE
     ------------  ---------------  ------------  -----------  ---------
          630,769  August 2006               .67        $0.98      $0.98
          692,308  September 2006            .68        $1.63      $1.63
        1,076,923  November 2006             .92        $9.75      $9.75
          211,538  February 2007            1.17        $9.75      $9.75
           30,769  March 2007               1.25        $9.75      $9.75
          300,000  April 2007               1.34        $9.75      $9.75
          161,538  May 2007                 1.42  $6.50-$9.75      $7.27
           76,923  July 2007                1.50  $5.20-$6.50      $6.24
          269,231  September 2007           1.67  $4.88-$5.20      $5.15
          100,000  November 2007            1.92        $2.00      $2.00
          150,000  March 2008               2.25        $1.95      $1.95
           20,000  August 2008              2.62        $1.95      $1.95
        4,775,046  November 2008            2.92        $1.95      $1.93
-----------------
        8,945,045
=================

11.  RELATED PARTY TRANSACTIONS
     --------------------------

     During the years ended December 31, 2005 and 2004, the Company was engaged in various transactions with related parties as follows:

     During the years ended December 31, 2005 and 2004, a vendor owned by the spouse of a director of the Company through December 8, 2005, at which time he resigned as director, provided drilling services totaling $485,570 and $280,457, respectively. The balance owed to this vendor was $-0- and $45,705 at December 31, 2005 and 2004, respectively. The director's spouse was also a 15 - 30% working interest owner in the Fort Bend County Prospect (Blue Ridge) which the Company sold in 2005. Accounts receivable from the spouse for joint interest billings was $-0- and $268,973 as of December 31, 2005 and 2004, respectively.

     Mr. Wayne Beninger, who became the Company's Chief Operating Officer on May 16, 2005, is the owner of Southwest Oil & Gas Management (Southwest) which has provided engineering and geological consulting services for the Company's projects. During the fiscal year ended December 31, 2004, the Company paid Southwest approximately $600,000 for such services. When Mr. Beninger became an employee of the Company, the agreement with Southwest was terminated. From January 1, 2005, until the agreement was terminated on May 15, 2005, the Company paid Southwest approximately $365,000 for engineering and geological consulting services. Mr. Beninger has an option to purchase for $1.00 a 5% interest (after payout to the Company and its drilling partner) in the Company's subsidiary that holds the Jefferson County, Mississippi project.

     During 2004, the Company's board of directors provided executives an option to repay the $149,410 of notes receivable that were outstanding on December 1, 2004, in cash or a return of shares of common stock at $1.56 per share, when the current fair market value of the common stock was $1.95 per share, resulting in the executives having to return 20% more shares to the Company rather than what would have been returned based on the fair market value of the common stock. The principal of $149,410 and interest balance of $9,366 were repaid by all officers in December 2004 through the return of 95,776 and 6,004 shares of the Company's common stock, respectively, held by the executives.

     As of December 1, 2004, $145,000 was recorded in stock subscription receivable from executives of the Company. The stock subscription receivables of $100,000 were repaid in 2004 through the return of 64,103 shares of the Company's common stock under the terms described in the previous paragraph. The stock subscription receivable of $45,000 was repaid in lieu of compensation in 2004.

     The related party receivable balance from executives increased from $51,900 at December 1, 2004, to $63,234 in 2004 as a result of advances to two officers of the Company. The total balance was repaid to the Company in 2004 through the return and cancellation of 40,480 shares of common stock of the Company personally held by the two officers.

12.  EARNINGS PER SHARE
     ------------------

     Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 2005 and 2004:

                                                     2005          2004
                                                 ------------  ------------
       Net loss                                  $(2,901,031)  $(1,571,120)
       Less:  Preferred stock dividends              (38,673)      (38,673)
                                                 ------------  ------------

       Net loss available to common
         stockholders (numerator)                $(2,939,704)  $(1,609,793)
                                                 ============  ============

       Weighted average shares of common stock
         (denominator)                            25,409,348    17,576,294
                                                 ============  ============

       Basic and diluted net loss per share      $     (0.12)  $     (0.09)
                                                 ============  ============

13.  NON-CASH INVESTING AND FINANCING ACTIVITIES
     -------------------------------------------

     During the years ended December 31, 2005 and 2004, the Company engaged in various non-cash financing and investing activities as follows:

                                                                            2005       2004
                                                                         ----------  ---------
     Transfer of overriding royalty interest for debt issuance costs     $   64,784  $       -
                                                                         ==========  =========

     Reduction of prepaid services for development
       of oil and gas properties                                         $        -  $ 333,765
                                                                         ==========  =========

     Issuance of common stock for acquisition of
       Property                                                          $1,090,000  $  51,920
                                                                         ==========  =========

     Cancellation of common stock for reduction in
       subscription receivable                                           $        -  $ 249,410
                                                                         ==========  =========

     Cancellation of common stock for reduction in
       related party receivable                                          $        -  $  72,600
                                                                         ==========  =========

     Increase in accounts payable and accrued
       liabilities for property costs                                    $  500,000  $ 429,069
                                                                         ==========  =========

     Increase in property costs for asset retirement obligation accrual  $  633,455  $       -
                                                                         ==========  =========

     Issuance of warrants with debt                                      $   88,422  $       -
                                                                         ==========  =========

     Cancellation of warrants for reduction in note receivable           $   88,392  $       -
                                                                         ==========  =========

     Transfer of automobile for reduction in liability                   $   15,346  $       -
                                                                         ==========  =========

14.  IMPAIRMENT AND SALE OF OIL AND GAS PROPERTIES
     ---------------------------------------------

     At December 31, 2005 and 2004, the net capitalized costs of crude oil and natural gas properties did not exceed the present value of the estimated reserves; as such, no write-down was recorded.

15.  BUSINESS SEGMENTS
     -----------------

     The Company believes that all of its material operations are conducted in the exploration and production of oil and gas in the United States and currently reports as a single segment.

16.  SUPPLEMENTAL OIL AND GAS INFORMATION - UNAUDITED
     ------------------------------------------------

     The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and SFAS No. 69, Disclosures About Oil and Gas Producing Activities (`Statement 69").

     ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES
     ---------------------------------------------------

     Set forth below is a summary of the changes in the estimated quantities of the Company's crude oil and condensate, and gas reserves for the periods indicated, as estimated by the Company as of December 31, 2005. All of the Company's reserves are located within the United States. Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental determinations. Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling and production history, new geological and geophysical data and changes in economic conditions.

     Proved reserves are estimated quantities of gas, crude oil, and condensate, which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

                                                      OIL         GAS
                                                   ----------  ----------
     QUANTITY OF OIL AND GAS RESERVES                (BBLS)      (MCF)
     --------------------------------------------  ----------  ----------
     Total proved reserves at December 31, 2003      460,654     177,438

     Extensions and discoveries                       25,856   1,158,000
     Production                                     (120,525)    (64,009)
     Revisions to previous estimate                    7,812     (24,392)
                                                   ----------  ----------

       Total proved reserves at December 31, 2004    373,797   1,247,037

     Extensions and discoveries                    2,033,869   1,121,000
     Production                                      (33,676)     (4,725)
     Sale of Assets                                  (64,771)      - 0 -
     Revisions to previous estimate                   36,575    (519,565)

     Total proved reserves at December 31, 2005    2,345,794   1,843,747
                                                   ==========  ==========

     PROVED DEVELOPED RESERVES:

       December 31, 2005                             330,838     229,747
                                                   ==========  ==========

       December 31, 2004                             181,945      94,075
                                                   ==========  ==========

     CAPITALIZED COSTS OF OIL AND GAS PRODUCING ACTIVITIES
     -----------------------------------------------------

     The following table sets forth the aggregate amounts of capitalized costs relating to the Company's oil and gas producing activities and the aggregate amount of related accumulated depletion, depreciation and amortization as of December 31, 2005 and 2004:

                                                     2005          2004
                                                 ------------  ------------
       Unproved oil and gas properties           $ 3,513,597   $ 3,548,812
       Proved oil and gas properties              11,849,520     5,490,447
                                                 ------------  ------------

         Total                                    15,363,117     9,039,259

       Less accumulated depletion, depreciation
         and amortization                         (1,929,727)   (2,152,511)
                                                 ------------  ------------

           Net capitalized costs                 $13,433,390   $ 6,886,748
                                                 ============  ============

     COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES
     --------------------------------------------------

     The following table reflects the costs incurred in oil and gas property acquisition, exploration and development activities during the years ended December 31, 2005 and 2004:

                               2005        2004
                            ----------  ----------
         Acquisition costs  $4,079,919  $3,298,830
                            ==========  ==========

         Exploration costs  $1,147,816  $2,288,195
                            ==========  ==========

         Development costs  $1,096,124  $1,397,403
                            ==========  ==========

     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
     --------------------------------------------------------

     The following table reflects the Standardized Measure of Discounted Future Net Cash Flows relating to the Company's interest in proved oil and gas reserves as of December 31, 2005 and 2004:

                                                            2005           2004
                                                        -------------  ------------
       Future cash inflows                              $158,565,979   $23,742,174
       Future development and production costs           (59,263,004)   (6,250,065)
                                                        -------------  ------------

       Future net cash inflows before income taxes        99,302,975    17,492,109
       Future income taxes                               (27,804,833)   (4,961,317)
                                                        -------------  ------------

       Future net cash flows                              71,498,142    12,530,792
       10% discount factor                               (36,654,786)   (2,704,002)
                                                        -------------  ------------

         Standardized measure of discounted future net
           cash inflow                                  $ 34,843,356   $ 9,826,790
                                                        =============  ============

     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
     --------------------------------------------------------

     Future net cash flows at each year end, as reported in the above schedule, were determined by summing the estimated annual net cash flows computed by:
     (1) multiplying estimated quantities of proved reserves to be produced during each year by current prices, and (2) deducting estimated expenditures to be incurred during each year to develop and produce the proved reserves (based on current costs).

     Income taxes were computed by applying year-end statutory rates to pretax net cash flows, reduced by the tax basis of the properties and available net operating loss carryforwards. The annual future net cash flows were discounted, using a prescribed 10% rate, and summed to determine the standardized measure of discounted future net cash flow.

     The Company cautions readers that the standardized measure information which places a value on proved reserves is not indicative of either fair market value or present value of future cash flows. Other logical assumptions could have been used for this computation which would likely have resulted in significantly different amounts. Such information is disclosed solely in accordance with Statement 69 and the requirements promulgated by the SEC to provide readers with a common base for use in preparing their own estimates of future cash flows and for comparing reserves among companies. Management of the Company does not rely on these computations when making investment and operating decisions.

17.  SUBSEQUENT EVENTS
     -----------------

     CAPITAL RAISE

     On February 8, 2006, Petrosearch Energy Corporation completed a private placement of equity securities solely to accredited investors for total proceeds of $2,700,000 (the "Offering"). Pursuant to the Offering, the Company issued 1,928,572 shares of the Company's common stock at a price of $1.40 per share and 964,286 three year warrants to purchase shares of the Company's common stock with an exercise price of $2.00 per share to the accredited investors. On February 3, 2006, the Company engaged a placement agent to handle the Offering. At the time of closing, the Company paid a placement fee of 5% of the gross proceeds of the Offering. Additionally, at the time of closing, the placement agent received 96,429 warrants to purchase shares of the Company's common stock equal to 5% of the number of shares of common stock issued to the accredited investors at the time of closing of the Offering. The warrants issued to the placement agent are exercisable for three years and have an exercise price of $2.00 per share. The shares of common stock and the shares of common stock underlying the warrants have piggyback registration rights. The Company intends to use the proceeds of the Offering for working capital and general corporate purposes.

     BARNETT SHALE AGREEMENT

     On March 30, 2006, we entered into an Extension Agreement with ExxonMobil Corporation, Harding Company ("Harding"), Eagle Oil & Gas Co., PS Gas Partners, LLC, and Gas Partners, L.P. (the "Extension Agreement"), under which the parties have agreed to extend until May 2, 2006, ExxonMobil's preferential purchase rights related to the separate sale agreements between Harding Company and each of the other parties relating to the Barnett Shale project, including our February 6, 2006, First Amended and Restated Program Agreement with Harding Company (the "First Amended and Restated Program Agreement") previously announced in our Form 8-K filing on February 6, 2006.

     The First Amended and Restated Program Agreement followed a June 29, 2005 Lease Acquisition and Development Agreement between ExxonMobil Corporation and Harding Company and a Memorandum of Understanding Regarding Gas Evacuation from ExxonMobil and Harding Barnett Shale E&P Venture covering the project (the "ExxonMobil/Harding Agreements"). Under the ExxonMobil/Harding Agreements, Harding is responsible to serve as operator for a significant portion of the area of mutual interest and to acquire and develop the leases in the area of mutual interest. ExxonMobil is responsible for the operation and construction of the gathering and evacuation system associated with the area of mutual interest and will serve as operator for the balance of the area of mutual interest.

     At the time of the execution of the First Amended and Restated Program Agreement, Harding had not obtained from ExxonMobil a consent to transfer and a waiver of Exxon/Mobil's a preferential purchase right set forth in the ExxonMobil/Harding agreement. At the time of our execution of and initial funding under the First Amended and Restated Program Agreement, we did not have a direct contractual relationship with ExxonMobil. We believed that all conditions necessary to assign and convey the working interest from Harding had been met. We subsequently learned that ExxonMobil had not waived the contingencies and that ExxonMobil desired to explore possible alternative ownership structures beneficial to all concerned before making a determination with respect to the preferential right to purchase.

     The purpose of the Extension Agreement is to give all the parties involved the ability to explore possible alternative structures with the goal to form an integrated venture which would include both upstream and pipeline assets and activities, which would better align each party's interest, and which would enhance the ability of the venture to assure that adequate pipeline capacity would be available to move natural gas to market. The opportunity to participate in an integrated venture which includes the gathering and evacuation system was not present in the First Amended and Restated Program Agreement. The potential alternative structure has potential positive features. The Extension Agreement likewise preserves to the parties all of their respective rights and claims as they existed prior to the execution of the Extension Agreement.

     In the event that the parties cannot achieve a mutually agreed alternative structure on or before May 2, 2006, ExxonMobil could exercise its preferential purchase right which, if exercised, would prevent our participation in the project. In the event of such a loss of this opportunity to participate in the project, our legal rights are not prejudiced by the Extension Agreement and we would then expect to pursue all potential remedies available to us relating to the factual circumstances surrounding these agreements.

                         PETROSEARCH ENERGY CORPORATION


                                TABLE OF CONTENTS
                                -----------------


             Consolidated Balance Sheets as of March 31, 2006 (unaudited)
             and December 31, 2005 (audited)                                   F - 30

             Consolidated Statements of Operations for the three months
             ended March 31, 2006 and 2005 (unaudited)                         F - 31

             Consolidated Statements of Stockholders' Equity for the three
             months ended March 31, 2006 and 2005 (unaudited)                  F - 32

             Consolidated Statements of Cash Flows for the three months
             ended March 31, 2006 and 2005 (unaudited)                         F - 33

             Notes to Consolidated Financial Statements                        F - 34

                                         PETROSEARCH ENERGY CORPORATION
                                           CONSOLIDATED BALANCE SHEETS
                                      MARCH 31, 2006 AND DECEMBER 31, 2005

     ASSETS                                                                          MARCH 31,     DECEMBER 31,
     -----                                                                          ----------     ------------
                                                                                        2006           2005
                                                                                        ----           ----
                                                                                     (UNAUDITED)    (SEE NOTE)
                                                                                     -----------    ----------
Current assets:
  Cash                                                                              $ 1,960,093   $   4,052,844
  Accounts receivable:
    Joint owners, net of allowance of $83,073                                         1,164,932       1,344,344
    Oil and gas production sales                                                         60,335           9,345
  Prepaid expenses                                                                      548,099         517,482
                                                                                    ----------------------------

      Total current assets                                                            3,733,459       5,924,015
                                                                                    ----------------------------

Property and equipment:
Oil and gas properties, full cost method of accounting:
    Properties subject to amortization                                               12,494,824      11,849,520
    Properties not subject to amortization                                            6,617,580       3,513,597
    Other property and equipment                                                        147,047         147,047
                                                                                    ----------------------------

      Total property and equipment                                                   19,259,451      15,510,164

  Less accumulated depreciation, depletion and amortization                          (2,003,380)     (1,966,000)
                                                                                    ----------------------------

    Property and equipment, net                                                      17,256,071      13,544,164

Prepaid oil and gas costs                                                               241,189          81,603

Other assets                                                                             12,731          66,462
                                                                                    ----------------------------

      Total assets                                                                  $21,243,450   $  19,616,244
                                                                                    ============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Current portion of long-term debt                                                 $ 1,264,204   $     908,168
  Accounts payable                                                                      710,694         561,546
  Accrued liabilities                                                                   373,012         750,036
                                                                                    ----------------------------

    Total current liabilities                                                         2,347,910       2,219,750
                                                                                    ----------------------------
Long-term debt, net of current portion                                                2,190,056       2,537,251
Other long-term obligations                                                             669,229         670,456
                                                                                    ----------------------------
      Total liabilities                                                               5,207,195       5,427,457

Stockholders' equity:
  Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
    Series A  8% convertible preferred stock, 1,000,000 shares authorized; 483,416 shares issued and outstanding at March 31, 2006 and December 31, 2005,
    respectively                                                                        483,416         483,416
    Series B convertible preferred stock, 100,000 shares authorized;                     43,000          43,000
    43,000 shares issued and outstanding
  Common stock, par value $0.001 per share, 100,000,000 shares                           31,068          28,497
  Authorized; 31,068,300 and 28,497,761 shares issued and outstanding at March
  31, 2006 and December 31, 2005, respectively.
  Additional paid-in capital                                                         21,324,355      18,089,828
  Unissued common stock                                                                       -         545,000
  Accumulated deficit                                                                (5,845,584)     (5,000,954)
                                                                                    ----------------------------

      Total stockholders' equity                                                     16,036,255      14,188,787
                                                                                    ----------------------------

      Total liabilities and stockholders' equity                                    $21,243,450   $  19,616,244
                                                                                    ============  ==============

Note:  The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                                  See accompanying notes to unaudited condensed
                                        consolidated financial statements

                         PETROSEARCH ENERGY CORPORATION
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005


                                                  2006          2005
                                              ------------  ------------
Oil and gas production revenues               $   121,914   $   654,164
                                              --------------------------

Operating costs and expenses:
  Lease operating and production taxes            161,690       177,060
  Depreciation, depletion and amortization         37,381       334,459
  General and administrative                      722,548       638,080
                                              --------------------------

    Total costs and expenses                      921,619     1,149,599
                                              --------------------------

Operating loss                                   (799,705)     (495,435)
                                              --------------------------

Other income (expense):
  Interest income                                  19,592           416
  Interest expense                                (64,517)      (49,303)
                                              --------------------------

    Total other income (expense)                  (44,925)      (48,887)

      Net loss                                $  (844,630)  $  (544,322)
                                              ============  ============

Basic and diluted net loss per common share   $     (0.03)  $     (0.03)
                                              ============  ============

Weighted average common shares                 29,327,487    18,144,067
                                              ============  ============

                  See accompanying notes to unaudited condensed
                        consolidated financial statements

                                                  PETROSEARCH ENERGY CORPORATION
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                            FOR THE THREE MONTHS ENDED MARCH 31, 2006

                                              SERIES A          SERIES B
                                          -----------------  ---------------                                             TOTAL
                         COMMON STOCK      PREFERRED STOCK   PREFERRED STOCK   ADDITIONAL    UNISSUED      ACCUM-        STOCK
                     -------------------  -----------------  ---------------    PAID-IN       COMMON       ULATED       HOLDERS
                       SHARES    AMOUNT   SHARES    AMOUNT   SHARES  AMOUNT     CAPITAL       STOCK       DEFICIT        EQUITY
                     ----------  -------  -------  --------  ------  -------  ------------  ----------  ------------  ------------

Balance at
December 31,         28,497,761  $28,497  483,416  $483,416  43,000  $43,000  $18,089,828   $ 545,000   $(5,000,954)  $14,188,787
2005

Common Stock
issued for cash       1,928,576    1,929                                        2,698,078                               2,700,007

Common stock
issued  for oil and     500,000      500                                          544,500    (545,000)                        -0-
gas properties

Common Stock
issued - exercise       141,963      142                                          138,982                                 139,124
of warrants

Offering costs
related to private                                                               (147,033)                               (147,033)
placement

Net loss                                                                                                   (844,630)     (844,630)
                     ----------  -------  -------  --------  ------  -------  ------------  ----------  ------------  ------------

Balance at March
31, 2006             31,068,300  $31,068  483,416  $483,418  43,000  $43,000  $21,324,355   $       0   $(5,845,584)  $16,036,255
                     ==========  =======  =======  ========  ======  =======  ============  ==========  ============  ============

                                    PETROSEARCH ENERGY CORPORATION
                                 CONSOLIDATED STATEMENT OF CASH FLOWS
                          FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005



                                                                                 2006         2005
                                                                             ------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS                                                                     $  (844,630)  $ (544,322)
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
  Depletion, depreciation and amortization expense                                37,380      334,459
  Amortization of deferred compensation                                                -       18,750
  Amortization of deferred rent                                                   (1,227)           -
  Amortization of debt discount and financing costs                                8,841            -
CHANGES IN OPERATING ASSETS AND LIABILITIES:
  Accounts receivable                                                            128,422     (229,266)
  Amortization of financing costs                                                 10,722            -
  Prepaid expenses and other assets                                               12,392     (360,740)
  Accounts payable and accrued liabilities                                       (32,617)     (91,993)
                                                                             -------------------------

NET CASH USED IN OPERATING ACTIVITIES                                           (680,717)    (873,112)
                                                                             -------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, including purchases and development of properties     (3,749,286)    (184,616)
  Prepayments for oil and gas properties, net                                   (159,586)           -
  Payments of accounts payable for property                                     (195,259)           -
                                                                             -------------------------

NET CASH USED IN INVESTING ACTIVITIES                                         (4,104,131)    (184,616)
                                                                             -------------------------

Cash flows from financing activities:
  Proceeds from the sale of common stock                                       2,692,097      620,812
  Proceeds from notes payable                                                               1,250,000
  Repayment of notes payable                                                                 (830,000)
                                                                             -------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                      2,692,097    1,040,812
                                                                             -------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          (2,092,751)     (16,916)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                               4,052,844    1,100,568
                                                                             ============  ===========

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                   $ 1,960,093   $1,083,652
                                                                             ============  ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid                                                              $    90,695   $   24,885
                                                                             ============  ===========

  Income taxes paid                                                          $         -   $        -
                                                                             ============  ===========

            See accompanying notes to unaudited condensed consolidated financial statements

                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   INTERIM  FINANCIAL  STATEMENTS
     ------------------------------

     The accompanying un-audited interim financial statements have been prepared without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto of Petrosearch Energy Corporation (the "Company") for the year ended December 31, 2005. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.

2.   INCOME  TAXES
     -------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

     The difference between the 34% federal statutory income tax rate and amounts shown in the accompanying interim financial statements is primarily attributable to the utilization of net operating loss carry-forwards and a valuation allowance recorded against net deferred tax assets.

3.   CAPITAL  RAISE
     --------------

     On February 8, 2006, Petrosearch Energy Corporation completed a private placement of equity securities solely to accredited investors for total proceeds of $2,700,000 (the "Offering"). Pursuant to the Offering, the Company issued 1,928,572 shares of the Company's common stock at a price of $1.40 per share and 964,286 three year warrants to purchase shares of the Company's common stock with an exercise price of $2.00 per share to the accredited investors. On February 3, 2006, the Company engaged a placement agent to handle the Offering. At the time of closing, the Company paid a placement fee of 5% of the gross proceeds of the Offering. Additionally, at the time of closing, the placement agent received 96,429 warrants to purchase shares of the Company's common stock equal to 5% of the number of shares of common stock issued to the accredited investors at the time of closing of the Offering. The warrants issued to the placement agent are exercisable for three years and have an exercise price of $2.00 per share. The shares of common stock and the shares of common stock underlying the warrants have piggyback registration rights. The Company intends to use the proceeds of the Offering for working capital and general corporate purposes.

4.   PURCHASE  OF  INTERESTS  IN  OIL  AND  GAS  PROPERTIES
     ------------------------------------------------------

     BARNETT  SHALE,  5  COUNTIES,  TEXAS

     On May 9, 2006, the Company entered into a Heads of Agreement ("ExxonMobil/Harding Agreement") with Exxon Mobil Corporation, Harding Company, Eagle Oil & Gas Co., PS Gas Partners, LLC, and Gas Partners, L.P. The ExxonMobil/Harding Agreement addresses the economic terms of the project, provides the alternative structure under which the new integrated venture in the Barnett Shale Project will operate, and provides the structure within which the parties will negotiate definitive agreements. Formation of the new integrated venture is conditioned upon execution of definitive agreements. The ExxonMobil/Harding Agreement also extends for 60 days Exxon Mobil Corporation's preferential purchase rights and preserves all Petrosearch's legal rights under the Amended and Restated Program Agreement.

     The First Amended and Restated Program Agreement followed a June 29, 2005 Lease Acquisition and Development Agreement between Exxon Mobil Corporation and Harding Company and a Memorandum of Understanding Regarding Gas Evacuation from ExxonMobil and Harding Barnett Shale E&P Venture covering the project (the "ExxonMobil/Harding Agreements").

     At the time of the execution of the First Amended and Restated Program Agreement, Harding had not obtained from ExxonMobil consent to transfer and a waiver of Exxon/Mobil's a preferential purchase right set forth in the ExxonMobil/Harding agreement. At the time of the Company's execution of and initial funding under the First Amended and Restated Program Agreement, the Company did not have a direct contractual relationship with ExxonMobil. The Company believed that all conditions necessary to assign and convey the working interest from Harding had been met. The Company subsequently learned that ExxonMobil had not waived the contingencies and that ExxonMobil desired to explore possible alternative ownership structures beneficial to all concerned before making a determination with respect to the preferential right to purchase.

     In the event that the parties cannot formulate the Definitive project agreements before 60 days from May 9, 2006, Exxon Mobil could exercise its preferential purchase right which, if exercised, would prevent the Company's participation in the project. In the event of such a loss of this opportunity to participate in the project, the Company's legal rights are not prejudiced by the Heads of Agreement and the Company would then expect to pursue all potential remedies available to us relating to the factual circumstances surrounding these agreements.

     We also signed a letter agreement ("Letter Agreement") on May 7, 2006 with Harding Company that defines the terms of participation and interest between Harding Company and Petrosearch in the formation of a new venture entity. The terms of the Letter Agreement are subject to the completion of the definitive agreements as outlined in the ExxonMobil/Harding Agreement.

     QUINDUNO  FIELD,  ROBERTS  COUNTY,  TEXAS

     On November 15, 2005, the Company closed on an agreement to purchase a 100% working interest in 1780 acres of leases in the Quinduno Field located in Roberts County, Texas from Quinduno Energy, L.L.C. The agreement provided for the payment of the purchase price of $2,000,000 cash and 3,000,000 shares of unregistered common shares of the Company to occur in three phases as the project progresses. Should the project not proceed past the first phase, Petrosearch's maximum obligation would be $750,000 in cash and 1,000,000 unregistered common shares plus the cost of capital expenditures for the first phase which are estimated to be $2,900,000. The project is in the first phase of the water flood. Upon completion of the entire project, the seller will back in for a 10% working interest after Petrosearch has been repaid all capital expenditure costs plus $9.5 million.

     LODGEPOLE  REEF,  STARK  COUNTY,  NORTH  DAKOTA

     Effective September 28, 2005, the Company purchased a 21.25% working interest in the Gruman #18-1 Well and Gruman Leases for $637,500 increasing the Company's working interest in the properties to 85%.

5.   AMENDED  AND  RESTATED  REVOLVING  CREDIT  AGREEMENT
     ----------------------------------------------------

     On September 29, 2005, the Company entered into an amended and restated revolving credit agreement to borrow up to $10,000,000 over a two-year period to October 1, 2007, from a private, non-public entity. The note matures on April 1, 2008. As of March 31, 2006, the balance outstanding under the line of credit agreement was $3,525,000, $1,264,204 of which is due in the next twelve months.

6.   STOCK  WARRANTS
     ---------------

     In the past, the Company has periodically issued incentive stock warrants to officers, executives, directors, and consultants to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such warrants has been approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant.

     In  December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS
     123. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as stock-based compensation expense in the Company's Consolidated Statements of Operations based on their fair values. Proforma disclosure is no longer an alternative, as was permitted by SFAS 123. Until the adoption of the provisions of SFAS 123(R) on January 1, 2006, the Company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options and warrants because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", required use of option valuation models that were not developed for use in valuing employee stock options or warrants. Under APB 25, if the exercise price of the Company's employee stock options is greater than or equal to the market price of the underlying stock on the date of grant, no compensation expense was recognized.

     Currently, the Company has no plans to issue stock warrants to any parties other than in financing arrangements with third parties. Consequently, based on current plans, the adoption of SFAS 123(R)'s fair value method will not have a significant impact on the Company's future results of operations or financial position. The adoption of SFAS 123(R) will not result in any compensation charges in 2006 related to options outstanding at December 31, 2005, because all employee stock options were vested as of December 31, 2005. There was no compensation expense related to warrants during the three month periods ended March 31, 2006 and 2005.

     Although it is no longer required, due to the adoption of SFAS 123(R), proforma information regarding net income and earnings per share was required by Statement 123 and 148 (included for purposes of 2005 proforma comparison), and has been determined as if the Company had accounted for its employee stock warrants under the fair value method of these Statements. For warrants granted to employees or directors during the three months ended March 31, 2006 and 2005, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

                          MARCH              MARCH
                          31, 2006           31, 2005
                          -----------------  --------------
     Dividend yield                  - 0 -           - 0 -

     Expected volatility                70%           180 %

     Risk free interest               3.00%           2.25%

     Expected lives            2 - 4 years         3 years

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock warrants.

     For purposes of proforma disclosures, the estimated fair value of the warrants is included in expense over the vesting period or expected life of the warrant.

                                                    THREE  MONTHS  ENDED
                                                    MARCH  31,

                                                            2005
                                                    --------------------
     Net income (loss), as reported                 $          (544,322)
     Less stock-based compensation calculated in
     accordance with SFAS 123                                  (540,000)
                                                    --------------------

     Proforma net loss                                       (1,084,322)
                                                    ====================
     Basic and fully diluted net income (loss) per
     common share, as reported                      $             (0.03)
                                                    ====================
     Basic and fully diluted proforma net loss per
     common share                                   $             (0.06)
                                                    ====================

     A summary of the Company's warrant activity and related information for the three months ended March 31, 2006 follows:

                                                                        WEIGHTED
                                    NUMBER OF                            AVERAGE
                                  SHARES UNDER         EXERCISE         EXERCISE
                                     WARRANT             PRICE            PRICE
                                  -------------       -----------       ---------
     Balance outstanding at
       December 31, 2005             8,495,045        $0.98-$9.75       $    3.57

       Issued                        1,060,715        $      2.00       $    2.00
       Exercised                      (142,462)       $      0.98       $    0.98
                                  -------------

     Balance outstanding at
       March 31, 2006                9,413,298        $0.98-$9.75       $    3.43
                                  =============

     A  summary  of  outstanding stock warrants at March 31, 2006 is as follows:

                                                               WEIGHTED
      NUMBER OF                      REMAINING                  AVERAGE
     COMMON STOCK                    CONTRACTED    EXERCISE    EXERCISE
     EQUIVALENTS   EXPIRATION DATE  LIFE (YEARS)     PRICE       PRICE
     ------------  ---------------  ------------  -----------  ---------

          488,312      August 2006           .42  $      0.98  $    0.98
           92,308    November 2008          2.67  $      0.98  $    0.98
          615,385   September 2006           .44  $      1.63  $    1.63
           76,923    November 2008          2.67  $      1.63  $    1.63
        1,076,923    November 2006           .67  $      9.75  $    9.75
          211,538    February 2007          1.92  $      9.75  $    9.75
           30,769       March 2007          1.00  $      9.75  $    9.75
          300,000       April 2007          1.09  $      9.75  $    9.75
          161,538         May 2007          1.17  $6.50-$9.75  $    7.27
           76,923        July 2007          1.25  $5.20-$6.50  $    6.24
          269,231   September 2007          1.42  $4.88-$5.20  $    5.15
          100,000    November 2007          1.67  $      2.00  $    2.00
           20,000      August 2008          2.37  $      1.95  $    1.95
        4,832,733    November 2008          2.67  $      1.95  $    1.93
        1,060,715    February 2009          3.91  $      2.00  $    2.00
     ------------

        9,413,298
     ============

7.   RELATED  PARTY  TRANSACTIONS
     ----------------------------

     During the three months ended March 31, 2006 there were no related party transactions.

8.   NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
     -----------------------------------------------

     During the three months ended March 31, 2006 and 2005, the Company engaged in non-cash financing and investing activities as follows:

                                                        2006      2005
                                                      --------  --------
     Reduction of prepaid services for development
       of oil and gas properties                      $      -  $  4,476
                                                      ========  ========

     Increase in accounts payable for property costs  $      -  $956,895
                                                      ========  ========

     Purchase of property for stock                   $545,000  $      -
                                                      ========  ========

9.   EARNINGS  PER  SHARE
     --------------------

     The Company has adopted SFAS No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

     Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the three months ended March 31, 2006 and 2005:

                                                    2006            2005
                                               --------------  --------------
     Net loss                                  $    (844,630)  $    (544,322)
     Less:  Preferred stock dividends                 (9,668)         (9,668)
                                               ------------------------------

     Net loss available to common
       stockholders (numerator)                $    (854,298)  $    (553,990)
                                               ==============  ==============

     Weighted average shares of common stock
       (denominator)                              29,327,487      18,144,067
                                               ==============  ==============

     Basic and diluted net loss per share      $       (0.03)  $       (0.03)
                                               ==============  ==============

10.  SUBSEQUENT  EVENTS
     ------------------

     On April 7, 2006 the Company drew down $1,800,000 from its revolving credit facility. Proceeds of the credit line are to be used to finance activity related to the designated eight prospects including costs associated with acquisitions of oil and gas leases, oil and gas drilling, reworking, production, transportation, marketing and plugging activities under the leases, and all lender charges and fees. Advances under the amended and restated revolving credit agreement bear interest at a rate of the Wall Street Journal Prime Rate plus three percent (3%) per year. Each advance of principal under the amended facility is treated as a separate loan and is repayable in six (6) interest only installments followed by up to twenty four (24) principal and interest installments based upon a 30-month amortization. The principal balance outstanding on the credit facility as of May 9, 2006 is $5,207,500.

     On May 5, 2006 the Company sold its 1,500,000 shares of Texcomm Stock for a total of $1,000,000. The Company acquired the shares in November 2003 pursuant to a merger and a sale of a subsidiary.

     On May 9, 2006, the Company entered into a Heads of Agreement ("ExxonMobil/Harding Agreement") with Exxon Mobil Corporation, Harding Company, Eagle Oil & Gas Co., PS Gas Partners, LLC, and Gas Partners, L.P. The ExxonMobil/Harding Agreement addresses the economic terms of the project, provides the alternative structure under which the new integrated venture in the Barnett Shale Project will operate, and provides the structure within which the parties will negotiate definitive agreements. Formation of the new integrated venture is conditioned upon execution of definitive agreements. The ExxonMobil/Harding Agreement also extends for 60 days Exxon Mobil Corporation's preferential purchase rights and preserves all Petrosearch's legal rights under the Amended and Restated Program Agreement.

     We signed a letter agreement ("Letter Agreement") on May 7, 2006 with Harding Company that defines the terms of participation and interest between Harding Company and Petrosearch in the formation of a new venture entity. The terms of the Letter Agreement are subject to the completion of the definitive agreements as outlined in the ExxonMobil/Harding Agreement.